    As filed with the Securities and Exchange Commission on August 8, 1995.
                                                      Registration No. 33-______

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-4

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------


                              GENZYME CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

      MASSACHUSETTS                                          2834                                  06-1047163
(State or Other Jurisdiction of                 (Primary Standard Industrial                    (I.R.S. Employer
 Incorporation or Organization)                     Classification Code)                       Identification No.)

                              One Kendall Square
                        Cambridge, Massachusetts 02139
                                (617) 252-7500
  (Address,Including ZIP Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               HENRI A. TERMEER
                              GENZYME CORPORATION
                              One Kendall Square
                        Cambridge, Massachusetts 02139
                                (617) 252-7500
           (Name, Address, Including ZIP Code and Telephone Number,
                  Including Area Code, of Agent for Service)

                                with a copy to:
                           Maureen P. Manning, Esq.
                                Palmer & Dodge
                               One Beacon Street
                          Boston, Massachusetts 02108
                                (617) 573-0100

       Approximate date of commencement of proposed sale to the public:

As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger described in the enclosed Prospectus and Proxy Statement have been satisfied or waived.

                            ----------------------
                         (continued on following page)

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                           Proposed
    Title of Each                                      Proposed            Maximum                Amount of
  Class of Securities             Amount to          Maximum Offering  Aggregate Offering       Registration
   to be Registered            be Registered (1)     Price Per Share        Price                    Fee
=============================================================================================================
   General Division
   Common Stock,                406,560 shares          $50.25(2)       $20,429,671(2)          $3,064.89(3)
   $0.01 par value
=============================================================================================================

(1)    Based upon the Registrant's estimate of the maximum number of shares that may be issued in the Merger described herein.

(2)    Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended. Pursuant to Rule 457(f), the maximum aggregate offering price is based upon the market value of the shares of IG Laboratories, Inc. common stock to be exchanged in the
       Merger, computed in accordance with Rule 457(c) as the average of the high and low sales prices for
       August 4, 1995, as reported by the Nasdaq National Market System.

(3)    As offset by $3,979.87 pursuant to Exchange Act Rule 0-11(a)(2). Such amount was paid previously with the filing of a Schedule 14A by IG Laboratories, Inc. on June 20, 1995 (File No. 0-18439).



        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

                              GENZYME CORPORATION

        Cross-reference Sheet Pursuant to Rule 404(a) of Regulation C and Item
501(b) of Regulation S-K Showing the Location in the Prospectus/Proxy Statement of the Information Required by Part I of Form S-4.

                                                                     LOCATION OR HEADING IN
              ITEM OF S-4                                          PROSPECTUS/PROXY STATEMENT
              -----------                                          --------------------------
A.  INFORMATION ABOUT THE TRANSACTION
1.  Forepart of Registration Statement and Outside
    Front Cover Page of Prospectus  . . . . . . . . .           Forepart of Registration Statement;
                                                                Outside Front Cover Page of
                                                                Prospectus/Proxy Statement

2.  Inside Front and Outside Back Cover Pages of
    Prospectus  . . . . . . . . . . . . . . . . . . .           Inside Front Cover Page of Prospectus/
                                                                Proxy Statement; Table of Contents;
                                                                Available Information; Incorporation of
                                                                Certain Documents by Reference

3.  Risk Factors, Ratio of Earnings to Fixed
    Charges and Other Information . . . . . . . . . .           Prospectus/Proxy Statement Summary; Risk
                                                                Factors; The Merger

4.  Terms of the Transaction  . . . . . . . . . . . .           Incorporation of Certain Documents by
                                                                Reference; Prospectus/Proxy Statement
                                                                Summary; The Merger; Certain Federal
                                                                Income Tax Consequences; Comparison of
                                                                Rights of Holders of Genzyme General
                                                                Division Stock and IG Common Stock;
                                                                Management and Accounting Policies
                                                                Governing the Relationship of Genzyme
                                                                Divisions

5.  Pro Forma Financial Information . . . . . . . . .                          *

6.  Material Contacts with the Company Being
    Acquired  . . . . . . . . . . . . . . . . . . . .           Related Party Arrangements

7.  Additional Information Required for Reoffering
    by Persons and Parties Deemed to be
    Underwriters  . . . . . . . . . . . . . . . . . .                          *

8.  Interests of Named Experts and Counsel  . . . . .           Legal Opinions

9.  Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities. .                          *

----------------------
* Not applicable or the answer is negative.

                                                                     LOCATION OR HEADING IN
              ITEM OF S-4                                          PROSPECTUS/PROXY STATEMENT
              -----------                                          --------------------------
 B. INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to S-3 Registrants . . . . .       Incorporation of Certain Documents by
                                                                Reference; Prospectus/Proxy Statement
                                                                Summary; Description of Genzyme; Recent
                                                                Developments; Related Party Arrangements

11. Incorporation of Certain Information by Reference . .       Incorporation of Certain Documents by
                                                                Reference

12. Information with Respect to S-2 or S-3 Registrants. .                       *

13. Incorporation of Certain Information by Reference . .                       *

14. Information with Respect to Registrants Other Than
    S-2 or S-3 Registrants  . . . . . . . . . . . . . . .                       *

 C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to S-3 Companies . . . . . .                       *

16. Information with Respect to S-2 or S-3 Companies. . .       Incorporation of Certain Documents by
                                                                Reference; Prospectus/Proxy Statement
                                                                Summary; Description of IG; Recent
                                                                Developments
17. Information with Respect to Companies Other Than S-3
    or S-2 Companies  . . . . . . . . . . . . . . . . . .                       *


 D. VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or Authorizations
    are to be Solicited . . . . . . . . . . . . . . . . .       Outside Front Cover Page of Prospectus/
                                                                Proxy Statement; Incorporation of Certain
                                                                Documents by Reference; Prospectus/ Proxy
                                                                Statement Summary; The Special Meeting;
                                                                Related Party Arrangements; The Merger;
                                                                Description of Genzyme; Description of IG;
                                                                Genzyme Share Ownership; IG Share
                                                                Ownership; Compensation of Genzyme's
                                                                Executive Officers; Related Party
                                                                Arrangements

19. Information if Proxies, Consents or Authorizations
    are not to be Solicited, or in an Exchange Offer . .                        *


----------------------
* Not applicable or the answer is negative

                             IG LABORATORIES, INC.
                              FIVE MOUNTAIN ROAD
                       FRAMINGHAM, MASSACHUSETTS  01701

                                                                August ___, 1995



Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of IG Laboratories, Inc. to be held at _____ a./p.m. on September ___, 1995 at the offices of IG at the address set forth above.

        At this meeting, you will be asked to adopt the Agreement and Plan of Merger dated as of June 10, 1995 (the "Merger Agreement"), which provides for the merger of IG with and into Genzyme Corporation. Genzyme currently owns approximately 69% of the outstanding common stock of IG. If the merger is consummated, IG will become a business unit within Genzyme's General Division and IG stockholders will receive shares of Genzyme General Division Common Stock in exchange for their IG shares. Information about Genzyme and IG and details about the proposed merger are included in the attached Prospectus/Proxy Statement.

        A special committee of independent directors of IG carefully reviewed and considered the terms and conditions of the merger and, believing that the merger is in the best interests of IG stockholders, unanimously recommended to the IG Board of Directors that the Merger Agreement be approved. In arriving at its decision, the special committee considered a number of factors, including an opinion from its financial advisor, Alex. Brown & Sons Incorporated, that the consideration to be received in the merger by IG stockholders other than Genzyme is fair from a financial point of view. See "The Merger - Fairness Opinion" in the attached Prospectus/Proxy Statement.

        In light of the recommendation of the special committee, the Board of Directors has unanimously approved the Merger Agreement. The Board recommends that you vote FOR its adoption. In considering this recommendation, you should review carefully all the information contained in the attached Prospectus/Proxy Statement.

        YOUR VOTE IS EXTREMELY IMPORTANT. Although Genzyme holds a sufficient number of shares of IG common stock to assure approval of the Merger Agreement under Delaware law, the merger will not be consummated unless the Merger Agreement is approved by a majority of the votes cast at the special meeting by IG stockholders other than Genzyme. Genzyme has agreed to vote its shares of IG common stock in the same proportion as the votes cast by the other IG stockholders. Accordingly, Genzyme's vote will not affect the outcome of the voting at the special meeting.

        We appreciate the loyalty and support our stockholders have demonstrated over the years. We hope that you will continue this support by voting FOR the proposal now. It is important that your shares be represented and voted at the special meeting regardless of the size of your holdings. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

                                           Sincerely,


                                           Elliott D. Hillback, Jr.
                                           President and Chief Executive Officer

                             IG LABORATORIES, INC.
                              FIVE MOUNTAIN ROAD
                        FRAMINGHAM, MASSACHUSETTS 01701
                                (508) 872-8400

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER ___, 1995


        A special meeting of stockholders of IG Laboratories, Inc. ("IG"), will be held on September ___, 1995, at ______ a./p.m., at the offices of IG, Five Mountain Road, Framingham, Massachusetts, for the following purposes:

(1) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of June 10, 1995 (the "Merger Agreement") between Genzyme Corporation and IG; and

(2) To transact such other business as may properly come before the special meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on August 4, 1995 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting and any adjournment thereof; only stockholders of record at the close of business on that date will be entitled to attend the special meeting and vote.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Peter Wirth
                                              Secretary


August ___, 1995

                               TABLE OF CONTENTS
                                                                                                 Page
                                                                                                 ----
PROSPECTUS AND PROXY STATEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . .    6

PROSPECTUS/PROXY STATEMENT SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    The Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Genzyme  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         IG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    The Special Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Conversion of IG Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Conditions of Merger; Termination  . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Management of IG's Business after Merger . . . . . . . . . . . . . . . . . . . . . . .   11
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . .   11
         Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Differences in Rights of Holders of Stock  . . . . . . . . . . . . . . . . . . . . . .   11
         Recommendation of the Special Committee of the Board of Directors of IG  . . . . . . .   12
         Market Value of Genzyme General Division Stock and IG Common Stock . . . . . . . . . .   12
    Genzyme Selected Financial Data   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    Genzyme General Division Selected Financial Data  . . . . . . . . . . . . . . . . . . . . .   15
    IG Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    Comparative Per Share Financial Information   . . . . . . . . . . . . . . . . . . . . . . .   18

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Conversion of IG Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Treatment of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Treatment of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         IG's Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Genzyme's Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Merger and Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Resales of Genzyme General Division Stock  . . . . . . . . . . . . . . . . . . . . . .   35
         Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . .   35
         Conditions of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

         Waiver and Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Management of IG's Business after Merger . . . . . . . . . . . . . . . . . . . . . . .   37

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

DESCRIPTION OF GENZYME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

DESCRIPTION OF IG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

RECENT DEVELOPMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

GENZYME SHARE OWNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

IG SHARE OWNERSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

COMPENSATION OF GENZYME'S EXECUTIVE OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . .   46
    Summary Compensation Table  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
    Executive Employment Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    Executive Severance Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    Compensation Committee Interlocks and Insider Participation   . . . . . . . . . . . . . . .   49

RELATED PARTY ARRANGEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

COMPARISON OF RIGHTS OF HOLDERS OF GENZYME GENERAL DIVISION STOCK
    AND IG COMMON STOCK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Dividend Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Exchange of Genzyme TR Division Stock  . . . . . . . . . . . . . . . . . . . . . . . .   52
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         TR Designated Shares and General Designated Shares . . . . . . . . . . . . . . . . . .   54
         Meetings of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Inspection Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Action by Consent of Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Cumulative Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Dividends and Repurchases of Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Classification of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . .   57
         Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Vacancies on the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Exculpation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Indemnification of Directors, Officers and Others  . . . . . . . . . . . . . . . . . .   57
         Interested Director Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Sale, Lease or Exchange of Assets and Mergers  . . . . . . . . . . . . . . . . . . . .   58
         Amendments to Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         "Anti-Takeover" Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

MANAGEMENT AND ACCOUNTING POLICIES GOVERNING
    THE RELATIONSHIP OF GENZYME DIVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . .   60

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63



FINANCIAL ADVISORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

SOLICITATION COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

EXHIBIT A -      Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
EXHIBIT B -      Opinion of Alex. Brown & Sons Incorporated on the Fairness
                 of the Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . .  B-1



                                           PROSPECTUS AND PROXY STATEMENT
            IG LABORATORIES,INC.                                                   GENZYME CORPORATION
             FIVE MOUNTAIN ROAD                                                     ONE KENDALL SQUARE
      FRAMINGHAM, MASSACHUSETTS  01701                                        CAMBRIDGE, MASSACHUSETTS 02139
               (508) 872-8400                                                         (617) 252-7500
              PROXY STATEMENT                                                           PROSPECTUS
    FOR SPECIAL MEETING OF STOCKHOLDERS                                             GENERAL DIVISION
     TO BE HELD ON SEPTEMBER ___, 1995                                        COMMON STOCK, $0.01 PAR VALUE

        This Prospectus and Proxy Statement (the "Prospectus/Proxy Statement") relates to the proposed merger of IG Laboratories, Inc. ("IG"), a Delaware corporation, into Genzyme Corporation ("Genzyme"), a Massachusetts corporation, pursuant to the terms of an Agreement and Plan of Merger dated as of June 10, 1995 (the "Merger Agreement"). It is being furnished to stockholders of IG in connection with the solicitation of proxies by the Board of Directors of IG for the special meeting of stockholders of IG to be held on September ___, 1995 at ___ a./p.m., at the offices of IG and any adjournments or postponements thereof (the "Special Meeting"). Only IG stockholders of record at the close of business on August 4, 1995 (the "Record Date") will be entitled to vote at the Special Meeting.

        At the Special Meeting, IG will present a proposal to adopt the Merger Agreement. If the Merger Agreement is adopted and the other conditions set forth in the Merger Agreement are satisfied, IG will be merged with and into Genzyme (the "Merger"), with the result that IG will become a business unit within the General Division of Genzyme (the "General Division"). Each outstanding share of the Common Stock, $0.01 par value, of IG ("IG Common Stock") not owned by Genzyme will be exchanged for a fraction of a share of General Division Common Stock, $0.01 par value, of Genzyme ("Genzyme General Division Stock") determined by dividing $7.00 by the average closing price of Genzyme General Division Stock during the ten trading days ending on the second trading day before the closing date of the Merger (the "Closing Price"), and rounding to four decimal places. Assuming the Closing Price is the same as the closing price of Genzyme General Division Stock on the Record Date ($56.00), 406,560 shares of Genzyme General Division Stock will be issued and each share of IG Common Stock will be converted into approximately .125 shares of Genzyme General Division Stock.

        On the Record Date, IG had outstanding 9,574,330 shares of IG Common Stock, which is its only outstanding class of voting stock. Each share of IG Common Stock is entitled to one vote for each matter submitted to a vote at the Special Meeting. A majority in interest of the outstanding IG Common Stock, represented at the Special Meeting in person or by proxy, constitutes a quorum for the transaction of business. As the holder of approximately 69% of IG's outstanding common stock, Genzyme's presence at the Special Meeting will assure a quorum at the meeting. The affirmative vote in favor of adopting the Merger Agreement by a majority of the votes cast at the Special Meeting by IG stockholders other than Genzyme (the "IG Public Stockholders") is a condition to both Genzyme's and IG's obligation to consummate the Merger.

        The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Assistant Secretary of IG a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to approve the proposals set forth in the proxy.

        This Prospectus/Proxy Statement is also the prospectus of Genzyme filed as part of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of Genzyme General Division Stock to be issued pursuant to the Merger Agreement.

        AN INVESTMENT IN GENZYME GENERAL DIVISION STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT IN CONNECTION WITH THE OFFERING AND SOLICITATION MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS/PROXY STATEMENT SHALL CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GENZYME OR IG SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT OR THAT THE INFORMATION IN THIS PROSPECTUS/PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.

        The date of this Prospectus/Proxy Statement is August ___, 1995 and it is first being mailed or delivered to IG stockholders on or about that date.

                             AVAILABLE INFORMATION

        Genzyme and IG are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file periodic reports, proxy statements and other information with the Commission relating to their respective businesses, financial statements and other matters. Reports and proxy and information statements filed pursuant to Sections 14(a) and 14(c) of the Exchange Act and other information filed with the Commission as well as copies of the Registration Statement, of which this Prospectus/Proxy Statement is a part, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

        Genzyme has filed with the Commission a Registration Statement with respect to the securities offered hereby. This Prospectus/Proxy Statement also constitutes the prospectus of Genzyme filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus/Proxy Statement as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed or incorporated by reference as a part thereof, are available for inspection and copying at the Commission's offices as described above. All information herein with respect to IG and its stockholders has been furnished by IG.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents heretofore filed by Genzyme with the Commission (File No. 0-14680) under the Exchange Act are incorporated by reference herein, except as superseded or modified herein:

    (1) Genzyme's annual report on Form 10-K for the year ended December 31, 1994, filed with the Commission on March 31, 1995, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the Commission on June 15, 1995.

    (2) Genzyme's quarterly report on Form 10-Q for the quarter ended March 31, 1995, filed with the Commission on May 15, 1995.

    (3) The description of Genzyme General Division Common Stock contained in its Registration Statement on Form 8-B filed on February 28, 1992, as amended by Form 8-B/A filed on March 31, 1995.

    (4) The description of the Genzyme General Division Common Stock Purchase Rights contained in its Registration Statement on Form 8-A filed on March 23, 1989, as amended by Form 8-A/A filed on November 28, 1994.

    (5) The financial statements appearing at pages III-19 to III-42 of Annex III, pages IV-38 to IV-41 of Annex IV, pages V-37 to V-41 of Annex V and pages VI-2 to VI-6 of Annex VI to the Prospectus/Joint Proxy Statement included in Genzyme's Registration Statement on Form S-4 (File No. 33-83346), which became effective on November 9, 1994.

        All documents filed by Genzyme pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part hereof from the date of filing such documents.

        The following documents heretofore filed by IG with the Commission (File No. 0-18439) under the Exchange Act are incorporated by reference herein, except as superseded or modified herein:

    (1) IG's annual report on Form 10-K for the year ended December 31, 1994, filed with the Commission on March 30, 1995.

    (2) IG's quarterly report on Form 10-Q for the quarter ended March 31, 1995, filed with the Commission on May 15, 1995.

    (3) IG's current report on Form 8-K dated May 18, 1995, filed with the Commission on May 22, 1995.

        Copies of IG's annual report on Form 10-K for the year ended December 31, 1994 and IG's quarterly report on Form 10-Q for the quarter ended March 31, 1995 are also delivered with this Prospectus/Proxy Statement. In addition, all documents filed by IG pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part hereof from the date of filing such documents.

        Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

        THIS PROSPECTUS/PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS FILED BY GENZYME AND IG WITH THE COMMISSION BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE ARE AVAILABLE UPON REQUEST FROM SUSAN COGSWELL AT THE EXECUTIVE OFFICES OF GENZYME, ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139 (TELEPHONE: (617) 252-7526). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER __, 1995.

                      PROSPECTUS/PROXY STATEMENT SUMMARY

        The following is a summary of certain information contained elsewhere in this Prospectus/Proxy Statement. Reference is made to, and this Prospectus/Proxy Statement Summary is qualified in its entirety by, the more detailed information contained in this Prospectus/Proxy Statement and the exhibits attached hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Prospectus/Proxy Statement. Cross-references in this summary are to captions in this Prospectus/Proxy Statement. You are urged to read this Prospectus/Proxy Statement and the other documents attached hereto or delivered herewith in their entirety. The securities described in this Prospectus/Proxy Statement involve a high degree of risk. See "Risk Factors."

                                  THE PARTIES

GENZYME

        Genzyme is a diversified, integrated human health care products company operating in five major business areas: therapeutics, diagnostic services, diagnostic products, and pharmaceuticals and fine chemicals, conducted through the Genzyme General Division; and tissue repair, conducted through the Genzyme Tissue Repair Division. Genzyme's principal executive offices are located at One Kendall Square, Cambridge, Massachusetts 02139. Its telephone number is (617) 252-7500.

IG

        IG provides genetic diagnostic services from its laboratories in Framingham, Massachusetts; Miami, Florida; and Long Beach, California to hospitals, clinical laboratories, physicians and health maintenance organizations located in the United States and internationally. Under a management agreement with Genzyme, IG manages Genzyme's genetic diagnostic services business located in Santa Fe, New Mexico in exchange for a fee. IG also provides identity testing and genetic diagnostic services from its wholly-owned subsidiary, Genetic Design, Inc. ("GDI"), located in Greensboro, North Carolina to state and local government agencies, child welfare agencies, bone marrow registries, attorneys and various courts in the United States and Europe. IG's current businesses are (i) medical genetic diagnostics to enable physicians to screen for and detect major fetal genetic abnormalities, carrier testing and confirmation of diagnosis for a variety of inherited diseases, and
(ii) non-medical genetic diagnostics including paternity testing, bone marrow transplant donor identification and forensic testing. IG's principal executive offices are located at Five Mountain Road, Framingham, Massachusetts 01701. Its telephone number is (508) 872-8400.

                              THE SPECIAL MEETING

        This Prospectus/Proxy Statement and enclosed proxy are being furnished in connection with the solicitation by the Board of Directors of IG of proxies for use at the Special Meeting to be held on September ___, 1995, at ________ a./p.m., at the offices of IG, Five Mountain Road, Framingham, Massachusetts. Only holders of record of IG Common Stock as of the close of business on August 4, 1995 are entitled to notice of and to vote at the Special Meeting. The purpose of the Special Meeting is to consider and vote upon a proposal to adopt the Merger Agreement described herein. Such adoption is a condition to consummation of the Merger.

        Adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of IG Common Stock voted at the Special Meeting by stockholders other than Genzyme. Genzyme has agreed to vote its shares of IG Common Stock in the same proportion as the votes cast by the IG Public Stockholders. Accordingly, Genzyme's vote will not affect the outcome of the voting at the Special Meeting. At the close of business on the Record Date, 9,574,330 shares of IG Common Stock were outstanding, of which 3,060,450 shares were outstanding and not held by Genzyme (the "IG Public Shares"). The executive officers and directors of IG and their affiliates hold shares of IG Common Stock representing approximately 6.9% of the IG Public Shares (excluding shares which such persons have the right to acquire upon the exercise of stock options). The executive officers and directors of Genzyme and their affiliates hold shares of IG Common Stock representing approximately 1.3% of the IG Public Shares (excluding shares which such persons have the right to acquire upon the exercise of stock options). See "IG Share Ownership."

                                  THE MERGER

        As a result of the Merger, shares of IG Common Stock will be converted into shares of Genzyme General Division Stock as described below. Upon consummation of the Merger, IG's separate corporate existence will cease. Genzyme will be the surviving corporation in the Merger (the "Surviving Corporation") and will operate IG as a business unit within the General Division.

        The Merger will become effective as soon as practicable after satisfaction or waiver of all conditions to the Merger and at the time and on the date that appropriate merger documents are duly filed with the Secretary of the Commonwealth of Massachusetts and the Secretary of the State of Delaware or at such later time and date as is specified as the effective time of the Merger therein (the "Effective Time"). See "The Merger - Merger and Effective Time." Assuming all conditions to the Merger are met, or waived where permissible, it is expected that the Effective Time will occur on September __, 1995, or as soon thereafter as practicable.

RISK FACTORS

        As a result of the Merger, IG Public Stockholders will receive in exchange for their shares of IG Common Stock shares of Genzyme General Division Stock, a class of Genzyme common stock that is intended to reflect the value and track the performance of all of Genzyme's businesses other than the Tissue Repair Division. IG stockholders should carefully consider the risks involved in an investment in Genzyme General Division Stock and the risks associated with an investment in a company with two classes of common stock, as compared to the risks associated with holding IG Common Stock or an alternative investment that could be purchased with the proceeds from a sale of IG Common Stock in the public market. See "Risk Factors."

CONVERSION OF IG COMMON STOCK

        As a result of the Merger, at the Effective Time all outstanding shares of IG Common Stock (other than shares held by IG as treasury stock and shares owned beneficially by Genzyme or any of its subsidiaries) will be converted into a fraction of a share of Genzyme General Division Stock determined by dividing $7.00 by the average closing price of Genzyme General Division Stock during the ten trading days ending on the second trading day before the closing date of the Merger and rounding to four decimal places (the "Merger Consideration"). Assuming the Closing Price is the same as the closing price of Genzyme General Division Stock on the Record Date ($56.00), each share of IG Common Stock will be converted into approximately .125 shares of Genzyme General Division Stock. See "The Merger - General", " - Conversion of IG Common Stock", " - Exchange of Certificates" and " -Fractional Shares."

REASONS FOR THE MERGER

IG. The Special Committee believes that the Merger is in the best interests of IG and its stockholders and unanimously recommended to the Board of Directors of IG (the "IG Board") that the Merger Agreement be approved after consideration of a number of factors. The Special Committee believes that the consideration offered in the Merger is the highest price that can be obtained in a transaction with Genzyme and that, in view of Genzyme's determination to retain its controlling ownership interest in IG, IG's opportunities for further growth as an independent entity are limited. The consideration offered by Genzyme represents a substantial premium over the recent trading prices of IG Common Stock prior to announcement of the Merger, although these prices may have been adversely affected by Genzyme's approximately 69% ownership position in IG. Additionally, the Special Committee considered the fact that, were a transaction timed to follow successful testing in the nature of clinical trials of IG's fetal cell separation technology (as explained below), the result might be a greater price per share for IG stock. However, the Special Committee was aware that such testing may not occur until mid-1996 or later, if ever, and that the test results may not warrant further efforts to commercialize the technology.
In making its recommendation, the Special Committee has relied on the analysis of its independent financial advisor, Alex. Brown & Sons Incorporated ("Alex. Brown"). See "The Merger - Background of the Merger, " - IG's Reasons for the Merger" and " - Fairness Opinion."

GENZYME. The Board of Directors of Genzyme (the "Genzyme Board") has determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of Genzyme and, therefore, has unanimously approved the Merger Agreement. In reaching such a determination, the Genzyme Board and Genzyme management reviewed information about IG available to it from IG management and assessed IG's financial condition. After considering this information, the Genzyme Board concluded that the following factors favored adoption of the Merger Agreement and consummation of the Merger: (i) the combination of IG's business and Genzyme's genetic testing business would facilitate future financings and acquisitions, thereby satisfying the continuing need for cash infusion to finance operations and enhancing Genzyme's prospects for an increased market share in the pre-natal genetic testing services market; (ii) Genzyme would be able to file a consolidated federal tax return incorporating the operations of IG and IG's tax-consolidated subsidiaries; (iii) costs would be reduced through more efficient use of shared personnel and the elimination of duplicate public company costs and (iv) certain potential conflicts of interest between Genzyme, IG and their respective stockholders would be eliminated. See "The Merger - Genzyme's Reasons for the Merger."

FAIRNESS OPINION

        Alex. Brown, a nationally recognized investment banking firm, has acted as financial adviser to the Special Committee in connection with the Merger and has delivered to the Special Committee its written opinion that, as of the date hereof, subject to the assumptions and qualifications stated by Alex. Brown therein, the proposed Merger Consideration is fair, from a financial point of view, to the IG Public Stockholders. Such fairness opinion is based on financial forecasts provided by the management of IG as well as current market, economic, financial and other conditions.

        The opinion of Alex. Brown is attached to this Prospectus/Proxy Statement as Exhibit B and stockholders are urged to read the opinion carefully and in its entirety. Alex. Brown will receive a fee for its opinion. See "The Merger - Fairness Opinion."

COVENANTS

        IG and Genzyme have made certain covenants and agreements with each other in the Merger Agreement relating to, among other things, (i) the conduct of IG's business prior to the Merger, (ii) cooperation with respect to the preparation of this Prospectus/Proxy Statement, (iii) compliance with the Exchange Act and (iv) confidentiality and publicity. See "The Merger - Representations, Warranties and Covenants."

CONDITIONS OF MERGER; TERMINATION

        In addition to the adoption of the Merger Agreement by the IG Public Stockholders, the respective obligations of Genzyme and IG to consummate the Merger are subject to certain conditions, including that (i) all representations and warranties contained in the Merger Agreement must be accurate as of the Effective Time; (ii) all covenants and agreements contained in the Merger Agreement shall have been performed or waived prior to the Effective Time; (iii) the parties shall have received the customary legal opinions and other documents described in the Merger Agreement; (iv) Genzyme shall have received letters from certain "affiliates" of IG; (v) there shall have been no material adverse change in the business of IG; (vi) the Registration Statement shall have been declared effective by the Commission and (vii) Genzyme and IG shall have obtained all consents and waivers required in order for both parties to perform the Merger Agreement. See "The Merger - Conditions of Merger."

        The Merger Agreement may be terminated prior to the Effective Time under certain circumstances, including at the election of the Genzyme Board or the Special Committee if, without fault of the terminating party, the Effective Time has not have occurred on or before November 30, 1995, which date may be extended by mutual consent of the Genzyme Board and the Special Committee. See "The Merger - Termination."

EXCHANGE OF CERTIFICATES

        After the Effective Time, stockholders of IG will be entitled to exchange their certificates representing shares of IG Common Stock for certificates representing shares of Genzyme General Division Stock (and for cash in the case of fractional shares). Genzyme has selected American Stock Transfer & Trust Company (the "Exchange Agent") to effect the exchange of stock certificates and payment of cash in lieu of fractional shares. See "The Merger
- Exchange of Certificates."

        Holders of IG Common Stock should not send any IG stock certificates with the enclosed proxy card. Instead, such certificates and securities should be surrendered in accordance with instructions that will be contained in a letter of transmittal that will be mailed to holders of IG Common Stock after the Effective Time. See "The Merger - Exchange of Certificates" and "- Fractional Shares."

MANAGEMENT OF IG'S BUSINESS AFTER MERGER

        The directors and officers of Genzyme immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation immediately after the Effective Time. See "The Merger - Management of IG's Business after Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        It is a condition to the Merger that IG receive an opinion of counsel to Genzyme substantially to the effect that the Merger will constitute a tax-free reorganization for federal income tax purposes, and that no gain or loss will be recognized by IG or its stockholders by reason of the receipt of shares of Genzyme General Division Stock in the Merger (except to the extent of cash received in lieu of a fractional share of Genzyme General Division Stock, if any). IG stockholders are urged to consult their own tax advisors to determine the effect of the Merger on them under federal, state, local and foreign laws and to read the discussion of the federal income tax consequences of the Merger under "Certain Federal Income Tax Consequences."

REGULATORY MATTERS

        Other than the filing of appropriate merger documents with the Secretary of the State of Delaware and the Secretary of the Commonwealth of Massachusetts and routine approvals and actions required under IG's permits and licenses to reflect the change in control of IG, there are no governmental approvals required to effect the Merger. See "The Merger - Regulatory Matters."

RECENT DEVELOPMENTS

        On February 16, 1995 and February 17, 1995, two separate lawsuits were filed by individual stockholders of IG, on their own behalf and as a class action on behalf of all IG stockholders other than the named defendants and their respective affiliates, naming IG, Genzyme and each of the directors of IG as defendants. The complaints allege, among other things, that Genzyme and the directors of IG breached their fiduciary duties to the IG Public Stockholders in connection with a proposal made by Genzyme on February 15, 1995 to acquire the IG Public Shares in which the IG Public Stockholders would receive .12368 shares of Genzyme General Division Stock for each share of IG Common Stock held, resulting in a value of $4.76 per share based on the closing price of Genzyme General Division Stock on February 14, 1995. The proposal that was the subject of these complaints was superseded by the terms of the Merger Agreement. See "Recent Developments."

APPRAISAL RIGHTS

        Under Delaware law and IG's Restated Certificate of Incorporation, IG stockholders will not have appraisal rights in connection with the Merger. See "Comparison of Rights of Holders of Genzyme and IG Common Stock."

ACCOUNTING TREATMENT

        Genzyme will account for the Merger using the purchase method of accounting. See "The Merger - Accounting Treatment."

DIFFERENCES IN RIGHTS OF HOLDERS OF STOCK

        Genzyme is organized under the corporate law of the Commonwealth of Massachusetts. IG is organized under the corporate law of the State of Delaware. There are certain differences in the laws of these two states and in the charter documents and by-laws of Genzyme and IG. See "Comparison of Rights of Holders of Genzyme General Division Stock and IG Common Stock."

RECOMMENDATION OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF IG

        THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF IG UNANIMOUSLY RECOMMENDS THAT IG STOCKHOLDERS VOTE TO ADOPT THE MERGER AGREEMENT.

MARKET VALUE OF GENZYME GENERAL DIVISION STOCK AND IG COMMON STOCK

        The following table compares the market value of Genzyme General
Division Stock and IG Common Stock, respectively, on February 9, 1995, the day prior to the announcement by the Special Committee that it was considering various strategic alternatives, and on May 17, 1995, the last trading day prior to the first public announcement of the proposed Merger, with the value that the IG Public Stockholders will receive in the Merger:

----------------------------------------------------------------------------------------------------------
                                                  FEBRUARY 9, 1995                       MAY 17, 1995
                                                  ----------------                       ------------
  Genzyme General Division Stock                       $39.25                               $39.00
  (Historical)

  IG Common Stock                                       $3.6875                              $4.75
  (Historical)
  IG Common Stock                                       $7.00                                $7.00
  (Per Share Merger Value)
----------------------------------------------------------------------------------------------------------

        Genzyme General Division Stock is listed for trading on the Nasdaq National Market and designated a Nasdaq National Market security.

                        GENZYME SELECTED FINANCIAL DATA
                                 (HISTORICAL)

        The following table represents selected historical income and balance sheet data of Genzyme. The balance sheet data presented below as of December
31, 1990, 1991, 1992, 1993 and 1994 and the income statement data presented below for each of the years in the five-year period ended December 31, 1994 are derived from Genzyme's financial statements, which have been audited by Coopers
& Lybrand, L.L.P., independent public accountants. The financial statements as of December 31, 1993 and 1994 and for each of the years in the three-year period ended December 31, 1994 and the report of Coopers & Lybrand relating thereto are incorporated by reference in this Prospectus/Proxy Statement and the selected financial data presented below are qualified in their entirety by reference thereto. The balance sheet data presented below as of March 31, 1994 and 1995 and income statement data for the three- month periods ended March 31, 1994 and 1995 are derived from Genzyme's unaudited financial statements that are also incorporated herein by reference. In the opinion of management, the unaudited financial statements have been prepared on a basis consistent with the audited financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the three months ended March 31, 1994 or 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year. The data should be read in conjunction with the historical financial statements and notes thereto, and related Management's Discussion and Analysis of Financial Condition and Results of Operations, of Genzyme incorporated by reference in this Prospectus/Proxy Statement. See "Incorporation of Certain Documents by
Reference."  Amounts are in thousands, except for per share amounts.

                                                                                                                 FOR THE THREE
                                                                                                                 MONTHS ENDED
                                                                  FOR THE YEARS ENDED DECEMBER 31,                MARCH  31,
                                                        ----------------------------------------------------   ------------------
                                                          1990       1991       1992       1993       1994      1994       1995
                                                        --------   --------   --------   --------   --------   -------    -------
CONSOLIDATED STATEMENT OF OPERATIONS DATA(1):
Revenues:
    Net product sales.................................. $ 32,057   $ 72,019   $139,568   $183,366   $238,969   $53,475    $69,301
    Net service sales..................................   13,941     21,503     40,400     50,511     49,686    13,928     12,464
    Revenues from research and development contracts:
        Related parties................................   11,389     23,778     35,412     34,162     20,883     5,578      6,326
        Other..........................................    4,162      4,616      3,699      2,332      1,513       301         98
                                                        --------   --------   --------   --------   --------   -------    -------
                                                          61,549    121,916    219,079    270,371    311,051    73,282     88,189
Operating costs and expenses:
    Cost of products sold..............................   18,239     33,164     52,514     64,704     92,513    18,645     26,131
    Cost of services sold..............................    8,439     14,169     27,254     34,558     32,116     8,709      7,951
    Selling, general and administrative................   23,615     39,118     59,704     78,716     85,731    22,456     25,991
    Research and development (including research and
      development related to contracts)................   18,611     27,232     39,675     48,331     55,334    12,928     16,463
    Purchase of in-process research and
      development(2)...................................   20,783      --        51,100     49,000     11,215     --         --
    Goodwill impairment and restructuring costs(4).....    --         --         --        26,517      --        --         --
    Charge for purchase options and financing
      expenses(3)......................................    9,050      --        16,905      --         --        --         --
                                                        --------   --------   --------   --------   --------   -------    -------
                                                          98,737    113,683    247,152    301,826    276,909    62,738     76,536
Operating income (loss)................................  (37,188)     8,233    (28,073)   (31,455)    34,142    10,544     11,653
Other income and (expenses):
    Minority interest in net loss of subsidiaries......      645      2,362      1,678      9,892      1,659       313        365
    Equity in loss of unconsolidated subsidiary........    --         --         --         --        (1,353)    --          (949)
    Charge for impaired investments....................    --         --         --          (700)    (9,431)    --         --
    Settlement of lawsuit..............................    --         --         --         --        (1,980)    --         --
    Investment income..................................    4,752     12,371     21,981     12,209      9,101     3,738      1,765
    Interest expense...................................     (681)    (2,088)    (7,099)    (2,500)    (1,354)     (436)       (47)
    Gain on issuance of stock by IG....................    7,214      --         --         --         --        --         --
    Gain on sale of GENE-TRAK..........................    --         4,065      --         --         --        --         --
                                                        --------   --------   --------   --------   --------   -------    -------
                                                          11,930     16,710     16,560     18,901     (3,358)    3,615      1,134
                                                        --------   --------   --------   --------   --------   -------    -------
Income (loss) before income taxes and extraordinary
  credit...............................................  (25,258)    24,943    (11,513)   (12,554)    30,784    14,159     12,787
Benefit (provision) for income taxes...................     (730)   (12,484)   (18,804)     6,459    (14,481)   (5,097)    (4,731)
                                                        --------   --------   --------   --------   --------   -------    -------
Income (loss) before extraordinary credit..............  (25,988)    12,459    (30,317)    (6,095)    16,303     9,062      8,056
Extraordinary credit resulting from utilization of
  operating loss carryforwards.........................    --         8,387      --         --         --        --         --
                                                        --------   --------   --------   --------   --------   -------    -------
Net Income (loss)...................................... $(25,988)  $ 20,846   $(30,317)  $ (6,095)  $ 16,303   $ 9,062    $ 8,056
                                                        ========   ========   ========   ========   ========   =======    =======

                                                                                                                 FOR THE THREE
                                                                                                               MONTHS ENDED MARCH
                                                                  FOR THE YEARS ENDED DECEMBER 31,                    31,
                                                        ----------------------------------------------------   ------------------
                                                          1990       1991       1992       1993       1994      1994       1995
                                                        --------   --------   --------   --------   --------   -------    -------
COMMON SHARE DATA:
Applicable to the General Division (pro forma):
    Net income (loss) attributable to Genzyme General
      Division Stock................................... $(26,382)  $ 21,057   $(29,809)  $ 18,020   $ 32,054   $ 9,877    $11,998
                                                        ========   ========   ========   ========   ========   =======    =======
    Per common and common equivalent share:
        Income (loss) before extraordinary credit...... $  (1.56)  $   0.53   $  (1.33)  $   0.69   $   1.22   $  0.38    $  0.43
        Extraordinary credit...........................       --       0.36         --         --         --        --         --
                                                        --------   --------   --------   --------   --------   -------    -------
        Net income (loss).............................. $  (1.56)  $   0.89   $  (1.33)  $   0.69   $   1.22   $  0.38    $  0.43
                                                        ========   ========   ========   ========   ========   =======    =======
        Weighted average shares outstanding............   16,910     23,554     22,370     26,250     26,169    26,045     27,945
                                                        ========   ========   ========   ========   ========   =======    =======
Applicable to the Genzyme Tissue Repair Division
  (pro forma):
    Net income (loss) attributable to Genzyme Tissue
      Repair Division Stock............................ $    394   $   (211)  $   (508)  $(24,115)  $(15,751)  $  (815)   $(3,942)
                                                        ========   ========   ========   ========   ========   =======    =======
    Per common share................................... $   0.17   $  (0.08)  $  (0.17)  $  (7.43)  $  (4.40)  $ (0.25)   $ (0.45)
                                                        ========   ========   ========   ========   ========   =======    =======
    Weighted average shares outstanding................    2,282      2,739      3,019      3,245      3,578     3,281      8,751
                                                        ========   ========   ========   ========   ========   =======    =======

                                                                                 AT DECEMBER 31,
                                                             -------------------------------------------------------- AT MARCH 31,
                                                               1990        1991        1992        1993        1994      1995
                                                             --------    --------    --------    --------    -------- ------------
CONSOLIDATED BALANCE SHEET DATA:
    Cash and investments(5)...............................   $ 47,059    $283,473    $248,325    $168,953    $153,460   $112,265
    Working capital.......................................     62,252     147,007     166,324      99,605     103,871    106,859
    Total assets..........................................    129,625     403,643     481,896     542,052     658,408    637,808
    Long-term debt and capital lease obligations excluding
      current portion(6)..................................      5,694     104,609     105,369     144,674     126,729    126,721
    Stockholders' equity(7)...............................    103,300     268,333     322,613     334,072     418,964    439,386


    There were no cash dividends paid.

---------------

(1) In October 1992, Genzyme acquired all the outstanding common shares of Vivigen, Inc. in a transaction accounted for as a pooling of interests. Accordingly, Genzyme's financial data has been restated to include Vivigen for all periods presented.

(2) In 1990, 1992, 1993 and 1994, respectively, Genzyme acquired the outstanding common stock of Integrated Genetics, Inc., the assets and assumed the liabilities of the Ceredase Partnership, all of the rights to four of the Neozyme I development programs and Medix Biotech, Inc., all of the rights to the remaining two Neozyme I development programs and all of the outstanding stock of BioSurface Technology, Inc. In connection with these transactions, all of which were accounted for as purchases, Genzyme charged to operations the following amounts which represented the purchase of in-process research and development: 1990, $20.8 million; 1992, $51.1 million; 1993, $49.0 million and 1994, $11.2 million.

(3) In 1990 and 1992, respectively, Genzyme sponsored formation of Neozyme I and Neozyme II. In connection with these transactions, Genzyme obtained options to acquire all of the equity of each entity under certain circumstances in exchange for the issuance of warrants which, when exercised, entitle the holders to one share of Genzyme General Division Stock and .135 shares of Genzyme Tissue Repair Division Stock ("Genzyme TR Division Stock"). The value assigned to each option ($8.2 million for Neozyme I and $16.9 million for Neozyme II) was charged to operations in the period each option was obtained due to uncertainty as to Genzyme's future exercise of these options.

(4) In December 1993, Genzyme incurred restructuring charges of $2.8 million related to the consolidation of laboratory operations in its diagnostic services business. Also in December 1993, Genzyme wrote off $23.7 million for the value of impaired goodwill associated primarily with IG's acquisition of GDI in 1992.

(5) Cash and investments includes cash, cash equivalents, and short- and long-term investments.

(6) In October 1991, Genzyme issued $100.0 million of its 6 3/4% convertible subordinated notes due October 2001 and received net proceeds of $97.3 million.

(7) In April 1991, Genzyme completed the sale to the public of 4,025,000 shares of Genzyme common stock for net proceeds of $136.4 million. In December 1994, the outstanding shares of Genzyme common stock were redesignated as Genzyme General Division Stock on a share-for-share basis and Genzyme TR Division Stock was distributed on the basis of .135 of one share of Genzyme TR Division Stock for each share of Genzyme's previous common stock held by shareholders of record on October 14, 1994. In December 1994, Genzyme issued 5,000,000 shares of Genzyme TR Division Stock valued at $25.3 million in connection with the acquisition of BioSurface Technology, Inc.

                                           GENZYME GENERAL DIVISION SELECTED FINANCIAL DATA
                                                             (HISTORICAL)

    The following table represents selected historical income and balance sheet data of Genzyme General Division.  The balance sheet data presented below as of December 31, 1990, 1991, 1992, 1993 and 1994 and the income statement data presented below for each of the years in the five-year period ended December 31, 1994 are derived from the General Division's financial statements, which have been audited by Coopers & Lybrand, L.L.P., independent public accountants.  The financial statements as of December 31, 1993 and
1994 and for each of the years in the three-year period ended December 31, 1994 and the report of Coopers & Lybrand relating thereto are incorporated by reference in this Prospectus/Proxy Statement and the selected financial data presented below are qualified in their entirety by reference thereto.  The balance sheet data presented below as of March 31, 1994 and 1995 and income statement data for the three-month periods ended March 31, 1994 and 1995 are derived from the General Division's unaudited financial statements that are also incorporated herein by reference.  In the opinion of management, the unaudited financial statements have been prepared on a basis consistent with the audited financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for these periods.  The operating results for the three months ended March 31, 1994 or 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year.  The data should be read in conjunction with the historical financial statements and notes thereto, and related
Management's Discussion and Analysis of Financial Condition and Results of Operations, of the General Division incorporated by reference in this Prospectus/Proxy Statement.  See "Incorporation of Certain Documents by Reference."  Amounts are in thousands, except for per share amounts.

                                                                                                                 FOR THE THREE
                                                                                                                  MONTHS ENDED
                                                               FOR THE YEARS ENDED DECEMBER 31,                    MARCH 31,
                                                   --------------------------------------------------------    ------------------
                                                     1990        1991        1992        1993        1994       1994       1995
                                                   --------    --------    --------    --------    --------    -------    -------
COMBINED STATEMENT OF OPERATIONS DATA(1):
Revenues:
    Net product sales...........................   $ 32,057    $ 72,019    $139,568    $183,366    $238,645    $53,475    $68,271
    Net service sales...........................     13,941      21,503      40,400      50,511      49,686     13,928     12,464
    Revenues from research and development
      contracts:
        Related parties.........................     10,528      21,486      32,746      29,478      20,883      5,578      6,326
        Other...................................      4,162       4,616       3,699       2,332       1,513        301         98
                                                   --------    --------    --------    --------    --------    -------    -------
                                                     60,688     119,624     216,413     265,687     310,727     73,282     87,159
Operating costs and expenses:
    Cost of products sold.......................     18,239      33,164      52,514      64,704      92,226     18,645     25,406
    Cost of services sold.......................      8,439      14,169      27,254      34,558      32,116      8,709      7,951
    Selling, general and administrative.........     23,521      38,296      58,881      78,015      84,767     22,293     24,239
    Research and development (including research
      and development related to contracts).....     18,238      25,501      37,324      45,526      51,696     12,276     13,649
    Purchase of in-process research and
      development(2)............................     20,783       --         51,100      24,000       --         --         --
    Goodwill impairment and restructuring
      costs(4)..................................      --          --          --         26,517       --         --
    Charge for purchase options and financing
      expenses(3)...............................      9,050       --         16,905       --          --         --         --
                                                   --------    --------    --------    --------    --------    -------    -------
                                                     98,270     111,130     243,978     273,320     260,805     61,923     71,245
Operating income (loss).........................    (37,582)      8,494     (27,565)     (7,633)     49,922     11,359     15,914
Other income and (expenses):
    Minority interest in net loss of
      subsidiaries..............................        645       2,362       1,678       9,892       1,659        313        365
    Equity in net loss of unconsolidated
      subsidiary................................      --          --          --          --         (1,353)     --          (949)
    Charge for impaired investments.............      --          --          --           (700)     (9,431)     --         --
    Settlement of lawsuit.......................      --          --          --          --         (1,980)     --         --
    Investment income...........................      4,752      12,371      21,981      12,209       9,072      3,738      1,446
    Interest expense............................       (681)     (2,088)     (7,099)     (2,500)     (1,354)      (436)       (47)
    Gain on issuance of stock by IG.............      7,214       --          --          --          --         --         --
    Gain on sale of GENE-TRAK...................      --          4,065       --          --          --         --         --
                                                   --------    --------    --------    --------    --------    -------    -------
                                                     11,930      16,710      16,560      18,901      (3,387)     3,615        815
                                                   --------    --------    --------    --------    --------    -------    -------
Income (loss) before income taxes and
  extraordinary credit..........................    (25,652)     25,204     (11,005)     11,268      46,535     14,974     16,729
Provision for income taxes......................       (730)    (12,534)    (19,007)     (2,812)    (16,341)    (5,382)    (6,358)
                                                   --------    --------    --------    --------    --------    -------    -------
Income (loss) before extraordinary credit.......    (26,382)     12,670     (30,012)      8,456      30,194      9,592     10,371
Extraordinary credit resulting from utilization
  of operating loss carryforwards...............      --          8,387       --          --          --         --         --
                                                   --------    --------    --------    --------    --------    -------    -------
Net income (loss)...............................    (26,382)     21,057     (30,012)      8,456      30,194      9,592     10,371
Allocated tax benefit generated by the Genzyme
  Tissue Repair Division (pro forma)............      --          --            203       9,564       1,860        285      1,627
                                                   --------    --------    --------    --------    --------    -------    -------
Net income (loss) attributable to Genzyme
  General Division Stock........................   $(26,382)   $ 21,057    $(29,809)   $ 18,020    $ 32,054    $ 9,877    $11,998
                                                   ========    ========    ========    ========    ========    =======    =======

                                                                                                                 FOR THE THREE
                                                                                                                  MONTHS ENDED
                                                               FOR THE YEARS ENDED DECEMBER 31,                    MARCH 31,
                                                   --------------------------------------------------------    ------------------
                                                     1990        1991        1992        1993        1994       1994       1995
                                                   --------    --------    --------    --------    --------    -------    -------
COMMON SHARE DATA:
Applicable to the General Division (pro forma):
    Net income (loss) attributable to Genzyme
      General Division Stock....................   $(26,382)   $ 21,057    $(29,809)   $ 18,020    $ 32,054    $ 9,877    $11,998
                                                   ========    ========    ========    ========    ========    =======    =======
    Per common and common equivalent share:
        Income (loss) before extraordinary
          credit................................   $  (1.56)   $   0.53    $  (1.33)   $   0.69    $   1.22    $  0.38    $  0.43
        Extraordinary credit....................      --           0.36       --          --          --         --         --
                                                   --------    --------    --------    --------    --------    -------    -------
        Net income (loss).......................   $  (1.56)   $   0.89    $  (1.33)   $   0.69    $   1.22    $  0.38    $  0.43
                                                   ========    ========    ========    ========    ========    =======    =======
        Weighted average shares outstanding.....     16,910      23,554      22,370      26,250      26,169     26,045     27,945
                                                   ========    ========    ========    ========    ========    =======    =======

                                                                            AT DECEMBER 31,
                                                        --------------------------------------------------------    AT MARCH 31,
                                                          1990        1991        1992        1993        1994          1995
                                                        --------    --------    --------    --------    --------    ------------
COMBINED BALANCE SHEET DATA:
    Cash and investments(5)..........................   $ 47,059    $283,473    $248,325    $168,953    $128,652      $ 90,286
    Working capital..................................     62,252     147,007     166,101      99,503      83,314        89,991
    Total assets.....................................    129,625     403,643     481,896     532,357     630,144       615,308
    Long-term debt and capital lease obligations
      excluding current portion(6)...................      5,694     104,609     105,369     144,674     126,555       126,623
    Division equity(7)...............................    103,300     268,333     322,390     324,391     395,651       419,680


     There were no cash dividends paid.

---------------

(1) In October 1992, the General Division acquired all the outstanding common shares of Vivigen in a transaction accounted for as a pooling of interests. Accordingly, the General Division's financial data has been restated to include Vivigen for all periods presented.

(2) In 1992 and 1993, respectively, the General Division acquired all of the rights to four of the Neozyme I development programs and Medix Biotech, Inc., and all of the rights to the remaining two Neozyme I development programs. In connection with these transactions, all of which were accounted for as purchases, the General Division charged to operations the following amounts which represented the purchase of in-process research and development: 1992, $51.1 million and 1993, $24.0 million.

(3) In 1990 and 1992, respectively, Genzyme sponsored formation of Neozyme I and Neozyme II. In connection with these transactions, Genzyme obtained options to acquire all of the equity of each entity under certain circumstances in exchange for the issuance of warrants which, when exercised, entitle the holders to one share of Genzyme General Division Stock and .135 shares of Genzyme TR Division Stock. The value assigned to each option ($8.2 million for Neozyme I and $16.9 million for Neozyme II) was charged to operations in the period each option was obtained due to uncertainty as to Genzyme's future exercise of these options.

(4) In December 1993, the General Division incurred restructuring charges of $2.8 million related to the consolidation of laboratory operations in its diagnostic services business. Also in December 1993, the General Division wrote off $23.7 million for the value of impaired goodwill associated primarily with IG's acquisition of GDI in 1992.

(5) Cash and investments includes cash, cash equivalents, and short- and long-term investments.

(6) In October 1991, Genzyme issued $100.0 million of its 6 3/4% convertible subordinated notes due October 2001 and received net proceeds of $97.3 million.

(7) In April 1991, Genzyme completed the sale to the public of 4,025,000 shares of Genzyme common stock for net proceeds of $136.4 million. In December 1994, the outstanding shares of Genzyme common stock were redesignated as Genzyme General Division Stock on a share-for-share basis.

                                                      IG SELECTED FINANCIAL DATA
                                                             (HISTORICAL)

    The following table represents selected historical income and balance sheet data of IG.  The balance sheet data presented below as of December 31, 1990, 1991, 1992, 1993 and 1994 and the income statement data presented below for each of the years in the five-
year period ended December 31, 1994 are derived from IG's financial statements, which have been audited by Coopers & Lybrand,
L.L.P., independent public accountants.  The financial statements as of December 31, 1993 and 1994 and for each of the years in the three-year period ended December 31, 1994 and the report of Coopers & Lybrand relating thereto are incorporated by reference in this
Prospectus/Proxy Statement and the selected financial data presented below are qualified in their entirety by reference thereto.
The balance sheet data presented below as of March 31, 1994 and 1995 and income statement data for the three-month periods ended
March 31, 1994 and 1995 are derived from IG's unaudited financial statements that are also incorporated herein by reference.  In the opinion of management, the unaudited financial statements have been prepared on a basis consistent with the audited financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for these periods.  The operating results for the three months ended March 31, 1994 or
1995 are not necessarily indicative of the results that may be expected for the entire fiscal year.  The data should be read in conjunction with the historical financial statements and notes thereto, and related Management's Discussion and Analysis of
Financial Condition and Results of Operations, of IG in its annual report on Form 10-K for the year ended December 31, 1994 and its quarterly report on Form 10-Q for the quarter ended March 31, 1995, which are delivered with this Prospectus/Proxy Statement.
Amounts are in thousands, except for per share amounts.

                                                                                                               THREE MONTHS ENDED
                                                                FOR THE YEARS ENDED DECEMBER 31,                   MARCH 31,
                                                      ----------------------------------------------------     ------------------
                                                       1990       1991       1992        1993       1994        1994       1995
                                                      -------    -------    -------    --------    -------     -------    -------
STATEMENT OF OPERATIONS DATA:
Revenues:
    Service revenue................................   $ 2,530    $ 9,073    $25,639    $ 34,717    $34,691     $ 9,551    $ 9,008
    Research & development revenues................     1,138      2,626      2,939       4,879      4,503       1,170      1,079
    Management fee revenue.........................     --         --            74       1,817      4,408       1,312      1,034
                                                      -------    -------    -------    --------    -------     -------    -------
                                                        3,668     11,699     28,652      41,413     43,602      12,033     11,121
Cost and expenses:
    Cost of service revenue........................     2,363      7,367     18,491      26,199     24,917       6,927      6,255
    Research and development (including funded
      research and development)....................     1,443      1,843      2,595       4,801      5,137       1,319      1,318
    Sales, general and administrative..............     2,461      7,188     10,546      14,791     15,710       3,969      4,319
    Amortization of intangible assets(1)...........       166      1,180      2,113       2,608      1,151         288        288
    Intangibles writeoff(1)........................     --         --         --         22,566      --          --         --
    Restructuring..................................     --         --         --          1,373      --          --         --
                                                      -------    -------    -------    --------    -------     -------    -------
                                                        6,433     17,578     33,745      72,338     46,915      12,503     12,180
Operating loss.....................................    (2,765)    (5,879)    (5,093)    (30,925)    (3,313)       (470)    (1,059)
Interest income, net...............................       690        474        177         117       (194)        (17)       (99)
Other expense(2)...................................     --         --         --           (720)       (61)          3         (3)
Net loss...........................................   $(2,075)   $(5,405)   $(4,916)   $(31,528)   $(3,568)    $  (484)   $(1,161)
                                                      =======    =======    =======    ========    =======     =======    =======
Net loss per common share..........................   $ (0.57)   $ (0.88)   $ (0.62)   $  (3.37)   $ (0.38)    $  (0.5)   $ (0.12)
    Weighted average number of shares
      outstanding..................................     3,654      6,151      7,916       9,367      9,445       9,423      9,493
Cash dividends -- none

                                                                                                                    THREE MONTHS
                                                                     FOR THE YEARS ENDED DECEMBER 31,                   ENDED
                                                           ----------------------------------------------------       MARCH 31,
                                                            1990       1991       1992        1993       1994           1995
                                                           -------    -------    -------    --------    -------     -------------
BALANCE SHEET DATA:
    Working capital.....................................   $11,143    $ 4,015    $ 8,348     $ 1,588    $(1,006)       $(2,105)
    Intangible assets...................................     4,608      5,781     27,415       2,241      1,090            802
    Total assets........................................    18,830     14,012     48,728      19,582     19,845         20,062
    Capital lease obligation long term..................     --           117        321         122        134            129
    Stockholders equity.................................    17,313     12,208     41,852      10,821      7,358          6,269

---------------

(1) IG acquired two testing laboratory businesses late in 1990, a third in mid-1991 and a fourth in June 1992. Intangible assets arising from these transactions totaled approximately $30.9 million. Intangible assets of $7.1 million relate to the 1990 and 1991 acquisitions and are being amortized over the five year period of their expected useful life. The June 1992 acquisition generated goodwill of $23.8 million which was being amortized over twenty years, its expected useful life. In the fourth quarter of 1993, all the remaining goodwill associated with the 1992 purchase of GDI and half of the goodwill associated with the 1991 purchase of Long Beach were written down in accordance with IG's policy of reassessing the realizability of long term assets.

(2) Other expense, in 1993, consists principally of the writedown of IG's investment in IVF America of $700,000 required in order to state the investment at the lower of cost of market.


                  COMPARATIVE PER SHARE FINANCIAL INFORMATION

        The following unaudited information reflects certain comparative per share data related to book value and income (loss) from continuing operations
(i) on a historical basis for Genzyme General Division Stock and IG Common Stock; (ii) on a pro forma basis per share of Genzyme General Division Stock giving effect to the Merger; and (iii) on an equivalent pro forma basis per share of IG Common Stock giving effect to the Merger. Equivalent pro forma per share amounts for IG Common Stock are calculated assuming that the holder of one share of IG Common Stock would be entitled to .125 shares of Genzyme General Division Stock for all periods presented. See "The Merger - Conversion of IG Common Stock."

        The information shown below should be read in conjunction with the consolidated historical financial statements incorporated herein by reference in the case of Genzyme, and delivered herewith in the case of IG. Neither Genzyme nor IG has paid any cash dividends since its inception.

                                     GENZYME GENERAL DIVISION STOCK                  IG COMMON STOCK
                                ----------------------------------------   --------------------------------
                                                                                                EQUIVALENT
                                HISTORICAL           PRO FORMA             HISTORICAL           PRO FORMA
                                ----------           ---------             ----------           ---------
Income (Loss) per share from
  continuing operations
  for the twelve and three
  month periods ending:
         December 31, 1994        $ 1.22               $ 1.12                $(0.38)              $ 0.20
         March 31, 1995           $ 0.43               $ 0.36                $(0.12)              $ 0.01
Book value per share as of:
         March 31, 1995           $15.78               $15.59                $ 0.66               $ 2.73


                                 RISK FACTORS

RISKS RELATED TO TWO CLASSES OF COMMON STOCK:

        Genzyme currently has two classes of common stock outstanding: Genzyme General Division Stock and Tissue Repair Division Stock ("Genzyme TR Division Stock"). Stockholders of IG will receive shares of Genzyme General Division Stock in the Merger. Stockholders of IG should carefully consider the following factors in evaluating the Merger.

UNIQUE USE OF TRACKING STOCK. In December 1994, the stockholders of Genzyme approved a reclassification of Genzyme's common stock in which the authorized shares of Genzyme common stock were redesignated as Genzyme General Division
Stock and a second class of     common stock, Genzyme TR Division Stock, was
created. The Genzyme General Division Stock and the Genzyme TR Division Stock are intended to reflect the value and "track" the performance of the General Division and the Genzyme Tissue Repair Division (the "Tissue Repair Division"), respectively. Genzyme created the Tissue Repair Division in December 1994 by acquiring BioSurface Technology, Inc. and combining it with several Genzyme programs and collaborations in the area of tissue repair.

        Although "tracking stock" had been used for the acquisition of businesses in the past, it had never been used for the acquisition of a business whose products were in development or which had never generated operating income or paid dividends, as was the case with the Tissue Repair Division. Only businesses with historical earnings had previously adopted tracking stock capital structures. Because different methods of stock valuation are used for companies with new and developing businesses with a history of operating losses than are used for those with more mature businesses and because there are greater uncertainties associated with developing businesses, Genzyme's capital structure may have substantially different effects over the long term than those experienced by other companies with tracking stock capital structures. In addition, because of the unique features of Genzyme's use of tracking stock, the performance of the Genzyme General Division Stock and the Genzyme TR Division Stock may vary substantially from the performance of the respective businesses as a result of these factors.

STOCKHOLDERS OF ONE COMPANY; FINANCIAL IMPACTS ON ONE DIVISION COULD AFFECT THE OTHER. Genzyme continues to hold title to all of its assets and is responsible for all of its liabilities, and the holders of the Genzyme General Division Stock and the Genzyme TR Division Stock have no specific claim against the assets attributed for financial statement presentation purposes to the division whose performance is associated with the class of stock they hold. Liabilities or contingencies of either division that affect Genzyme's resources or financial condition could affect the financial condition or results of operations of both divisions. The IG Public Stockholders should, therefore, read Genzyme's consolidated financial statements in conjunction with the financial statements of the General Division.

NO RIGHTS OR ADDITIONAL DUTIES WITH RESPECT TO THE DIVISIONS; POTENTIAL
CONFLICTS.  Holders of Genzyme General Division Stock and       Genzyme TR
Division Stock have only the rights of stockholders of Genzyme, and, except in limited circumstances, do not have any rights specifically related to the General Division or the Tissue Repair Division, respectively.

        The existence of separate classes of common stock may give rise to occasions when the interests of holders of Genzyme General Division Stock and holders of Genzyme TR Division Stock may diverge or appear to diverge. Although Genzyme is aware of no precedent concerning the manner in which Massachusetts law would be applied to the duties of a board of directors in the context of multiple classes of common stock with divergent interests, Genzyme believes that a Massachusetts court would hold that a board of directors owes an equal duty to all stockholders regardless of class and does not have separate or additional duties to any group of stockholders. That duty is the fiduciary duty to act in good faith and in a manner it reasonably believes to be in the best interests of the corporation. Genzyme believes that, under Massachusetts law, a good faith determination by a disinterested and adequately informed board of directors that an action is in the best interests of the corporation should represent an appropriate defense to any challenge by or on behalf of the holders of any class of stock that such action could have a disparate effect on different classes of common stock.

        Disproportionate ownership interests of members of the Genzyme Board in some or all classes of common stock or disparate values of some or all of such stock could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for different classes. Nevertheless,

Genzyme believes that a director would be able to discharge his or her fiduciary responsibilities even if his or her interests in shares of such various classes were disproportionate or had disparate values. The Genzyme Board may also from time to time establish one or more committees to review matters presented to it that raise conflict issues, which committee(s) would report to the full Genzyme Board on such matters.

NO ADDITIONAL SEPARATE VOTING RIGHTS. Holders of Genzyme General Division Stock and holders of Genzyme TR Division Stock vote together as a single class on all matters as to which common stockholders generally are entitled to vote. Except in certain limited circumstances provided under Massachusetts law, in Genzyme's Articles of Organization, as amended, and in the management and accounting policies adopted by the Genzyme Board, holders of each class of common stock have no rights to vote on matters as a separate class. Accordingly, except in limited circumstances, holders of shares of one class of common stock could not bring a proposal to a vote of the holders of that class of common stock only, but would be required to bring any proposal to a vote of both classes of common stock.

        On all matters as to which common stockholders generally are entitled to vote, each share of Genzyme General Division Stock has one vote, and each share of Genzyme TR Division Stock will, through December 31, 1996, have .29 votes.
On January 1, 1997 and on January 1 every two years thereafter, the number of votes to which each share of Genzyme TR Division Stock will be entitled will be adjusted to equal the ratio of the Fair Market Value of one share of Genzyme TR Division Stock to the Fair Market Value of one share of Genzyme General Division Stock as of such date.

        Fair Market Value as of any date means the average of the daily closing prices as reported by the Nasdaq National Market (or the appropriate exchange on which such shares are then traded) for the 20 consecutive trading days commencing on the 30th trading day prior to such date. In the event such closing prices are unavailable, Fair Market Value will be determined by the Genzyme Board.

        Certain matters as to which the holders of common stock are entitled to vote may involve a divergence or the appearance of a divergence of the interests of holders of Genzyme General Division Stock and holders of Genzyme TR Division Stock. If, when a stockholder vote is taken on any matter as to which a separate vote by either class is not required and the holders of either class of common stock would have more than the number of votes required to approve any such matter, the holders of that class would control the outcome of the vote on such matter. Holders of Genzyme General Division Stock and holders of Genzyme TR Division Stock currently have approximately 91% and 9%, respectively, of the total voting power of Genzyme. As a result, on matters which are submitted to a vote of the holders of all classes of common stock, the preferences of the holders of Genzyme General Division Stock are likely to dominate and determine the outcome of such vote unless and until the relative number of shares outstanding and/or the market value of Genzyme General Division Stock and Genzyme TR Division Stock materially changes. The holders of Genzyme TR Division Stock are likely to have significant influence on the outcome of a matter submitted to the holders of both classes of common stock only if the holders of Genzyme General Division Stock are approximately equally divided with respect to the matter.

MANAGEMENT AND ACCOUNTING POLICIES SUBJECT TO CHANGE. The Genzyme Board has adopted certain management and accounting policies applicable to the preparation of the financial statements of both Divisions, the allocation of corporate expenses, assets and liabilities and other accounting matters, the reallocation of assets between Divisions and other matters. These policies may, except as stated therein, be modified or rescinded in the sole discretion of the Genzyme Board without the approval of Genzyme's stockholders, subject to the Genzyme Board's fiduciary duty to all holders of Genzyme's capital stock, although there is no present intention to do so. The Genzyme Board may also adopt additional policies depending upon the circumstances.

LIMITED TRADING HISTORY. As discussed above, the Genzyme General Division Stock and the Genzyme TR Division Stock are intended to reflect the value and track the performance of the General Division and the Tissue Repair Division, respectively. Since the Genzyme General Division Stock and the Genzyme TR Division Stock have only a limited trading history, there can be no assurance as to the degree to which the market price of such classes of common stock will reflect the value and track the performance of the General Division and the Tissue Repair Division as reflected in their respective financial statements.
In addition, Genzyme cannot predict the impact that certain terms of the securities, such as the ability of Genzyme to exchange each share of Genzyme TR Division

Stock for cash or shares of Genzyme General Division Stock, will have on the market prices of each class of common stock.

EXCHANGE OF GENZYME TR DIVISION STOCK. The Genzyme Board could, in its sole discretion, determine to exchange shares of Genzyme TR Division Stock for cash or shares of Genzyme General Division Stock (or any combination thereof) at a 30% premium over Fair Market Value at any time after the later of (i) December 31, 1995 and (ii) the date on which equity investments in Genzyme TR Division Stock by third party investors or the allocation of cash or cash equivalents from the General Division to the Tissue Repair Division, or any combination of such equity investments and allocations, equal an aggregate of at least $10 million. In addition, following a disposition of all or substantially all assets of the Tissue Repair Division, the shares of Genzyme TR Division
Stock are subject to mandatory exchange by Genzyme for cash and/or shares of Genzyme General Division Stock at a 30% premium over Fair Market Value as determined by the trading prices during a specified period prior to public announcement of the disposition. Any such optional or mandatory exchange for shares of Genzyme General Division Stock could be made at a time when Genzyme General Division Stock may be considered to be undervalued and would dilute the interests of the holders of Genzyme General Division Stock.

NO ADJUSTMENT TO DISTRIBUTION UPON LIQUIDATION. In the event of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of Genzyme (other than pursuant to a merger, business combination or sale of substantially all assets), holders of outstanding shares of Genzyme General Division Stock and Genzyme TR Division Stock would receive the assets, if any, remaining for distribution to common stockholders on a per share basis in proportion to the respective per share liquidation unit of such class. Currently, each share of Genzyme General Division Stock has one liquidation unit and each share of Genzyme TR Division Stock has .29 liquidation units. Because the liquidation units will not be adjusted to reflect changes in the relative market value or performance of the General Division and the Tissue Repair Division, the per share liquidating distribution to a holder of Genzyme TR Division Stock or Genzyme General Division Stock will not necessarily correspond to the value of the assets of the Tissue Repair Division or General Division, respectively, at the time of a dissolution, liquidation or winding up of Genzyme.

RISKS RELATED TO GENZYME:

        As a result of the Merger, stockholders of IG will become stockholders of Genzyme. An investment in Genzyme General Division Stock involves a high degree of risk. Stockholders of IG should carefully consider the following factors in evaluating the Merger and the business of Genzyme and compare these factors with the risks associated with holding IG Common Stock or an alternative investment that could be purchased with the proceeds from a sale of IG Common Stock in the public market.

DEPENDENCE ON CEREDASE[REGISTERED] AND CEREZYME[TRADEMARK] ENZYME SALES. Genzyme's results of operations and cash flows are highly dependent upon sales of its Ceredase[REGISTERED] enzyme, a biotherapeutic product for the treatment of Gaucher disease, and Cerezyme[TRADEMARK] enzyme, a recombinant form of the enzyme. Commercial sales of Ceredase[REGISTERED] and Cerezyme[TRADEMARK] began in April 1991 and June 1994, respectively, following receipt of United States Food and Drug Administration ("FDA") marketing approval and during 1994, sales from these two products totalled $172.9 million, or 72% of General Division product sales.

        The Ceredase[REGISTERED] and Cerezyme[TRADEMARK] products have each been given orphan drug status by the FDA, which entitles Genzyme to market exclusivity for these products until April 1998 and May 2001, respectively. Legislation has been periodically introduced in recent years to amend the Orphan Drug Act. See "Risk Factors - Regulation by Government Agencies."

LIMITED SUPPLY OF KEY RAW MATERIAL; NECESSITY OF APPROVALS FOR PRODUCTION OF CEREZYME[TRADEMARK]. Genzyme produces Ceredase[REGISTERED] enzyme from raw material extracted from human placental tissue. Pasteur Merieux, located in France, is the only significant source of this material. Under its agreement with Genzyme, Pasteur Merieux is obligated to process at least 50% of its placental tissue and supply all of its output to Genzyme. Currently, it is processing all of its available material and supplying the output to Genzyme.
If this agreement were terminated prior to the scheduled expiration in 2001 due to Pasteur Merieux's inability or failure to perform its obligations thereunder, or if Pasteur Merieux were to reduce the amount of material it processes, Genzyme might not be able to obtain alternative sources of such raw material at a commercially reasonable cost, if at all.

        The supply of starting material available for the production of Ceredase[REGISTERED] enzyme effectively limits the amount of product that can be produced. During 1994, Genzyme and its supplier were successful in improving the yield of enzyme obtained from the starting material, thereby increasing the amount of product that could be produced. As a result of these efforts, the current supply available is sufficient to produce enough Ceredase[REGISTERED] enzyme to supply all present patients. However, there can be no assurance that further improvements in yield will occur. Any disruption in the supply or manufacturing process of Ceredase[REGISTERED] enzyme may have a material adverse effect on revenue in any period. To address supply constraints, Genzyme has developed Cerezyme[TRADEMARK] enzyme, a recombinant form of the enzyme that is not derived from human placental tissue. In 1994, Genzyme received approval to market this product in the U.S. and Israel and currently is working to expedite the foreign approvals needed to market Cerezyme[TRADEMARK] enzyme elsewhere abroad. Manufacturing constraints on Cerezyme[TRADEMARK] enzyme, presently produced in Genzyme's small scale cell culture plant, will limit the availability of the product for new patients until receipt of regulatory approval to use Genzyme's large scale mammalian cell culture manufacturing plant in Allston, Massachusetts for production of Cerezyme[TRADEMARK] enzyme.

UNCERTAINTY OF PRODUCT DEVELOPMENT. Genzyme's future success is largely dependent upon its ability to develop, manufacture and sell technologically advanced new products. Such products must be developed, tested and, in most cases, approved for use by appropriate government agencies. Once approved, they must be manufactured in commercial quantities and marketed successfully. Each of these steps, as well as the process taken as a whole, involves significant time and expense. There can be no assurance that any of Genzyme's products under development, if and when fully developed and tested, will perform in accordance with Genzyme's expectations, that necessary regulatory approvals will be obtained in a timely manner, if at all, or that these products can be successfully and profitably manufactured and sold.

TECHNOLOGY TRANSFERRED TO SURGICAL AIDS PARTNERSHIP AND NEOZYME II. Genzyme organized a research and development limited partnership (the "Surgical Aids Partnership") and Neozyme II Corporation ("Neozyme II"), to which it
transferred     technology and commercial rights to certain products that
Genzyme previously had under development. Genzyme has options to purchase the limited partnership interests in the Surgical Aids Partnership under certain circumstances and to acquire all of the outstanding shares of the callable common stock of Neozyme II. It is uncertain at this time whether Genzyme will exercise either or both of these options. If Genzyme does not exercise these options, it will have no rights to the related products of Neozyme II and limited rights in revenues generated from the sale of the Surgical Aids Partnership's products. If Genzyme does exercise these options, it will be required to make substantial cash payments or to issue shares of General Division Stock, or both. Cash payments will diminish Genzyme's capital resources. Payments in General Division Stock could result in dilution to holders of General Division Stock and could negatively affect the market price of such stock.

FUTURE CAPITAL NEEDS. Although Genzyme currently has substantial cash resources, it has committed to utilize a portion of such funds for certain purposes, such as completing validation of Genzyme's manufacturing facility in Allston, Massachusetts, developing manufacturing capacity sufficient to meet the requirements for commercialization of the Surgical Aids Partnership's products and making certain payments to third parties in connection with strategic collaborations and acquisitions. In addition, Genzyme may exercise its option to acquire Neozyme II callable common stock or its option to acquire the partnership interests in the Surgical Aids Partnership using cash to pay some or all the exercise price, thereby substantially depleting current balances. As a result, Genzyme may have to obtain additional financing. There can be no assurance that such financing will be available on acceptable terms.

UNCERTAINTY REGARDING PATENTS AND PROTECTION OF PROPRIETARY TECHNOLOGY. Genzyme's success depends, to a large extent, on its ability to maintain a competitive technological position in its product areas. Proprietary rights relating to Genzyme's products are protected from unauthorized use by third parties only to the extent that they are covered by patents or are maintained in confidence as trade secrets. Genzyme has filed for patents and has rights to numerous patents and patent applications worldwide. While certain of Genzyme's patents have been allowed or issued, there can be no assurance that any additional patents will be allowed or will issue or that, to the extent issued, such patents will effectively protect the proprietary technology of Genzyme. Genzyme has also relied upon trade secrets, proprietary know-how and continuing technological innovation to develop and maintain its competitive position.
There can be no assurance that others will not independently develop such know-how or otherwise obtain access to Genzyme's technology. While
Genzyme's employees, consultants and corporate partners with access to proprietary information are generally required to enter into confidentiality agreements, there can be no assurance that these agreements will be honored. Certain of Genzyme's consultants have developed portions of Genzyme's proprietary technology at their respective universities or in government laboratories. There can be no assurance that such universities or governmental authorities will not assert rights to intellectual property arising out of university or government based research conducted by such consultants. In addition, patent litigation is widespread in the biotechnology industry and it is not possible to predict how any such litigation will affect Genzyme.

        Parties not affiliated with Genzyme may hold pending or issued patents relating to the technology utilized by Genzyme in its products presently available or under development. Genzyme may, depending on the final formulation of such products, need to acquire licenses to, or contest the validity of, such patents or any other similar patents that may be issued. The extent to which Genzyme may need to license such rights or contest the validity of such patents depends on the scope and validity of such patents and ultimately on the final design or formulation of its products under development. The cost and ability to license any such rights and the likelihood of successfully contesting the validity of such patents are uncertain.

INTENSE COMPETITION. Genzyme is engaged in a segment of the human health care products industry that is extremely competitive. Competitors in the United States and elsewhere are numerous and include major pharmaceutical, chemical and biotechnology companies, many of which have substantially greater capital resources, marketing experience, research and development staffs and facilities than Genzyme. These companies may succeed in developing products that are more effective than any that have been or may be developed by Genzyme and may also be more successful than Genzyme in producing and marketing these products.

POTENTIAL CONFLICTS OF INTEREST OF DIRECTORS. Certain directors of Genzyme are also directors of other companies in the biotechnology and pharmaceutical industries or provide consulting or similar services to other companies doing business in such industries. As such, those directors may be subject to conflicts of interest with respect to business opportunities that may be of interest to two or more of the entities with which they have fiduciary or contractual relationships. In addition, the scope of research and development being conducted by Genzyme is very broad, and such other entities may be engaged in research and development activities with respect to products that may compete directly with products marketed by Genzyme in the future. Each director of Genzyme has been advised that he has an obligation to disclose any competitive relationship and any interest that he or a company with which he is affiliated may have in any transaction involving Genzyme. Should the Genzyme Board be presented with any matters in which a director has such a conflicting interest, the decision would be made by the Genzyme Board or a committee thereof without participation by the interested director. Notwithstanding this policy, it is possible that a conflict of interest may affect the actions of a director in performing his duties on the Genzyme Board.

RAPID TECHNOLOGICAL CHANGE. The field of biotechnology is expected to continue to undergo significant and rapid technological change. Although
Genzyme will seek to expand its technological capabilities in order to remain competitive, there can be no assurance that research and discoveries by others will not render Genzyme's products or processes obsolete.

REGULATION BY GOVERNMENT AGENCIES. Most of the products Genzyme plans to manufacture and sell will require approval by governmental agencies in the United States and elsewhere. In particular, human therapeutic and diagnostic products are subject to pre-marketing approval by the FDA and comparable agencies in foreign countries. The process of obtaining these approvals varies according to the nature and use of the product and can involve lengthy and detailed laboratory and clinical testing, sampling activities and other costly and time-consuming procedures. There can be no assurance that any of the required approvals will be granted on a timely basis, if at all.

        Certain of Genzyme's products, including its Ceredase[REGISTERED] and Cerezyme[TRADEMARK] enzymes, have been designated as orphan drugs under the Orphan Drug Act, which provides incentives to manufacturers to develop and
market drugs for rare diseases.   The Orphan Drug Act generally entitles the
first developer to receive FDA marketing approval for an orphan drug to a seven-year exclusive marketing period in the United States for that product. However, legislation has been periodically introduced in recent years to amend the Orphan Drug Act. Such legislation has generally been directed to shortening the period of automatic market exclusivity and granting certain marketing rights to simultaneous developers of a drug. The effect on Genzyme of any amendments ultimately adopted cannot be assessed at this time.

        Although Genzyme has filed for or received orphan drug designation for various other products, Genzyme believes that the commercial success of these products will depend more significantly on the associated safety and efficacy profile and on the price and other characteristics of each product relative to competitive or alternative treatments than on any exclusivity afforded by the Orphan Drug Act. Additionally, these products may be protected by patents and other means. Nonetheless, it is not possible to predict precisely what effect a lessening of the market exclusivity protection afforded by the Orphan Drug Act would have on Genzyme's results of operations.

FOREIGN SALES ACTIVITIES. Foreign sales accounted for 37% of the General Division's total revenues in 1994, and Genzyme anticipates that foreign sales will continue to represent a significant percentage of Genzyme's revenues. Accordingly, a substantial portion of Genzyme's revenues may be subject to currency fluctuations and other risks associated with foreign operations. In addition, the strength of the United States dollar in relation to certain foreign currencies may adversely affect Genzyme's sales to foreign customers.

THIRD PARTY REIMBURSEMENT AND HEALTHCARE COST CONTAINMENT INITIATIVES. A majority of Genzyme's revenues are attributable directly or indirectly to payments received from third party payors. Genzyme's revenues and profitability may be affected by ongoing efforts of third party payors to contain such costs. In addition, during 1994 the Clinton administration and Congress proposed the implementation of broad-based healthcare cost containment measures. While these proposals were not implemented, it is likely that renewed health care measures will again be proposed in the present or future Congressional sessions. Accordingly, the effects on Genzyme of any such measures that are ultimately adopted cannot be assessed at this time.

PRODUCT LIABILITY AND LIMITATIONS OF INSURANCE. Genzyme could be subject to product liability claims in connection with the use or misuse of its products during testing or after commercialization. While Genzyme has taken, and continues to take, what it believes are appropriate precautions, there can be no assurance that Genzyme will avoid significant liability exposure. Genzyme has only limited amounts of product liability insurance. If Genzyme attempts to obtain additional insurance in the future, there can be no assurance that it will be able to do so on acceptable terms, if at all, or that such insurance will provide adequate coverage against claims asserted.

POSSIBLE VOLATILITY OF SHARE PRICE AND ABSENCE OF DIVIDENDS. The market prices for securities of biotechnology companies have been volatile. Factors such as announcements of technological innovations or new commercial products by Genzyme or its competitors, governmental regulation, patent or proprietary rights developments, public concern as to the safety or other implications of biotechnology products and market conditions in general may have a significant impact on the market price of Genzyme General Division Stock. No cash dividends have been paid on Genzyme General Division Stock to date and Genzyme does not anticipate paying cash dividends on either class of its common stock in the foreseeable future. See "Risk Factors - Risks Related to Two Classes of Common Stock."

CHANGE IN CONTROL. Certain provisions of Genzyme's charter and by-laws and the terms of Genzyme's Stockholder Rights Plan may have the effect of delaying, deferring or preventing a change in control of Genzyme, thereby possibly having the effect of depriving stockholders of the opportunity to receive a premium for their shares. Certain provisions of Massachusetts law may have a similar effect.

                                 INTRODUCTION

        This Prospectus/Proxy Statement is being furnished to the stockholders of IG in connection with the solicitation of proxies by the IG Board to be voted at the Special Meeting. This Prospectus/Proxy Statement is also the prospectus of Genzyme filed as part of the Registration Statement relating to the registration of Genzyme General Division Stock to be issued to holders of IG Common Stock pursuant to the Merger Agreement.

                              THE SPECIAL MEETING

RECORD DATE; OUTSTANDING SECURITIES. This Prospectus/Proxy Statement and enclosed proxy are being furnished in connection with the solicitation by the IG Board of proxies in the enclosed form for use at the Special Meeting to be held on September ___, 1995, at ______ a./p.m., at the offices of IG, Five Mountain Road, Framingham, Massachusetts. The Special Committee has fixed the close of business on August 4, 1995 as the Record Date. Only the holders of shares of IG Common Stock of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. At the Record Date, there were 3,060,450 shares of IG Common Stock outstanding that were not held by Genzyme, which were held of record by approximately 180 holders. Each share of IG Common Stock is entitled to one vote. The Merger Agreement must be adopted by the affirmative vote of a majority of the shares of IG Common Stock outstanding as of the Record Date. Genzyme has agreed to vote its shares of IG Common Stock in the same proportion as the votes cast by the IG Public Stockholders. Accordingly, Genzyme's vote will not affect the outcome of the voting at the Special Meeting.

PURPOSE OF THE MEETING. At the Special Meeting, the stockholders of IG will consider and vote upon a proposal to adopt the Merger Agreement pursuant to which (i) the Merger and the other transactions contemplated by the Merger Agreement are to be consummated, (ii) holders of IG Common Stock are to receive shares of Genzyme General Division Stock in exchange for the IG Common Stock held by each of them as of the Effective Time of the Merger, and (iii) certain unexercised options for IG Common Stock are to be terminated without any acceleration of vesting and replaced with options for Genzyme General Division Stock priced at then fair market value. See "The Merger - General," " - Conversion of IG Shares," " - Treatment of Options."

REQUIRED VOTE. A majority of the shares of IG Common Stock outstanding as of the Record Date, represented in person or by proxy at the Special Meeting, will constitute a quorum. As the holder of approximately 69% of IG's outstanding common stock, Genzyme's presence at the Special Meeting will assure a quorum at the meeting. The affirmative vote in favor of the Merger Agreement by a majority of the votes cast at the Special Meeting by IG Public Stockholders is a condition to both Genzyme's and IG's obligation to consummate the Merger.
Shares represented by proxies which are marked "abstain" and proxies relating to "street name" shares for which the authority to vote is withheld ("broker non-votes") will not be treated as votes cast and, thus, will not affect the outcome of the voting.

        THE SPECIAL COMMITTEE BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF IG AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE TO ADOPT THE MERGER AGREEMENT.

VOTING OF PROXIES. All proxies that are properly executed and returned will be voted at the Special Meeting in accordance with the instructions thereon, unless previously revoked. With regard to any other business not specified above that may properly come before the Special Meeting, shares represented by properly executed proxies will be voted at the discretion of the persons named in the relevant proxy. The execution of a proxy will not affect a stockholder's right to attend the Special Meeting and vote in person.

        ANY IG STOCKHOLDER GIVING A PROXY HAS THE POWER TO REVOKE THE PROXY PRIOR TO ITS EXERCISE. A PROXY MAY BE REVOKED BY (A) FILING WITH THE ASSISTANT SECRETARY OF IG, AT OR BEFORE THE TAKING OF THE VOTE AT THE SPECIAL MEETING, (1) A WRITTEN NOTICE OF REVOCATION SPECIFYING THE NUMBER OF SHARES AND CLEARLY IDENTIFYING THE PROXY TO BE REVOKED OR (2) DULY EXECUTING AND FILING A NEW PROXY BEARING A LATER DATE, OR (B) ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PROXY). ANY WRITTEN NOTICE OF REVOCATION OR SUBSEQUENT PROXY SHOULD BE SENT AND DELIVERED

TO IG LABORATORIES, INC., FIVE MOUNTAIN ROAD, FRAMINGHAM, MASSACHUSETTS  01701,
ATTENTION: ASSISTANT SECRETARY, OR HAND DELIVERED TO THE ASSISTANT SECRETARY OF IG AT OR BEFORE THE TAKING OF THE VOTE AT THE SPECIAL MEETING.

NO APPRAISAL RIGHTS. Under Delaware law and IG's Restated Certificate of Incorporation, IG stockholders are not entitled to appraisal rights in connection with the Merger.

        If you have any questions about giving your IG proxy or require assistance, please contact either of the following persons:
                                 Mark A. Hofer
                              Assistant Secretary
                             IG Laboratories, Inc.
                              Five Mountain Road
                       Framingham, Massachusetts  01701
                                (508) 872-8400
                                      or
                               Susan P. Cogswell
                        Director, Shareholder Services
                              Genzyme Corporation
                              One Kendall Square
                        Cambridge, Massachusetts  02139
                                (617) 252-7526


                                  THE MERGER

        The detailed terms of and conditions to the consummation of the Merger are contained in the Merger Agreement, a conformed copy of which is attached hereto as Exhibit A and incorporated herein by reference. The following discussion sets forth a description of the material terms and conditions of the Merger Agreement. The description in this Prospectus/Proxy Statement of the terms and conditions to the consummation of the Merger is qualified by, and made subject to, the more complete information set forth in the Merger Agreement.

GENERAL

        The Merger Agreement provides for the merger of IG with and into Genzyme. If the Merger Agreement is adopted by the IG Public Stockholders, certain additional conditions are satisfied or waived and the Merger is consummated, Genzyme will be the Surviving Corporation and will operate IG as a business unit within the General Division.

CONVERSION OF IG COMMON STOCK

        As a result of the Merger, at the Effective Time all outstanding shares of IG Common Stock (other than shares held by IG as treasury stock and shares owned beneficially by Genzyme or any subsidiary of Genzyme) will be converted into a fraction of a share of Genzyme General Division Stock determined by dividing $7.00 by the Closing Price and rounding to four decimal places. Thus, assuming the Closing Price is the same as the closing price of Genzyme General Division Stock on the Record Date ($56.00), approximately 406,560 shares of Genzyme General Division Stock will be issued and each share of IG Common Stock will be converted into approximately .125 shares of Genzyme General Division Stock.

        For a description of the procedures for exchanging IG Common Stock for Genzyme General Division Stock and for payment of cash in lieu of the issuance of fractional shares, see "The Merger - Exchange of Certificates" and " - Fractional Shares."

TREATMENT OF OPTIONS

        Under the terms of the outstanding IG options, the IG Board or the Compensation Committee of the IG Board has authority in the event of a merger either to terminate unvested options and unexercised options or, if the acquiring company agrees, to convert them into options of the acquiring company. Since a substantial majority of the outstanding IG options have exercise prices in excess of $7.00, Genzyme determined that granting new fair market value Genzyme options to IG employees would provide greater incentives to former IG employees than converting their IG options into above-fair market value Genzyme options.

        As a result, all outstanding options to acquire IG Common Stock that are not exercised prior to the Effective Time will be terminated without any acceleration of vesting. Genzyme has agreed to issue options to purchase Genzyme General Division Stock to each full-time employee of IG at the Effective Time. Thus, the only current IG optionholders who will not receive options to purchase Genzyme General Division Stock following the Merger are the outside directors of IG and IG optionholders who ceased being full-time employees of IG between the date of grant of such options and the Effective Time. The number of options granted to each former IG employee will be consistent with a model approved by IG, Genzyme, and the Compensation Committee of the Genzyme Board. The total number of Genzyme General Division Stock options to be granted to former IG employees has not been determined at this time, but is not expected to exceed 330,000. Such options will be priced at then fair market value, have a term of ten years and will contain such other terms and conditions as are consistent with incentive stock options granted under Genzyme's 1990 Equity Incentive Plan.

TREATMENT OF WARRANTS

        At the Effective Time, all outstanding warrants to acquire IG Common Stock, whether or not then exercisable, will be assumed by Genzyme, and will be exercisable for that number of whole shares of Genzyme General Division Stock equal to the product of the number of shares of IG Common Stock into which such warrant was exercisable immediately prior to the Effective Time and the Merger Consideration and rounded to the nearest whole share of Genzyme General Division Stock. The exercise price per share of Genzyme General Division Stock under such warrant will be equal to the exercise price per share of IG Common Stock immediately prior to the Effective Time divided by the Merger Consideration and rounded to the nearest cent.

BACKGROUND OF THE MERGER

        The potential acquisition by Genzyme of the IG Public Shares had been discussed independently by the IG Board and Genzyme Board at various times starting as early as 1992. These discussions usually occurred at times in which the IG Board was considering potential financing or acquisition transactions.
In this context, both the IG Board and Genzyme Board considered the possibility of Genzyme repurchasing the IG Public Shares as an alternative to such transactions. These discussions did not, however, lead to any negotiations between IG and Genzyme, nor did IG or Genzyme take any specific actions apart from informal consultations with outside counsel and accountants toward the consummation of such a transaction until October 1994.

        In October 1994, Genzyme management began consulting with its investment bankers regarding the potential acquisition of the IG Public Shares. At the same time, the IG Board established the Special Committee, which consists of the three IG Board members with no affiliation with Genzyme. The Special Committee was charged with investigating and considering the options available to IG for the further development of its business or for a business combination with a third party, including Genzyme. In furtherance of its mandate, the Special Committee retained Morris, James, Hitchens & Williams ("Morris, James") as independent legal counsel.

        On December 22, 1994, the Special Committee and its counsel met with and interviewed representatives of two investment banking firms having experience in the health care industry, including Alex. Brown. Following the interviews the Special Committee authorized Earl M. Collier, Jr., Chairman of the Special Committee, to retain Alex. Brown as its financial advisor. Pursuant to that authorization, Mr. Collier directed Alex. Brown to begin work on behalf of the Special Committee on January 5, 1995, and the Special Committee and Alex. Brown signed an engagement letter on January 20, 1995 (the "Engagement Letter").

        On January 19, 1995, representatives of Alex. Brown met informally with IG's Chief Financial Officer. Representatives of Alex. Brown and Morris, James attended due diligence meetings on January 26 and 27, 1995 at IG's offices. At these meetings, management of IG and Genzyme presented information regarding financial, strategic and legal issues facing IG. During January and early February of 1995, both Alex. Brown and Morris, James collected further information from IG and Genzyme to evaluate IG and Genzyme's respective businesses.

        On February 9, 1995, the Special Committee met and received presentations from its legal and financial advisors. Representatives of Alex. Brown reviewed the results of its work to that date and the various strategic alternatives for IG's business that might be available to it, the market performance of IG stock, IG's corporate structure and principal activities, and the various relationships between IG and Genzyme. The Special Committee discussed transactions that might be available to IG and the implications of Genzyme's ownership interest for some of the various options considered. On February 10, 1995, the Special Committee issued a press release announcing that a special committee of the IG Board had been formed to consider such strategic alternatives.

        A special meeting of the Genzyme Board was held on February 14, 1995, at which meeting Genzyme management recommended that the Board authorize an offer to the Special Committee relating to a merger of IG into Genzyme. The Genzyme Board authorized management to proceed in making an offer to acquire the IG Public Shares. On February 15, 1995, Genzyme sent a proposal to the Special Committee in which the IG Public Stockholders would receive .12368 shares of Genzyme General Division Stock for each share of IG Common Stock, resulting in a value of $4.76 per share based upon the prior day's closing price of Genzyme General Division Stock. On February 16 and 17, two lawsuits were filed in the Court of Chancery of the State of Delaware, each alleging, among other things, that Genzyme and the IG Board breached their fiduciary duties to the IG Public Stockholders in connection with this proposal. See "Recent Developments."

        On March 2, 1995, the Special Committee met again, and representatives of Alex. Brown made a detailed presentation concerning Alex. Brown's efforts to develop a valuation of IG. The representatives also advised the Special Committee of their efforts to contact third parties with a potential interest in a transaction with IG. At this meeting, the Special Committee determined that, although it would be premature to pursue negotiations with Genzyme over its offer, there should be additional discussions with Genzyme. The Special Committee authorized Alex. Brown to meet with Henri Termeer and David McLachlan, Genzyme's Chief Executive Officer and Chief Financial Officer, respectively.

        On March 9, 1995, representatives of Alex. Brown met with Messrs. McLachlan and Termeer. At that meeting, Mr. Termeer advised Alex. Brown of Genzyme's position that Genzyme considered IG an integral part of its business, and did not have an interest in selling IG or its controlling interest in IG.

        At the Special Committee's next meeting on March 22, 1995, the Special Committee received a more detailed presentation from Alex. Brown concerning the development of a valuation of IG. Among other things, the Special Committee discussed how to value the principal technologies of IG that are subject to further research and development. Following this presentation, the Special Committee authorized Alex. Brown to advise Genzyme that its merger proposal was unacceptable, but to also advise Genzyme that the Special Committee was prepared to discuss valuation methodology and assumptions in an effort to determine whether a suitable transaction might be negotiated.

        On May 4, 1995, the Special Committee met and discussed with Alex. Brown the latter's discussions with members of Genzyme management, including Mr. Termeer, on April 3 and 10, 1995. The Special Committee extensively reviewed Alex. Brown's efforts to value IG's principal technologies, including the many variables and assumptions involved in attempting to develop a value for the fetal cell separation ("FCS") technology in light of it not yet being at the clinical trial stage. In the latter regard, the Special Committee initiated a telephone conference with senior IG personnel in order to review various assumptions and variables incident to the prospective commercialization of the FCS technology. Such personnel related that the commencement of a clinical trial of the FCS technology depends on the successful outcome of research activities presently in progress and expected to continue at least through the balance of 1995. Since the results of these activities could not be forecasted, IG personnel could not predict whether or when a clinical trial to support FCS technology would begin. Furthermore, it was not possible to determine the duration and results of such a clinical trial, if and when such trial were to occur. IG estimated that the time necessary to conduct tests could range between six and 17 months. During that period,

IG would study between 5,000 and 10,000 samples to determine the accuracy of a prenatal FCS test to detect five separate chromosomes. Following completion of such tests, IG would expect to be able to determine the probable commercial value, if any, of the FCS technology. As a result of their discussions with IG personnel, the Special Committee and Alex. Brown concluded that while the commercial potential for the FCS service business was significant, the value of that potential was uncertain.

        On May 16, 1995, following a preliminary meeting among themselves, Mr. Collier and representatives of Alex. Brown and Morris, James met with Mr. Termeer and Mr. McLachlan concerning a possible Genzyme transaction. In his discussions with Mr. Termeer on May 16, 1995, Mr. Collier advised Mr. Termeer that the Special Committee believed the value of IG Common Stock was in excess of the amount of Genzyme's February 15, 1995 proposal. During their discussions, Mr. Termeer ultimately proposed to Mr. Collier a transaction at $7.00 per share, payable in Genzyme General Division Stock valued at the time of closing. After Messrs. Termeer and McLachlan left the meeting, there was an extensive discussion, during which Mr. Collier informed those present of Mr. Termeer's proposal and expressed the view that, based upon the advice of the Special Committee's advisors, discussions with Messrs. Termeer and McLachlan, and the work of the Special Committee, he was prepared to support a transaction with Genzyme at a price of $7.00 per share payable in Genzyme General Division Stock.

        Thereafter, on the evening of May 16, 1995, the Special Committee met by telephone (with Morris, James and Alex. Brown participating). The members of the Special Committee believed both that the price was fair and that were they to reject it and seek a higher price, there was a substantial risk that there would be no transaction with Genzyme. The Special Committee also believed that in view of the uncertainty regarding the timing and outcome of FCS technology research and any clinical trial as well as Genzyme's determination to retain a controlling interest in IG, IG's opportunities for growth as an independent entity were limited. Therefore, rejection of the Genzyme proposal would leave the IG Public Stockholders with little prospect for realizing a premium upon their investment comparable to that offered by Genzyme within the foreseeable future. Accordingly, the Special Committee determined to approve a transaction at a $7.00 per share price payable in Genzyme General Division Stock subject to, among other things, an opinion by Alex. Brown that the terms of the Merger are fair from a financial point of view to the IG Public Stockholders and execution of an appropriate merger agreement.

        On May 18, 1995, the Genzyme Board approved a merger transaction at a $7.00 per share price payable in Genzyme General Division Stock and Genzyme and the Special Committee executed a letter of intent pursuant to which the Special Committee would recommend to the IG Board the acquisition of the IG Public Shares by Genzyme.

        Acting by unanimous written consent dated as of June 10, 1995, the IG Board voted to accept the recommendation of the Special Committee regarding the Merger and approved the Merger Agreement. The Merger Agreement was executed the same day.

IG'S REASONS FOR THE MERGER

        The approval of the IG Board was based upon the unanimous approval of the Merger and the Merger Agreement by a Special Committee of directors comprised of Earl M. Collier, Jr., David E. Housman and David C. Ward, the only directors of IG who are not also either directors or officers of Genzyme. The Special Committee unanimously determined that the Merger and Merger Agreement are fair to, and in the best interests of, the IG Public Stockholders and recommended that the IG Board approve the Merger Agreement and the transactions contemplated by it.

        In determining to recommend approval of the Merger Agreement and the transactions contemplated by it, the Special Committee considered a number of factors, including but not limited to the following:

    1. that the $7.00 per share price represents a premium of 90% over the closing sales price of $3.6875 on February 9, 1995, the day prior to the Special Committee's announcement that it was considering various strategic alternatives, including a potential transaction with Genzyme;

    2. that the $7.00 per share price represents a premium of 47% over the closing price of $4.75 as of May 17, 1995, the last trading day prior to the first public announcement of the proposed Merger;

    3.   that there is a limited trading market in IG Common Stock;

    4.   oral and written presentations by Alex. Brown;

    5. presentations concerning the legal and financial due diligence conducted by the Special Committee's advisors on behalf of the Special Committee, and presentations concerning the Special Committee's advisors' discussions with senior Genzyme personnel;

    6. the terms and conditions of the Merger Agreement, including without limitation, a provision requiring the affirmative vote of a majority of the votes cast by IG Public Stockholders at the Special Meeting to approve the transaction and a provision permitting the Special Committee to abandon the Merger in the event that it becomes necessary to do so in the exercise of the fiduciary obligations of the Special Committee;

    7. the Special Committee's knowledge of the business, financial condition and results of operations of IG, including the fact that Genzyme has financed IG's FCS research;

    8.   the Special Committee's knowledge and understanding of the prospects
         for the commercial development and the viability and   proprietary
         position of the technologies that are the subjects of IG's research and development efforts;

    9. the history and status of IG's discussions (including Alex. Brown's discussions on behalf of the Special Committee) with other potential merger, acquisition, or strategic partner candidates;

    10. the fact that the IG Public Stockholders will have an opportunity to participate in the future performance of IG, and in the genetic testing services industry, through the ownership of the Genzyme General Division Stock to be received through a tax-free exchange in the Merger;

    11. in light of Genzyme's expressed intention to neither dispose of its interest in IG nor permit a sale of IG, limitations upon the capacity of IG to expand its business and grow as an independent entity;

    12. the Special Committee's belief that the Merger represents the highest price and most favorable terms available for the IG Public Stockholders in a transaction with Genzyme; and

    13. the Special Committee's belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable.

        In addition to the factors enumerated above, the Special Committee recognized that certain members of IG management and the IG Board have interests that are in addition to, or different from, the interests of the IG Public Stockholders and that may present them with actual or potential conflicts of interest in connection with the Merger. The Special Committee determined that such actual or potential conflicts of interest neither supported nor detracted from the fairness of the Merger to the IG Public Stockholders.

        The Special Committee also considered a number of potentially negative factors in its deliberations, including but not limited to: (i) the fact that Genzyme's offer to purchase the IG Public Shares occurred at a time when the price of IG Common Stock was low in relation to previous trading levels; (ii) the uncertainty of the relative market prices of IG Common Stock and Genzyme General Division Stock, as a result of market conditions or otherwise; and (iii) the fact that Genzyme's obligation to consummate the Merger would be subject to several conditions.

        In view of the number of factors considered by the Special Committee and the disparate nature of these factors, the Special Committee did not assign relative weights to the factors considered in reaching its conclusions.

FAIRNESS OPINION

        On January 20, 1995, the Special Committee retained Alex. Brown to act as its financial advisor. On June 8, 1995, Alex. Brown made a presentation to the Special Committee with respect to the Merger and rendered its oral opinion, which was subsequently confirmed in writing, that, as of such date, based upon the facts and circumstances as they existed at the time, and subject to certain assumptions, factors and limitations set forth in such opinion, the Merger Consideration was fair from a financial point of view to the IG Public Stockholders. Alex. Brown subsequently confirmed its oral opinion by delivery of a written opinion dated as of the date of the Merger Agreement.

    THE FULL TEXT OF THE WRITTEN OPINION OF ALEX. BROWN, DATED AS OF THE DATE OF THE MERGER AGREEMENT, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN, IS INCLUDED AS EXHIBIT B TO THIS PROSPECTUS/PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE IG PUBLIC STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. ALEX. BROWN'S OPINION IS DIRECTED ONLY TO THE MERGER CONSIDERATION TO BE RECEIVED BY THE IG PUBLIC STOCKHOLDERS PURSUANT TO THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY OF THE IG PUBLIC STOCKHOLDERS AS TO HOW SUCH STOCKHOLDERS SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF ALEX. BROWN SET FORTH IN THIS PROSPECTUS/PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In arriving at its opinion, Alex. Brown (i) reviewed the Merger Agreement;
(ii) reviewed certain publicly available information concerning IG and Genzyme;
(iii) reviewed certain financial analyses and other information concerning IG and Genzyme made available to Alex. Brown by their respective managements; (iv) held discussions with members of the senior management of IG and Genzyme regarding the business and the prospects of their respective companies and the joint prospects of a combined company; (v) reviewed the reported price and trading activity for IG Common Stock and Genzyme General Division Stock; (vi) compared certain financial and stock market information for IG with similar information for certain other companies whose securities are publicly traded;
(vii) reviewed the financial terms of certain recent business combinations that Alex. Brown deemed comparable in whole or in part; and (viii) performed such other studies and analyses and considered such other factors as Alex. Brown deemed appropriate.

    As described in the opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy and completeness of the information furnished to or otherwise reviewed by or discussed with it for the purposes of its opinion. With respect to the financial projections used in its analyses, Alex. Brown assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of IG and Genzyme as to the likely future financial performance of their respective companies. Alex. Brown did not make an independent evaluation or appraisal of the assets of IG or Genzyme, nor was it furnished with any such evaluation or appraisal. Alex. Brown's opinion stated that such opinion was based on market, economic and other conditions as they existed and could be evaluated as of the dates of its opinion. Alex. Brown's opinion does not imply any conclusion as to the likely trading range of Genzyme General Division Stock following consummation of the Merger nor does it constitute a recommendation to any of the IG Public Stockholders as to how such stockholder should vote with respect to the Merger.

    The following is a brief summary of the presentation Alex. Brown made to the Special Committee on June 8, 1995 updated to reflect the written opinion dated June 10, 1995:

    STOCK PRICE ANALYSIS. Alex. Brown reviewed and analyzed the trading prices and volume for IG from May 3, 1990, the date of IG's initial public offering, to June 9, 1995 and reviewed and analyzed the trading prices and volume for Genzyme over a period from January 4, 1991 to June 9, 1995. Alex. Brown also compared the daily closing prices of IG Common Stock with a composite index of certain selected biotechnology companies and a composite index of certain selected clinical laboratory companies (discussed below) from May 3, 1990 to June 9, 1995.

    Alex. Brown also analyzed the implied exchange ratio of IG Common Stock and Genzyme General Division Stock (the ratio of the closing price of IG Common Stock to the closing price of Genzyme General Division Stock on a specified date) and noted that the Merger Consideration represents a premium of 97.2% to the implied exchange ratio on February 9, 1995 (the day prior to the announcement by the Special Committee that it was considering strategic alternatives and that it had retained Alex. Brown), a premium of 46.3% to the implied exchange ratio on February 14, 1995 (the day prior to Genzyme's original offer for the IG Common Stock), and a premium of 52.1% to the implied exchange ratio on May 17, 1995 (the day prior to the announcement by Genzyme that it had increased its original offer).

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. Alex. Brown analyzed and compared certain publicly available information for IG with corresponding data and ratios for the following group of publicly traded clinical laboratory companies: Meris Laboratories, Inc., Laboratory Corporation of America Holdings, Physicians Clinical Laboratory, Inc., Unilab Corporation and Universal Standard Medical Labs, Inc. (the "Selected Companies"). Alex. Brown noted that the multiple of Adjusted Purchase Price (purchase price adjusted for debt and cash) to the latest twelve months ("LTM") revenue for IG was 1.7x compared to a range of multiples of Adjusted Market Value (market value adjusted for debt and cash) to LTM revenue for the Selected Companies of 0.8x to 1.6x, with a mean of 1.3x. Alex. Brown further noted the multiple of purchase price to the most recently reported book value for IG was 10.6x compared to a mean multiple of market value to the most recently reported book value for the Selected Companies of 6.5x. Alex. Brown also noted that no company used in the Selected Companies analysis was identical to IG and that, accordingly, an analysis of the results of the foregoing necessarily involved complex considerations and judgements concerning the financial and operating characteristics of IG and other factors that could affect the public trading value of the companies to which it was being compared.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS. Alex. Brown reviewed and analyzed twenty-nine selected pending and completed mergers and acquisitions in the clinical laboratory industry that have been announced since 1981 (the "Selected Transactions"). Alex. Brown noted that the multiple of Adjusted Purchase Price to LTM net revenues for the Merger was 1.7x compared to a range for the Selected Transactions of 0.7x to 3.1x with a mean of 1.6x. Alex. Brown further noted that the multiple of purchase price to the most recently reported book value for the Merger was 10.6x compared to a range for the Selected Transactions of 2.0x to 8.1x with a mean of 4.3x. In addition, Alex. Brown noted that the premium paid relative to the stock price on February 9, 1995 was 89.8% compared to a range of premiums paid relative to the stock price one day prior to the announcement of the transaction for the Selected Transactions of 18.2% to 170.1% with a mean of 65.1%, and that the premium paid relative to the stock price one month prior to the announcement was 115.4% compared to a range of premiums paid relative to the stock price one month prior to the announcement of the transaction for the Selected Transactions of 10.9% to 170.1% with a mean of 76.6%.

    Additionally, Alex. Brown reviewed and analyzed the results of thirty-two selected, completed transactions in which the acquiror owned greater than 50% of the target prior to initiation of the transaction (the "Controlling Stockholder Transactions") that have been announced since 1991. Alex. Brown noted that the premium paid relative to the stock price on February 9, 1995 was 89.8% compared to a range of premiums paid relative to the stock price one day prior to the announcement of the transaction for the Controlling Stockholder Transactions of 4.3% to 66.7% with a mean of 32.3% (the range excludes negative premiums and the highest and lowest premiums), and that the premium paid relative to the stock price one month prior to the February 9, 1995 announcement was 115.4% compared to a range of premiums paid relative to the stock price one month prior to the announcement of the transaction for the Controlling Stockholder Transactions of 4.9% to 88.6% with a mean of 31.2% (the range excludes negative premiums and the highest and lowest premiums). Alex. Brown noted that none of the Selected Transactions or the Controlling Stockholder Transactions was identical to the Merger and that, accordingly, an analysis of the results of the foregoing necessarily involved complex considerations and judgements concerning differences in the financial and operating characteristics of IG and other factors that would affect the acquisition value of the companies to which it was being compared.

        DISCOUNTED CASH FLOW ANALYSIS. Alex. Brown performed several discounted cash flow analyses for IG, based upon estimates of projected financial performance for IG, as prepared by its management, for the years 1995 through 2000 for all business units except the Fetal Cell Separation group (the "FCS Group") and for the years 1995 through 2004 for the FCS Group. The differing estimates of projected financial performance for IG prepared by its management were based upon assumptions regarding the development of IG's business that ranged from conservative to very optimistic. These assumptions included rates of growth in units of service and pricing, degrees of success of research and development, timing of market introduction of products and services, and market growth and penetration of products and services for the relevant periods. Alex. Brown aggregated the present value of the cash flows through 2004 for the FCS Group projections and through 2000 for the projections concerning the remainder of IG with the present value of a range of terminal values. Alex. Brown discounted these cash flows at discount rates ranging from 18.0% to 50.0%. The terminal value was computed based on projected earnings before interest, taxes, depreciation and amortization ("EBITDA") in calendar year 2004 for the FCS Group and projected EBITDA in calendar year 2000 for the remainder of IG and a range of terminal multiples of 7.0x to 12.0x. The resulting analyses of the estimates of IG's projected financial performance based on the assumptions regarding the development of IG's business indicated a possible range of values for the IG Common Stock of $4.75, using a conservative set of assumptions, to $21.53, using the most optimistic set of assumptions, with a median value of $6.79.

    PRO FORMA ANALYSIS. Alex. Brown analyzed certain pro forma financial effects of the Merger, including the effect on the projected earnings per share ("EPS") of the General Division following the Merger. Based on managements' projections of earnings and assuming full utilization of the IG net operating loss carryforward this analysis showed the Merger to be accretive to the General Division's fully taxed, projected calendar year 1995 EPS. The actual operating results or financial position achieved by the combined company may vary from the projected results, and the variations may be material.

    The summary set forth above does not purport to be a complete description of the presentation by Alex. Brown to the Special Committee or the analyses performed and factors considered by Alex. Brown in connection with its opinion dated June 10, 1995. Alex. Brown believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting portions of the above summary, without considering all factors and analyses, would create an incomplete understanding of the process underlying the analyses set forth in Alex. Brown's opinion. In performing its analyses, Alex. Brown made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of IG or Genzyme. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

    Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. The Special Committee selected Alex. Brown to serve as its financial advisor because of Alex. Brown's reputation and healthcare expertise. Alex. Brown regularly publishes research reports regarding the healthcare industry and the businesses and securities of publicly traded companies in that industry. In the ordinary course of its trading and brokerage activities, Alex. Brown may, from time to time, hold long or short positions in, may trade or may otherwise effect transactions, for its own account or for the account of customers, in securities of IG or Genzyme.

    Pursuant to the terms of the Engagement Letter, IG has agreed to pay Alex. Brown a transaction fee, upon consummation of the Merger, equal to $750,000. Such fee was proposed by Alex. Brown and approved by the Special Committee after consideration of fees quoted by the other investment banker interviewed by the Special Committee. IG agreed to pay Alex. Brown $250,000 of this amount upon execution of the Merger Agreement for having rendered its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the IG Public Stockholders. In addition, IG has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Alex. Brown and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement. To date, IG has reimbursed Alex. Brown for $9,370 of its expenses, and the amount of additional unbilled and unpaid expenses with regard to its engagement has been estimated by Alex. Brown to be approximately $25,000.

GENZYME'S REASONS FOR THE MERGER

    The Genzyme Board believes that the Merger is in the best interests of Genzyme and, therefore, has unanimously approved the Merger Agreement and the transactions contemplated thereby.

        The Genzyme Board reviewed information about IG available to it from IG management and assessed IG's financial condition. After considering this information, the Genzyme Board concluded that the following factors, in decreasing order of importance, favored adoption of the Merger Agreement and consummation of the Merger: (i) the combination of IG's business and Genzyme's genetic testing business would facilitate future financings and acquisitions, in part through the issuance of new equity or debt securities by the General Division, thereby satisfying the continuing need for cash infusion to finance operations and enhancing Genzyme's prospects for an increased market share in the prenatal genetic testing services market; (ii) Genzyme would be able to file a consolidated federal tax return incorporating the operations of IG and IG's tax-consolidated subsidiaries; (iii) costs would be reduced through more efficient use of shared personnel and the elimination of duplicate public company costs and (iv) certain potential conflicts of interest between Genzyme, IG and their respective stockholders relating to the growth of Genzyme's diagnostic services business would be eliminated.

    The Genzyme Board not only considered the benefits that could arise from the Merger, but also considered certain adverse factors, including the dilution to holders of Genzyme General Division Stock resulting from the issuance of the shares of Genzyme General Division Stock in the Merger and the additional portion of IG's operating losses to be borne by the General Division upon consummation of the Merger. The Genzyme Board concluded, in its business judgment, that the factors favoring adoption of the Merger Agreement outweighed any of the Merger's potential adverse effects.

MERGER AND EFFECTIVE TIME

    It is expected that the closing contemplated by the Merger Agreement will take place on September ___, 1995 (the "Closing Date").

    The date and time of the filing of appropriate merger documents with the Secretary of the Commonwealth of Massachusetts and the Secretary of the State of Delaware, or such later time as may be specified therein, will be the Effective Time of the Merger. IG and Genzyme will cause such merger documents to be filed and recorded as soon as practicable on or after the satisfaction or waiver of all conditions to the Merger. It is expected that the merger documents will be filed on the Closing Date, and will specify an Effective Time of 12:01 a.m. the next day, September ___, 1995.

EXCHANGE OF CERTIFICATES

    The Exchange Agent will exchange IG Common Stock certificates for Genzyme General Division Stock certificates and pay cash in lieu of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent will mail to all holders of record of IG Common Stock at the Effective Time instructions for surrendering their IG Common Stock certificates in exchange for a certificate or certificates representing shares of Genzyme General Division Stock. IG STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF INSTRUCTIONS FROM THE EXCHANGE AGENT. Upon surrender of an IG Common Stock certificate for cancellation to the Exchange Agent, the holder of such certificate will be entitled to receive in exchange a certificate representing the number of whole shares of Genzyme General Division Stock into which the shares of IG Common Stock previously represented by such certificate are converted. Surrendered certificates shall forthwith be cancelled. Until surrendered, each IG Common Stock certificate shall represent for all purposes the right to receive shares of Genzyme General Division Stock.

    If any Genzyme General Division Stock certificates are to be issued in a name other than that in which the IG Common Stock certificate surrendered is registered, it will be a condition of such exchange that the person requesting such exchange deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Genzyme General Division Stock in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    At the Effective Time, the stock transfer books of IG will be closed and no transfer of IG Common Stock will thereafter be made on those stock transfer books.

FRACTIONAL SHARES

    No fractional shares of Genzyme General Division Stock will be issued in the Merger, and any fractional interest will not entitle the owner to vote or to any other rights as a holder of Genzyme General Division Stock. Fractions of Genzyme General Division Stock will be paid in cash (without interest) in an amount determined by multiplying such fraction by the Merger Consideration. Neither the Exchange Agent nor Genzyme will be liable to any holder of IG Common Stock for any cash in lieu of fractional interests properly delivered to a public official pursuant to applicable escheat or abandoned property laws.

RESALES OF GENZYME GENERAL DIVISION STOCK

    The shares of Genzyme General Division Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, and may be traded without restriction by all former holders of shares of IG Common Stock who are not "affiliates," as defined under the Securities Act, of IG ("Affiliates").

    Directors, executive officers and certain 5% stockholders of IG may be deemed to be Affiliates. It is a condition to Genzyme's obligations under the Merger Agreement that each Affiliate execute and deliver to Genzyme an "affiliate letter" setting forth certain restrictions on such Affiliate's ability to sell the shares of Genzyme General Division Stock received in the Merger. Such restrictions arise from the applicable provisions of Rules 144 and 145 under the Securities Act. See "The Merger - Conditions of the Merger."

REPRESENTATIONS, WARRANTIES AND COVENANTS

    IG and Genzyme have made certain representations and warranties to each other relating to, among other things, compliance with laws, preparation of financial statements, legal actions and proceedings, the absence of undisclosed liabilities, and capitalization and share ownership.

    IG has agreed that, except with the prior written consent of Genzyme and with certain other exceptions set forth in the Merger Agreement, prior to the consummation of the Merger it shall observe certain covenants relating to the conduct of IG's business, including conducting its business in the usual course and using reasonable efforts to (i) preserve intact and keep available the services of IG's employees, (ii) keep in effect certain insurance policies in coverage amounts not less than those in effect at the date of the Merger Agreement, (iii) preserve its business, advertise, promote and market its services in accordance with its practice over the last 12 months, keep its properties intact and preserve its goodwill, and (iv) use all reasonable efforts to preserve and protect its intellectual property rights. IG has also agreed to take appropriate action (which shall not include the making of any cash payment) to effect the termination of all outstanding stock options that are not exercised prior to the Effective Time and to terminate the IG Employee Stock Purchase Plan as soon as practicable after the date of the Merger Agreement and prior to the commencement of any new offering period under such plan.

    IG has also agreed that, except with the prior written consent of Genzyme and with certain other exceptions set forth in the Merger Agreement, it will not (i) sell or transfer, or mortgage, pledge or create or permit to be created any security interest on, any of its assets other than sales or transfers in the ordinary course of business or the creation of security interests under previously disclosed arrangements or in connection with permitted borrowings,
(ii) incur any obligation or liability other than in the ordinary course of business, incur any indebtedness for borrowed money or enter into any other contracts or commitments involving payments to or by IG of $100,000 or more,
(iii) except as required by applicable law or pursuant to its affirmative covenants under the Merger Agreement or any existing employment or severance agreement, (A) manage the compensation and benefits of its officers, directors, employees and agents in a manner that is inconsistent with past practices or
(B) enter into or modify any agreement with any consultant, except for agreements terminable upon not more than one year's notice that are consistent with IG's past practices with respect to consulting agreements, (iv) change the number of authorized, issued or outstanding shares of IG capital stock, grant or accelerate the exercisability of any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock, or declare or pay any dividend or other distribution, or sell or transfer any shares of its capital stock, except upon the exercise of outstanding options or warrants, (v) amend its certificate of incorporation or by-laws, (vi) make any material acquisition of property other than in the ordinary course of business, or (vii) enter into or modify any license, technology development or technology transfer agreement with any other person or entity other than in the ordinary course of business.

    IG and Genzyme have each agreed to use their respective reasonable commercial efforts to obtain all authorizations and consents of third parties necessary to the consummation of the transactions contemplated by the Merger Agreement, to perform and fulfill its obligations under the Merger Agreement, to obtain the other party's approval prior to issuance of any press release or other information to the press or any third party with respect to the Merger Agreement or the transactions contemplated thereby.

    Genzyme has agreed that after the Effective Time, it will indemnify and hold harmless each former officer and director of IG with respect to actions taken or omitted to be taken prior to the Effective Time, to the extent such person is entitled to indemnification under the certificate of incorporation or by-laws of IG, to the fullest extent permitted by Delaware law.

    Genzyme has also agreed that during the period beginning two days prior to the date of this Prospectus/Proxy Statement and ending at the Effective Time, it will not, directly or through a subsidiary, purchase any shares of Genzyme General Division Stock.

CONDITIONS OF MERGER

    In addition to the adoption of the Merger Agreement by the stockholders of IG, the respective obligations of Genzyme and IG to consummate the Merger are subject to the following conditions, among others: (i) the representations and warranties contained in the Merger Agreement must be accurate in all material respects at the Effective Time; (ii) all covenants and agreements required by the Merger Agreement to be performed or complied with shall have been performed or complied with in all material respects on or prior to the Effective Time;
(iii) the parties shall have received customary legal opinions and other documents as described in the Merger Agreement; (iv) Genzyme shall have received letters from specified Affiliates (as defined under "The Merger - Resales of Genzyme General Division Stock" above) of IG agreeing not to sell or transfer shares of Genzyme General Division Stock to be received in the Merger, except under certain circumstances or in compliance with certain conditions;
(v) the parties shall have obtained all approvals, consents and waivers required to be obtained in connection with the performance of the Merger Agreement; (vi) the Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness thereof shall have been issued; (vii) IG shall have received an opinion of counsel to the effect that the Merger will be a tax-free reorganization; and (viii) there shall have been no material adverse change in the business of IG.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective
Time: (i) by the Special Committee upon written notice to Genzyme if Genzyme has breached any representation, warranty, covenant or agreement contained in the Merger Agreement and has not cured such breach within 10 business days of receipt of written notice; (ii) by the Special Committee should it determine in good faith to do so pursuant to the exercise of the Special Committee's fiduciary duties; (iii) by the Genzyme Board upon written notice to IG if IG has breached any representation, warranty, covenant or agreement contained in the Merger Agreement and has not cured such breach with 10 business days of receipt of written notice; (iv) by either party if (A) any court of competent jurisdiction or United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable, (B) the requisite IG Public Stockholder vote adopting the Merger Agreement is not obtained or (C) if, without fault of the terminating party, the Effective Time shall not have occurred on or before November 30, 1995; or (v) at any time prior to the Effective Time upon the written consent of Genzyme and the Special Committee.

    If terminated as provided above, the Merger Agreement will become void and have no effect, without any liability on the part of either party, its directors, officers or stockholders with the exception of the provisions relating to confidentiality, publicity and expenses, which shall remain in effect. However, termination of the Merger Agreement pursuant to one or more of the methods described above will not relieve any party from liability for any breach thereof occurring before such termination.

WAIVER AND AMENDMENT

    At any time prior to the Effective Time, (i) the parties to the Merger Agreement may, by written agreement, modify, amend or supplement any term or provision of the Merger Agreement or extend the time for performance of any obligation thereunder and (ii) any term or provision of the Merger Agreement may be waived in writing by the party entitled to the benefits thereof; provided, however, that after the Merger Agreement is adopted by the stockholders of IG, no such amendment or modification may be made without further approval of the stockholders of IG if such amendment or modification would change the amount or kind of consideration to be received in exchange for the IG Common Stock or adversely affect the rights of such stockholders.

REGULATORY MATTERS

    Other than the filing of appropriate merger documents with the Secretary of the State of Delaware and the Secretary of the Commonwealth of Massachusetts and routine approvals and actions required under IG's permits and licenses to reflect the change in control of IG, there are no governmental approvals required to effect the Merger.

EXPENSES

    The Merger Agreement provides that each party will bear its respective expenses incurred in connection with the preparation, execution, and performance of the Merger Agreement and the transactions contemplated thereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants. The expenses of printing the Prospectus/Proxy Statement will be borne by Genzyme.

ACCOUNTING TREATMENT

Genzyme will account for the Merger using the purchase method of accounting.

MANAGEMENT OF IG'S BUSINESS AFTER MERGER

    Following consummation of the Merger, IG will operate as a business unit within the General Division.

    At and immediately after the Effective Time, the Board of Directors of the
Surviving Corporation will be Henri A. Termeer, Constantine E. Anagnostopoulos,
Douglas A. Berthiaume, Henry E. Blair, Robert J. Carpenter, Charles L. Cooney
and Henry R. Lewis, of whom Mr. Termeer is an executive officer of Genzyme.
The following table contains certain information about the directors of the
Surviving Corporation.
                                                                                                                           PRESENT
                                               BUSINESS EXPERIENCE DURING PAST FIVE                          DIRECTOR       TERM
     NAME AND AGE                                 YEARS AND OTHER DIRECTORSHIPS                               SINCE        EXPIRES
     ------------                              ------------------------------------                          --------      -------
  Henri A. Termeer            Mr. Termeer has served  as President of Genzyme since October  1983, Chief       1983          1997
  Age: 49                     Executive Officer since December 1985 and Chairman of  the Board since May
                              1988.   For ten  years prior to  joining Genzyme,  Mr. Termeer worked  for
                              Baxter Travenol  Laboratories, Inc.,  a manufacturer of  human health care
                              products.    Mr.  Termeer  is  Chairman  of  the  Boards  of  IG,  Genzyme
                              Transgenics Corporation ("GTC")  and Neozyme II.   Mr. Termeer  is also  a
                              director of Abiomed, Inc., AutoImmune Inc., and  Xenova Ltd. and a trustee of  Hambrecht & Quist  Healthcare Investors and of  Hambrecht & Quist Life
                              Sciences Investors.

  Henry E. Blair              Mr.  Blair is a consultant to several companies, including Genzyme.  Prior       1981          1998
  Age: 51                     to January 1990, Mr. Blair  was Senior Vice President,  Scientific Affairs
                              of Genzyme.  Before joining Genzyme in 1981,  he was Associate Director of the New  England Enzyme  Center at  Tufts University  School of  Medicine.
                              Mr.  Blair  is  also  a  director  of  GTC,  Dynagen,   Inc.  and  Celtrix
                              Pharmaceuticals, Inc.

  Charles L. Cooney           Dr.  Cooney is a Professor of Chemical and Biochemical Engineering and Co-       1983          1996
  Age: 50                     Director of the  Program on the Pharmaceutical  Industry at  Massachusetts
                              Institute of  Technology.    Dr.  Cooney joined  the  MIT  faculty  as  an
                              Assistant Professor in  1970 and became a  Professor in 1982.   Dr. Cooney
                              is  also  a principal  of  BioInformation Associates,  Inc.,  a consulting company.

                                                                                                                           PRESENT
                                               BUSINESS EXPERIENCE DURING PAST FIVE                          DIRECTOR       TERM
     NAME AND AGE                                 YEARS AND OTHER DIRECTORSHIPS                               SINCE        EXPIRES
     ------------                              ------------------------------------                          --------      -------
  Constantine E.              Dr. Anagnostopoulos  is Managing  General Partner  of Gateway  Associates,       1986         1996
  Anagnostopoulos             which is the general partner  of Gateway  Venture Partners  III, L.P.,  a
  Age: 72                     venture capital partnership.   From  January  1986  to  April 1987,  Dr.
                              Anagnostopoulos was a consultant  to  Monsanto  Company, a  producer  of pharmaceuticals, chemicals, plastics  and textiles, and to  Alafi Capital, a venture capital  firm.  From 1982  through 1985, he served  as Corporate
                              Vice President of Monsanto Company.

  Henry R. Lewis              Mr. Lewis is a  consultant to several companies and Chairman of  the Board       1987         1997
  Age: 69                     of Delphax Systems,  a manufacturer of high speed non-impact printers, and
                              a   member   of  the   Board   of  Protein   Engineering   Corporation,  a
                              pharmaceutical discovery and  development company.  From 1986  to February
                              1991,  Mr.   Lewis  was  the  Vice  Chairman  of  the  Board  of  Dennison
                              Manufacturing  Company, a manufacturer and distributor of products for the stationery, technical  paper, and industrial  and retail systems  markets.
                              From 1982 to 1986, Mr. Lewis was a Senior Vice President of Dennison.

  Douglas A.                  Mr. Berthiaume  is a director,  President, and Chief  Executive Officer of       1988         1998
  Berthiaume                  Waters Corporation,  a high technology manufacturer  of products  used for
  Age: 46                     analysis and purification,  formerly a division of  Millipore Corporation.
                              From May 1991 to  August 1994, he was President of  the Waters Division of
                              Millipore Corporation  and  from 1988  to  1991,  he was  Chief  Financial
                              Officer of Millipore Corporation.

  Robert J.                   Mr. Carpenter is Chairman of the Board of GelTex  Pharmaceuticals, Inc., a       1994         1996
  Carpenter                   privately held pharmaceutical  development company which he  co-founded in
  Age: 50                     November  1991  and where  he  served  as  President  and Chief  Executive
                              Officer  until  May  1993.   Mr.  Carpenter  was  Chairman  of  the Board,
                              President, and  Chief Executive  Officer of  Integrated Genetics, Inc.,  a
                              biotechnology company that  merged with Genzyme  in 1989.   Following  the
                              merger  and until  1991,  Mr. Carpenter  was  Executive Vice  President of
                              Genzyme, and Chief  Executive Officer  and Chairman  of the  Board of  IG.
                              Mr. Carpenter is presently  a director of Apex BioSciences,  Inc., Neozyme
                              II and IG.

    The executive officers of Genzyme will not change as a result of the Merger. Biographical data for the current executive officers of Genzyme is contained in Part I, Item 1A of Genzyme's annual report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the principal federal income tax consequences of the Merger. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, current administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change. Moreover, this discussion does not purport to be a complete analysis of all potential tax effects relevant to a particular IG stockholder nor does it address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws. In addition, it does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each IG stockholder is urged to consult his or her own tax advisor regarding the tax consequences of the Merger in his or her own particular tax situation and regarding state, local and foreign tax implications of the Merger and any tax reporting requirements of the Merger.

    The Merger is conditioned on receipt of the legal opinion of Palmer & Dodge, counsel to Genzyme, with respect to certain federal income tax consequences of the Merger, dated as of the Closing Date. This summary reflects the views of Palmer & Dodge as to the material federal income tax consequences of the Merger. However, both the opinion and this summary are based upon representations by the managements of IG and Genzyme and current law, and assume that the Merger is carried out as described herein. If those representations are not accurate, if changes are made to current law or if the Merger is not carried out as described herein, the federal income tax consequences of the Merger may vary from those described in the opinion and in this summary. Neither this summary nor the legal opinion is binding on the IRS, and no rulings have been or will be requested from the IRS with respect to the Merger.

    The following discussion may not be applicable with respect to IG Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation.

TAX TREATMENT OF IG AND GENZYME. In the opinion of Palmer & Dodge, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Accordingly, it is anticipated that (i) IG and Genzyme will recognize no gain or loss by reason of the Merger and (ii) the basis and holding periods of IG's assets immediately after the Merger will include the basis and holding periods in its hands immediately before the Merger.


TAX CONSEQUENCES TO IG'S STOCKHOLDERS. In the opinion of Palmer & Dodge, no gain or loss will be recognized by an IG stockholder with respect to the receipt of Genzyme General Division Stock in exchange for IG Common Stock in the Merger. The basis of Genzyme General Division Stock received by an IG stockholder will be the same as the basis of the IG Common Stock exchanged therefor. The holding period of the Genzyme General Division Stock, including any fractional shares deemed received, will include the holding period of the IG Common Stock surrendered in exchange therefor, provided the IG Common Stock was a capital asset in the hands of such stockholder at the Effective Time. An IG stockholder will recognize gain or loss in an amount equal to the difference between the amount of cash received in lieu of a fractional share of Genzyme General Division Stock and the portion of the stockholder's basis that is allocable to the fractional share. Generally, any such gain or loss will be capital gain or loss assuming the IG Common Stock surrendered is held as a capital asset at the Effective Time and will be long-term capital gain or loss if the stockholder has held his IG Common Stock for more than one year at the Effective Time.

    THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH IG STOCKHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER LAWS.

                             DESCRIPTION OF GENZYME

    The business of Genzyme is described in Genzyme's annual report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                               DESCRIPTION OF IG

    The business of IG is described in IG's annual report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference. A copy of such annual report is being delivered with this Prospectus/Proxy Statement.

                              RECENT DEVELOPMENTS

    On February 16, 1995, a lawsuit was filed by Lenora Isaacs and Richard Berusch, and on February 17, 1995, a second lawsuit was filed by Robert J. Bernard, each in the Court of Chancery of the State of Delaware for New Castle County (Civil Action Nos. 14038 and 14045, respectively), on their own behalf and as a class action on behalf of all IG stockholders other than the named defendants and their respective affiliates, naming IG, Genzyme and each of the directors of IG as defendants. The complaints allege, among other things, that Genzyme and the directors of IG have breached their fiduciary duties to the IG Public Stockholders in connection with a proposal made by Genzyme on February 15, 1995 to acquire the IG Public Shares in which the IG Public Stockholders would receive .12368 shares of Genzyme General Division Stock for each share of IG Common Stock held, resulting in a value of $4.76 per share based on the closing price of Genzyme General Division Stock on February 14, 1995. The proposal that was the subject of these complaints was superseded by the terms of the Merger Agreement.

    For a description of three recent transactions between Genzyme and its affiliate, GTC, see "Related Party Arrangements."

                            GENZYME SHARE OWNERSHIP

    The following table and footnotes set forth certain information regarding the ownership of Genzyme General Division Stock and Genzyme TR Division Stock,
and the common stock of GTC and IG, two subsidiaries of Genzyme, as of April 1,
1995 by (i) persons known by Genzyme to be beneficial owners of more than 5% of
Genzyme General Division Stock or Genzyme TR Division Stock, (ii) the Chief
Executive Officer and each of the four other most highly compensated executive officers of Genzyme, (iii) each director of Genzyme, and (iv) all current executive officers and directors of Genzyme as a group:
                                                                           Number of Shares
        Beneficial Owner                                                Beneficially Owned (1)
        ----------------                                             ---------------------------
                                                                     Shares              Percent
                                                                     ------              -------
State of Wisconsin Investment Board (2)
  121 East Madison Avenue
  Wilson, Wisconsin 53702
    Genzyme General Division Stock  . . . . . . . . . . . . . . .   1,396,000              5.22
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .     776,189                *
Henri A. Termeer (3)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .     388,618              1.43
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .      75,661                *
Alan E. Smith (4)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .      68,206                *
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .      12,206
Gregory D. Phelps (5)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .      42,924                *
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .      23,873
Elliott D. Hillback, Jr (6)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .      67,994                *
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .      10,662
Geoffrey F. Cox (7)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .      75,461                *
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .      13,180
Henry E. Blair (8)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .      29,300                *
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .       8,955
Robert J. Carpenter (9)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .       9,679                *
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .      23,446

Charles L. Cooney (10)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .      17,925                *
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .       7,419
Constantine E. Anagnostopoulos (11)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .      16,000                *
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .       7,160
Henry R. Lewis (12)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .      13,200                *
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .       6,620
Douglas A. Berthiaume (13)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .      14,250                *
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .       6,923
All current executive officers and directors as a group
    (20 persons) (14)
    Genzyme General Division Stock  . . . . . . . . . . . . . . .   1,197,873              4.30
    Genzyme TR Division Stock   . . . . . . . . . . . . . . . . .     285,000              3.27
--------------------

* Indicates less than 1%

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Shares acquired for the account of any officer under the Genzyme 1990 Employee Stock Purchase Plan and Corporation Retirement Savings Plan after December 31, 1994 are not included in the table.

(2) The State of Wisconsin Investment Board ("SWIB") is a government agency which manages public pension funds. SWIB retains sole voting and dispositive power for all of the shares shown. The foregoing information regarding SWIB is based on information supplied to Genzyme by SWIB.

(3) The stock beneficially owned by Mr. Termeer includes 371,250 and 63,318 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995 and 3,300 and 445 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to currently exercisable warrants. In addition, Mr. Termeer owns 9,500 shares of GTC common stock and holds options to purchase 6,000 shares of GTC common stock that are exercisable within the 60-day period following April 1, 1995.

(4) The stock beneficially owned by Dr. Smith includes 62,483 and 11,435 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995. In addition, Dr. Smith holds options to purchase 6,000 shares of GTC common stock that are exercisable within the 60-day period following April 1, 1995.

(5) The stock beneficially owned by Mr. Phelps includes 38,633 and 12,715 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995 and 2,500 and 337 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to currently exercisable warrants. In addition, Mr. Phelps holds options to purchase 4,000 shares of GTC common stock that are exercisable within the 60-day period following April 1, 1995.

(6) The stock beneficially owned by Mr. Hillback includes 63,283 and 10,043 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995. Also included are 84 and 11 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, and currently exercisable warrants to purchase 600 and 81 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held by Mr. Hillback's wife for her own account. In addition, Mr. Hillback's wife holds 168 and 22 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, as custodian for their children. Mr. Hillback also owns 10,000 shares of IG Common Stock and holds options to purchase 4,250 shares of IG Common Stock that are exercisable within the 60-day period following April 1, 1995. Mr. Hillback's wife holds 500 shares of IG Common Stock as custodian for one of their children. Mr. Hillback disclaims beneficial ownership of all shares held by his wife.

(7) The stock beneficially owned by Dr. Cox includes 72,183 and 12,744 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995 and 2,897 and 389 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held jointly with his wife.

(8) The stock beneficially owned by Mr. Blair includes 6,000 and 5,810 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995. In addition, Mr. Blair owns 1,000 shares of GTC common stock and holds options to purchase 6,000 shares of GTC common stock that are exercisable within the 60-day period following April 1, 1995.

(9) The stock beneficially owned by Mr. Carpenter includes 1,600 and 5,616 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995 and 1,000 and 135 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to currently exercisable warrants. Also included are 246 and 33 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, and 1,000 and 135 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to currently exercisable warrants held by his wife. Mr. Carpenter disclaims beneficial ownership of all shares held by his wife. In addition, Mr. Carpenter holds options to purchase 4,000 shares of IG Common Stock that are exercisable within the 60-day period following April 1, 1995.

(10) The stock beneficially owned by Dr. Cooney includes 6,000 and 5,810 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995 and 11,925 and 1,609 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held jointly with his wife. Dr. Cooney also owns 1,000 shares of IG Common Stock held jointly with his wife. Dr. Cooney's wife owns 500 shares of IG Common Stock of which Dr. Cooney disclaims beneficial ownership. In addition, Dr. Cooney holds 2,000 shares of GTC common stock held jointly with his wife.

(11) The stock beneficially owned by Dr. Anagnostopoulos consists of 16,000 and 7,160 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995.

(12) The stock beneficially owned by Mr. Lewis includes 16,000 and 6,620 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995.

(13) The stock beneficially owned by Mr. Berthiaume includes 14,000 and 6,890 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995.

(14) Includes 1,095,504 and 234,684 shares of Genzyme General
Division Stock and Genzyme TR Division Stock, respectively, that are subject to outstanding stock options exercisable within the 60-day period following April 1, 1995 and 9,200 and 1,322 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to currently exercisable warrants. Also includes 20,400 and 2,833 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held jointly by officers and directors of Genzyme with their respective spouses. Also includes 330 and 44 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, and currently exercisable warrants to purchase 1,600 and 81 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held by the spouses of officers, and 2,571 and 343 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held by the spouses of officers for the benefit of the children of such officers. All such shares subject to warrants and stock options are treated as outstanding for the purpose of computing the stated percentage.

     Genzyme's officers and directors as a group own beneficially an aggregate of 47,350 shares of common stock, less than 1% of the shares outstanding, of IG, including 8,250 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 1,100 shares of common stock owned jointly by directors and officers and their spouses, 500 shares owned by the spouse of a director and 500 shares held by the spouse of an officer for the benefit of their minor child.

     Genzyme's officers and directors as a group own beneficially an aggregate of 34,500 shares of common stock, less than 1% of the shares outstanding, of GTC, including 22,000 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 2,000 shares held jointly by a director and his spouse.

                               IG SHARE OWNERSHIP

     The following table and footnotes set forth certain information regarding the beneficial ownership of IG Common Stock and the common stock of Genzyme as of April 1, 1995, except as provided in the footnotes, by (i) all persons known by IG to own beneficially more than 5% of its Common Stock, (ii) the Chief
Executive Officer and each of the three other most highly compensated executive officers of IG whose salary and bonus for 1994 exceeded $100,000, (iii) each director of IG and (iv) all executive officers and directors of IG as a group:

                                                                   Shares of Common Stock
        Beneficial Owner                                           Beneficially Owned (1)
        ----------------                                           ----------------------
                                                                   Shares                 Percent
                                                                   ------                 -------
Genzyme Corporation . . . . . . . . . . . . . . . .              6,513,880                68.6%
    One Kendall Square
    Cambridge, MA 02139

Elliott D. Hillback, Jr.  . . . . . . . . . . . . .                 14,750 (2)              *

Martin D. Praino  . . . . . . . . . . . . . . . . .                 39,140 (3)              *

C. Ann Merrifield . . . . . . . . . . . . . . . . .                 26,098 (4)              *

Katherine W. Klinger  . . . . . . . . . . . . . . .                 50,625 (5)              *

Henri A. Termeer  . . . . . . . . . . . . . . . . .              6,513,880 (6)            68.6%

David J. McLachlan  . . . . . . . . . . . . . . . .                  5,000 (7)              *

David D. Fleming  . . . . . . . . . . . . . . . . .                  5,100 (8)              *

Robert J. Carpenter . . . . . . . . . . . . . . . .                 19,000 (9)              *

David E. Housman  . . . . . . . . . . . . . . . . .                 31,000 (10)             *

David C. Ward . . . . . . . . . . . . . . . . . . .                 64,000 (11)             *

Earl M. Collier . . . . . . . . . . . . . . . . . .                 10,000 (12)             *

All executive officers and  . . . . . . . . . . . .              6,780,093 (13)           70.8%
    directors as a group
    (13 persons)
--------------------

* Indicates less than 1%

(1) Except as otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Ownership of each class of common stock of Genzyme set forth in these footnotes does not include any shares acquired for the account of any named person since December 31, 1994 under the Genzyme Corporation Retirement Savings Plan and, with respect to each person except Mr. Termeer, represents less than one percent of the outstanding shares of each class of Genzyme common stock.

(2) Includes 4,250 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 500 shares held by Mr. Hillback's wife as custodian for one of their minor children. Mr. Hillback also owns beneficially (i) 67,762 shares of Genzyme General Division Stock, which includes 63,283 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 252 shares and currently exercisable warrants to purchase 600 shares held by Mr. Hillback's wife for her own account or as custodian for their minor children and (ii) 10,664 shares of Genzyme TR Division Stock, which includes 10,043 shares subject to stock options exercisable within the 60-day period following April 1, 1995, 81 shares subject to currently exercisable warrants and 33 shares held by Mr. Hillback's wife for her own account. Mr. Hillback disclaims beneficial ownership of all shares held by his wife for her own account or as custodian for their minor children.

(3) Includes 12,400 shares subject to options exercisable within the 60-day period following April 1, 1995. Mr. Praino also owns beneficially (i) 13,430 shares of Genzyme General Division Stock, which includes 7,930 shares of Genzyme General Division Stock subject to stock options exercisable within the 60-day period following April 1, 1995 and (ii) 1,070 shares of Genzyme TR Division Stock subject to stock options exercisable within the 60-day period following April 1, 1995.

(4) Includes 12,600 shares subject to options exercisable within the 60-day period following April 1, 1995. Ms. Merrifield also owns beneficially (i) 3,526 shares of Genzyme General Division Stock subject to stock options exercisable within the 60-day period following April 1, 1995 and (ii) 476 shares of Genzyme TR Division Stock subject to stock options exercisable within the 60 day period following April 1, 1995.

(5) Includes 1,600 shares subject to stock options exercisable within the 60-day period following April 1, 1995, 3,025 shares held jointly by Dr. Klinger and her husband and 1,000 shares held by Dr. Klinger's husband. Dr. Klinger disclaims beneficial ownership of the shares held by her husband. Dr. Klinger also owns beneficially (i) 5,643 shares of Genzyme General Division Stock, which includes 1,317 shares held jointly with her husband and 4,326 shares subject to stock options exercisable within the 60-day period following April 1, 1995, and (ii) 761 shares of Genzyme TR Division Stock, which includes 584 shares subject to stock options exercisable within the 60 day period following April 1, 1995 and 177 shares owned jointly with her husband.

(6) Includes 6,513,880 shares owned by Genzyme, as to which Mr. Termeer disclaims beneficial ownership. Mr. Termeer is President, Chief Executive Officer and Chairman of the Board of Genzyme. Mr. Termeer also owns beneficially (i) 388,618 shares of Genzyme General Division Stock, which includes 371,250 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 3,300 shares subject to currently exercisable warrants, and (ii) 75,661 shares of Genzyme TR Division Stock, including 63,318 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 445 shares subject to currently exercisable warrants. Such ownership represents 1.43% of the outstanding Genzyme General Division Stock and less than 1% of the outstanding Genzyme TR Division Stock.

(7) Mr. McLachlan also owns beneficially (i) 88,176 shares of Genzyme General Division Stock, which includes 82,133 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 1,400 shares subject to currently exercisable warrants, and (ii) 14,902 shares of Genzyme TR Division Stock, which includes 14,087 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 189 shares subject to currently exercisable warrants.

(8) Includes 100 shares jointly owned by Mr. Fleming and his wife. Mr. Fleming also owns beneficially (i) 89,771 shares of Genzyme General Division Stock, which includes 84,633 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 2,393 shares held by Mr. Fleming's wife as custodian for their minor children, and (ii) 13,594 shares of Genzyme TR Division Stock, which includes 12,925 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 320 shares held by Mr. Fleming's wife as custodian for their minor children. Mr. Fleming disclaims beneficial ownership of the shares held for the benefit of his minor children.

(9) Includes 4,000 shares subject to stock options exercisable within the 60-day period following April 1, 1995. Mr. Carpenter also owns beneficially
(i) 9,679 shares of Genzyme General Division Stock, which includes 1,600 shares subject to stock options exercisable within the 60-day period following April 1, 1995, 1,000 shares subject to currently exercisable warrants and 246 shares and currently exercisable warrants to purchase 1,000 shares held by his wife, and (ii) 23,446 shares of Genzyme TR Division Stock, which includes 5,616 shares subject to stock options exercisable within the 60-day period following April 1, 1995, 135 shares subject to currently exercisable warrants, and 33 shares and 135 shares subject to currently exercisable warrants owned by his wife. Mr. Carpenter disclaims beneficial ownership of shares owned by his wife.

(10) Includes 6,000 shares subject to stock options exercisable within the 60-day period following April 1, 1995. Dr. Housman also owns beneficially (i) 35,550 shares of Genzyme General Division Stock, which includes 1,700 shares owned by his wife, and (ii) 4,799 shares of Genzyme TR Division Stock, which includes 229 shares owned by his wife. Dr. Housman disclaims beneficial ownership of the shares owned by his wife.

(11) Includes 4,000 shares subject to options exercisable within the 60-day period following April 1, 1995 and 5,000 shares held by Dr. Ward's wife. Dr. Ward disclaims beneficial ownership of the shares held by his wife. Dr. Ward also owns beneficially (i) 2,830 shares of Genzyme General Division Stock, which includes 330 shares owned by his minor children, and (ii) 382 shares of Genzyme TR Division Stock, which includes 44 shares owned by his minor children.

(12) Includes 8,000 shares subject to stock options exercisable within the 60-day period following April 1, 1995. Mr. Collier also owns beneficially 1,710 shares of Genzyme General Division Stock and 230 shares of Genzyme TR Division Stock.

(13) Includes 54,350 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 6,513,880 shares owned by Genzyme, a corporation of which Messrs. Termeer, McLachlan and Fleming, directors of IG, and Mr. Hillback, director, President and Chief Executive Officer of IG, are officers. Also includes 3,125 shares held jointly by a director and an officer of IG with their respective spouses, 6,000 shares held by the spouses of a director and an officer of IG and 500 shares held for the benefit of one of the minor children of a director of IG. All shares subject to stock options are treated as outstanding for the purpose of computing the stated percentage.

     The directors and officers of IG as a group own beneficially 727,957 shares of Genzyme General Division Stock, or 2.7% of the shares outstanding, including 639,214 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and currently exercisable warrants to purchase 5,700 shares. Also includes 1,317 shares of Genzyme General Division Stock held jointly by an officer and her husband and 2,030 shares and currently exercisable warrants to purchase 1,600 shares held by the spouses of directors of IG. Also includes 2,891 shares held for the benefit of children of directors of IG.

     The directors and officers of IG as a group own 149,045 shares of Genzyme TR Division Stock, or 1.8% of the shares outstanding, including 112,090 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and currently exercisable warrants to purchase 769 shares. Also includes 177 shares owned jointly by an officer of IG with her spouse, 273 shares and currently exercisable warrants to purchase 216 shares owned by the spouses of directors of IG. Also includes 86 shares held for the benefit of the children of directors of IG.

                  COMPENSATION OF GENZYME'S EXECUTIVE OFFICERS

    The following tables set forth certain compensation information for the Chief Executive Officer of Genzyme and each of the four other most highly compensated executive officers of Genzyme.

                           SUMMARY COMPENSATION TABLE
                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                           ANNUAL COMPENSATION                      AWARDS                       ALL OTHER
                                           -------------------                   ------------                   COMPENSATION
                                                                                  Options(#)                    ------------
                                                                                  -----------
                                                                       Genzyme       Genzyme TR
 Name and Principal Position    Year      Salary($)     Bonus($)       General        Division                     ($)(1)
 ---------------------------    ----      ---------     -------     Division Stock      Stock       GTC            ------
                                                                    --------------   ----------     ---
 Henri A. Termeer               1994       499,231     387,500          60,000        66,000        ---           14,640
  Chief Executive Officer       1993       459,462     225,000         105,000          --          ---           14,388
                                1992       424,541     235,000          30,000          --          ---            7,292

 Alan E. Smith                  1994       201,788      81,500          18,500        15,000      4,000            1,875
  Senior Vice President,        1993       190,831      50,000          33,500          --        2,000            2,249
  Research                      1992       179,939      60,000           8,500          --          ---            2,182

 Elliott D. Hillback,           1994       184,808      90,000          18,500         7,500        ---            1,875
 Jr.(2)                         1993       174,846      42,000          33,500          --          ---            2,186
  Senior Vice President         1992       164,924      75,000           8,500          --          ---            2,062

 Geoffrey F. Cox                1994       179,808     100,000          18,500        15,000        ---            1,875
  Senior Vice President,        1993       167,846      40,000          33,500          --          ---            2,123
  Operations                    1992       159,923      60,000           8,500          --          ---            2,088

 Gregory D. Phelps              1994       179,712     100,000          18,500        37,500      2,000            1,875
  Senior Vice President         1993       164,846      46,000          33,500          --        2,000           13,568
                                1992       150,000      60,000           8,500          --          ---            2,010
-----------------

(1) The reported amounts consist of employer contributions under the Genzyme Corporation Retirement Savings Plan, a 401(k) plan. For Mr. Termeer, the reported amounts also include insurance premiums of $12,765, $12,139, and $5,110 paid by Genzyme on his behalf in 1994, 1993 and 1992, respectively, for life and disability insurance benefits. For Mr. Phelps, the reported amount for 1993 also includes $11,508 for reimbursement of relocation expenses.

(2) Since August 1991, Mr. Hillback has also served as President and Chief Executive Officer of IG. All of the cash compensation reported above for Mr. Hillback was paid by Genzyme and charged to IG pursuant to the Services Agreement between the two companies. See "Related Party Arrangements" below.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  Individual Grants
                                  -----------------

                                       % of Total                          Potential Realizable Value at
                          Number of     Options     Exercise               Assumed Annual Rates of Stock
                         Securities    Granted to   or Base                Price Appreciation for Option Term
                         Underlying    Employees     Price                 -----------------------------------
                           Options     in Fiscal   ($/Share)   Expiration
 Name                   Granted(#(1)      1994        (1)         Date       0%$       5%($)(2)    10%($)(2)
 ------------------------------------------------------------------------------------------------------------
 Henri A. Termeer
       Genzyme (TR)        66,000         6.92         4.75    12/16/2004     0        197,158        499,638
       Genzyme (General)   30,000         1.78        27.75     12/8/2004     0        523,555      1,326,791
       Genzyme (General)   30,000         1.78        30.13     5/19/2004     0        568,364      1,440,345
 Alan E. Smith
       Genzyme (TR)        15,000         1.57         4.75    12/16/2004     0         44,809        113,554
       Genzyme (General)   10,000         0.59        27.75     12/8/2004     0        174,518        442,264
       Genzyme (General)    8,500         0.50        30.13     5/19/2004     0        161,036        408,098
 Elliott D. Hillback, Jr.
       Genzyme (TR)         7,500         0.79         4.75    12/16/2004     0         22,404         56,777
       Genzyme (General)   10,000         0.59        27.75     12/8/2004     0        174,518        442,264
       Genzyme (General)    8,500         0.50        30.13     5/19/2004     0        161,036        408,098
 Geoffrey F. Cox
       Genzyme (TR)        15,000         1.57         4.75    12/16/2004     0         44,809        113,554
       Genzyme (General)   10,000         0.59        27.75     12/8/2004     0        174,518        442,264
       Genzyme (General)    8,500         0.50        30.13     5/19/2004     0        161,036        408,098
 Gregory D. Phelps
       Genzyme (TR)        37,500         3.93         4.75    12/16/2004     0        112,022        112,022
       Genzyme (General)   10,000         0.59        27.75     12/8/2004     0        174,518        442,264
       Genzyme (General)    8,500         0.50        30.13     5/19/2004     0        161,036        408,098
 All Genzyme
 Stockholders
       Genzyme (TR)           --          --           4.75          --       0     25,365,423     64,219,482
       Genzyme (General)      --          --          27.75          --       0    466,530,311  1,181,967,171
       Genzyme (General)      --          --          30.13          --       0    506,366,393  1,283,026,567
-----------------

(1) The Genzyme TR Division Stock options shown on the first line for each officer were granted as of December 16, 1994 and became exercisable with respect to 20% of such shares on the date of grant, and with respect to an additional 20% of such shares on each of the next four anniversaries of the grant date. These options have an exercise price of $4.75. The Genzyme General Division Stock options shown on the second line for each officer were granted on December 8, 1994; one third of such options were exercisable immediately and the remaining options become exercisable on June 8, 2004. However, exercisability may be accelerated with respect to half of the unvested options in the discretion of the Compensation Committee if Genzyme achieves its operating income goals established in the 1995 budget and with regard to the other half of the unvested options if Genzyme achieves its operating income goals with respect to the 1996 budget. The Genzyme General Division Stock options shown on the third line for each officer were granted on May 19, 1994, were exercisable with respect to 20% of such shares on the date of grant, and will become exercisable with respect to an additional 20% of such shares on each of the next four anniversaries of the grant date. The options shown on the second and third lines were granted at fair market value on their date of grant.

        In connection with the distribution of Genzyme TR Division Stock to holders of Genzyme General Division Stock on December 23, 1994, all outstanding stock options issued by Genzyme were adjusted so that each option became an option to purchase the same number of shares of Genzyme General Division Stock as the number of shares of common stock previously subject to the option and the number of shares of Genzyme TR Division Stock that the holder of such option would have received if the holder had exercised the option immediately prior to the distribution (which amounted to .135 shares of Genzyme TR Division Stock for each share of Genzyme General Division Stock represented by such option). At the election of each option holder other than certain foreign holders, the Genzyme General Division Stock and the Genzyme TR Division Stock portions of each outstanding option became separately exercisable and the exercise price of each option was allocated between the Genzyme General Division Stock option and the Genzyme TR Division Stock option in proportion to the relative market values of the Genzyme General Division Stock and the Genzyme TR Division Stock on December 16, 1994.

(2)  The potential realizable value for the Genzyme TR Division
Stock options shown on the first line were calculated assuming an exercise price of $4.75. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Genzyme TR Division Stock or Genzyme General Division Stock. No gain to the optionees is possible without an increase in the price of the underlying stock, which will benefit all shareholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the trading price of Genzyme General Division Stock and Genzyme TR Division Stock would have to be approximately 63% and 159% above their respective exercise prices for each option, or approximately $7.74 and $12.32 for the Genzyme TR Division Stock options with a $4.75 exercise price, approximately $45.20 and $71.96 for the Genzyme General Division Stock options with a $27.75 exercise price, or approximately $49.07 and $78.12 for the General Division options with a $30.13 exercise price. The amounts shown for all Genzyme stockholders reflect the potential value to all stockholders if the Genzyme TR Division Stock or the Genzyme General Division Stock appreciates at the rates shown over the term of the options, assuming a purchase in 1994 at the option exercise prices shown.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE

                                                             Number of Securities       Value of Unexercised
                                                            Underlying Unexercised           In-the-Money
                                                                   Options at                 Options at
                                Shares                        December 31, 1994(#)       December 31, 1994($)
                              Acquired on     Value              Exercisable/               Exercisable/
             Name             Exercise(#)  Realized($)           Unexercisable            Unexercisable(1)
--------------------------------------------------------------------------------------------------------------
Henri A. Termeer
     Genzyme (General)            --             --                347,250/205,000         $5,645,708/576,750
     Genzyme (TR)                 --             --                  13,200/52,800                        0/0
Alan E. Smith
     Genzyme (General)            --             --                  55,683/52,800           $751,216/246,851
     Genzyme (TR)                 --             --                   3,000/12,000                        0/0
Elliott D. Hillback, Jr.
      Genzyme (General)           --             --                  56,483/73,667           $547,037/246,851
      Genzyme (TR)                --             --                    1,500/6,000                        0/0
Geoffrey F. Cox
      Genzyme (General)           --             --                  72,883/73,667         $1,178,505/246,851
      Genzyme (TR)                --             --                   3,000/12,000                        0/0
Gregory D. Phelps
      Genzyme (General)           --             --                  33,533/76,967             $14,836/76,101
      Genzyme (TR)                --             --                   7,500/30,000                        0/0
---------------------

(1) Based on the difference between the option exercise price and the closing price of the underlying common stock on December 31, 1994, which closing price was $31.50, in the case of Genzyme General Division Stock and $3.75 in the case of Genzyme TR Division Stock.

                        EXECUTIVE EMPLOYMENT AGREEMENTS

    Henri A. Termeer, President and Chief Executive Officer of Genzyme, has an employment agreement with Genzyme that renews automatically each January 1 for an additional one year period, unless prior written notice of nonrenewal is given. The agreement provided for an initial annual base salary in 1990 of $300,000, subject to increase in subsequent years as determined by the Board of Directors or Compensation Committee, as well as certain life and disability insurance benefits. The agreement entitles Mr. Termeer to participate in Genzyme's cash bonus plan and in any equity incentive plans established by Genzyme. In addition, the agreement provides for a lump sum payment of two times annual salary and bonus and full vesting of all rights and options (other than certain performance options) under stock or other equity incentive plans in the event that Mr. Termeer's employment is terminated by Genzyme without cause (as defined). If Mr. Termeer's employment is terminated by Genzyme without cause or by Mr. Termeer for good reason (as defined) following a change in control of Genzyme, Genzyme will make a lump sum severance payment to him of three times annual salary and bonus. Upon such termination, the agreement also provides for (i) a cash payment equal to the additional retirement benefit that would have been earned under any retirement plan of Genzyme if employment had continued for three years, (ii) continuation of his life, accident and health insurance coverage for three years, except to the extent comparable benefits are provided by a subsequent employer and (iii) in certain circumstances, legal costs and relocation expenses associated with such termination. The agreement contains customary confidentiality, non-competition and ownership of inventions provisions.

                         EXECUTIVE SEVERANCE AGREEMENTS

    Genzyme has Executive Severance Agreements with its executive officers other than Messrs. Termeer and Lebson, pursuant to which payments will be made under certain circumstances following a change in control of Genzyme. The Agreements are automatically renewed for successive one year terms each January 1 unless prior written notice of nonrenewal is given. These agreements provide that in the event the officer's employment is terminated by Genzyme without cause or by the officer for good reason following a change in control, Genzyme will make a lump sum severance payment to the officer of two times (in the case of David J. McLachlan, Genzyme's Chief Financial Officer, three times) annual salary and bonus. Upon such termination, the Agreements also provide for (i) a cash payment equal to the additional retirement benefit which would have been earned under Genzyme's retirement plans if employment had continued for two years (in the case of Mr. McLachlan, three years) following the date of termination, (ii) participation in the life, accident and health insurance plans of Genzyme for such period except to the extent such benefits are provided by a subsequent employer and (iii) in certain circumstances, legal costs and relocation expenses associated with such termination.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In April 1983, Genzyme entered into a 10 year product development agreement with BioInformation Associates, Inc. ("BIA"), a corporation owned by a group of eight scientists on the faculties of MIT, Harvard and Indiana University, including Dr. Cooney, a director of Genzyme. Each BIA member was obligated to devote a substantial portion of his or her non-academic professional time to providing consulting services to Genzyme aimed at identifying and developing products of commercial interest to Genzyme. The agreement, which has now expired, provided for ongoing annual retainers which in 1994 amounted to $75,000, of which Dr. Cooney received approximately $15,000. Effective July 1, 1994, Genzyme and Dr. Cooney entered into a consulting agreement under which he provides consulting services to Genzyme for a minimum of 20 days per year for an annual fee of $30,000. Dr. Cooney received $15,000 in 1994 and will be paid $30,000 in 1995 under the consulting agreement.

                           RELATED PARTY ARRANGEMENTS

    Henri A. Termeer, the Chairman of the IG Board and a member of its Compensation Committee, is also the Chief Executive Officer of Genzyme, which owns approximately 69% of the outstanding IG Common Stock. Elliott D. Hillback and David J. McLachlan are also executive officers of Genzyme. Mr. Hillback's compensation is paid by Genzyme and charged to IG under a services agreement between IG and Genzyme described below.

    During the periods covered by the financial statements incorporated by reference from the reports of Genzyme and IG, Genzyme entered into agreements with its subsidiaries, including IG, as described below.

IG. Genzyme currently holds approximately 69% of the outstanding common stock of IG. Genzyme and IG are parties to a services agreement under which IG pays Genzyme a monthly fee for certain basic services provided by Genzyme, such as treasury, data processing and laboratory support services, a sublease agreement pursuant to which Genzyme subleases a portion of one of its facilities in Framingham, Massachusetts to IG, and a credit agreement pursuant to which Genzyme has extended to IG an unsecured line of credit of up to $9 million at an annual interest rate of 6.5%. Pursuant to the services, sublease and credit agreements, Genzyme received $2.6 million from IG in 1994. In June 1992, in connection with IG's acquisition of GDI, an identity testing company, Genzyme received shares of IG Common Stock in exchange for Genzyme common stock and cash issued in the acquisition. Genzyme also purchased additional shares of IG Common Stock for approximately $11 million in cash in order to provide working capital for GDI, to discharge certain GDI obligations and to provide working capital for IG unrelated to the acquisition. Furthermore, in connection with Genzyme's acquisition in October 1992 of Vivigen, Inc., a genetic diagnostic services company, Genzyme entered into a management agreement with IG under which IG manages all aspects of the business of Vivigen in exchange for an annual fee in the amount of 3% of Vivigen's net service revenues and an annual incentive fee in the event that Vivigen's annual operating cash flow exceeds its operating cash flow for 1992. Genzyme paid an aggregate of $4.4 million in management fees to IG in 1994. Mr. Termeer is Chairman of the Board of IG.

NEOZYME II. In May 1992, Genzyme and Neozyme II completed a public offering of 2,415,000 units, each unit consisting of one share of Neozyme II callable common stock, one Series N warrant to purchase a share of Genzyme common stock and one callable warrant to purchase a share of Genzyme common stock, which resulted in gross proceeds to Neozyme II of approximately $85 million. Under the terms of the agreements between Genzyme and Neozyme II, Genzyme licensed to Neozyme II all technology owned or controlled and sublicensable by it that may be useful in developing products for the treatment of cystic fibrosis and Neozyme II agreed to utilize substantially all of the net proceeds of the offering to engage Genzyme to perform research, development and clinical testing of products for the treatment of cystic fibrosis. In 1994, Genzyme received an aggregate of $17.8 million from Neozyme II under the agreements between the companies. Mr. Termeer is Chairman of the Board of Neozyme II.

GTC. Genzyme currently holds approximately 48.2% of the outstanding common stock of GTC, a company engaged in the application of transgenic technology to the development and production of recombinant proteins for therapeutic and diagnostic uses. Mr. Termeer is Chairman of the Board of GTC. Genzyme and GTC are parties to a services agreement under which GTC pays Genzyme for certain basic services provided by Genzyme, such as treasury, data processing and laboratory support services, a sublease agreement pursuant to which Genzyme subleases a portion of one of its facilities in Framingham, Massachusetts to GTC, a research and development agreement pursuant to which Genzyme and GTC each perform certain research services for each other, and a line of credit and term loan agreement (the "GTC Loan Agreement") under which Genzyme has extended to GTC a secured line of credit of up to $6.3 million at an annual interest rate of 6%. During 1994, Genzyme received $2.1 million from GTC pursuant to the four agreements between the companies and GTC received $0.9 million from Genzyme pursuant to the research and development agreement.

        On June 8, 1995, GTC sold 1,333,333 shares of its common stock to Genzyme in exchange for the cancellation of outstanding indebtedness under the GTC Loan Agreement in the principal amount of $3,999,999. The largest amount outstanding under the GTC Loan Agreement since January 1, 1994 was $5.2 million and the outstanding balance as of June 8, 1995 was $1.2 million. In addition, Genzyme has guaranteed a $7,500,000 revolving credit facility between GTC and a commercial bank in exchange for a warrant to purchase 145,000 shares of GTC common stock at a per share price of $2.84375.

    On February 10, 1995, GTC sold 500,000 shares of its common stock to Genzyme at a purchase price of $8.00 per share, or an aggregate purchase price of $4 million, pursuant to a common stock put agreement between GTC and Genzyme entered into at the time of GTC's initial public offering.

    On May 23, 1995, GTC entered into an agreement to acquire all of the outstanding stock of Biodevelopment Laboratories, Inc., a privately-held laboratory ("BDL"), in exchange for shares of GTC common stock. In connection with this acquisition, Genzyme entered into a Securities Exchange Agreement with GTC pursuant to which Genzyme issued 33,945 shares of Genzyme General Division Stock to BDL stockholders in exchange for 475,467 shares of GTC common stock on July 3, 1995. As a result of that transaction, Genzyme owns approximately 48.2% of the outstanding common stock of GTC.

       COMPARISON OF RIGHTS OF HOLDERS OF GENZYME GENERAL DIVISION STOCK
                              AND IG COMMON STOCK

    At the Effective Time, the stockholders of IG, whose rights are governed by Delaware law and the restated certificate of incorporation and restated by-laws adopted thereunder, will become stockholders of Genzyme, a corporation governed by the Massachusetts Business Corporation Law (the "MBCL") and articles of organization and by-laws adopted thereunder. In addition to any differences resulting from governing state law, Genzyme's capital structure includes two classes of common stock, Genzyme General Division Stock and Genzyme Tissue Repair Stock, each designed to track the performance of the Division to which it relates. IG, on the other hand, has only one class of common stock outstanding.

    The following discussion summarizes the material differences between the rights of holders of IG Common Stock and holders of Genzyme General Division Stock based on a comparison of the Delaware and Massachusetts corporation laws and differences between the charters and by-laws of IG and Genzyme. The restated certificate of incorporation and restated by-laws of IG are referred to herein as the "IG Charter" and the "IG By-Laws," respectively, and the articles of organization and by-laws of Genzyme are referred to herein as the "Genzyme Charter" and the "Genzyme By-Laws," respectively. This summary does not purport to be complete and is qualified in its entirety by reference to the IG Charter and IG By-Laws, the Genzyme Charter and Genzyme By-Laws, the Genzyme Rights Agreement referred to below and the relevant portions of the MBCL and the General Corporation Law of Delaware.

DIVIDEND RIGHTS

        IG's Charter provides that holders of IG Common Stock are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the IG Board. Genzyme's Charter provides that dividends on the Genzyme General Division Stock and Genzyme TR Division Stock may be declared and paid only out of the lesser of funds of Genzyme legally available therefor and the Available General Dividend Amount, as defined below (with respect to the Genzyme General Division Stock), or the Available Tissue Repair Dividend Amount, as defined below (with respect to Genzyme TR Division Stock). Under the MBCL, the payment of dividends is permitted if the corporation is not insolvent, the dividend payment does not render the corporation insolvent, and the dividend payment does not violate the corporation's Articles of Organization. Subject to such limitations, the Genzyme Board may, in its sole discretion, declare and pay dividends exclusively on either class of common stock, or both, in equal or unequal amounts, notwithstanding the amounts available for the payment of dividends on each class, the respective voting and liquidation rights of each class, the amounts of prior dividends declared on each class or any other factor. Genzyme has never paid a cash dividend on any class of its capital stock and currently intends to retain all earnings for use in its business.

    As stated above, in addition to the statutory limitations under the MBCL, dividends on the Genzyme General Division Stock and Genzyme TR Division Stock would be limited to an amount not in excess of the Available General Dividend Amount or the Available Tissue Repair Dividend Amount, respectively. The "Available Dividend Amount" with respect to a particular class of common stock is defined to mean generally the greater of (A) the excess of (1) the greater of (a) the fair value of the net assets allocated to the Division represented by such class of common stock or (b) an amount equal to stockholders' equity allocated to such Division as of June 30, 1994, increased or decreased, as appropriate, to reflect, after June 30, 1994, (i) the net income or loss of such Division, (ii) any dividends or other distributions (including by reclassification or exchange) declared or paid with respect to, or repurchases or issuances of, any shares of capital stock attributed to such Division, but excluding dividends or other distributions paid in shares of capital stock attributed to such Division to the holders thereof, and (iii) any other adjustments to the stockholders' equity of such Division made in accordance with generally accepted accounting principles, over (2) the aggregate par value of all outstanding shares of capital stock attributed to such Division or (B) the amount legally available for the payment of dividends determined in accordance with the MBCL applied as if such Division were a separate corporation. See also "Comparison of Rights of Holders of Genzyme General Division Stock and IG Common Stock - Dividends and Repurchases."

EXCHANGE OF GENZYME TR DIVISION STOCK

    IG's Charter does not provide for either mandatory or optional exchange or redemption of the IG Common Stock, but the Genzyme Charter does provide that Genzyme TR Division Stock may be exchanged for any combination of cash and/or Genzyme General Division Stock upon the terms described below. Genzyme cannot predict the impact on the market prices for the Genzyme General Division Stock and Genzyme TR Division Stock of its ability to effect such exchanges. See also "Comparison of Rights of Holders of Genzyme General Division Stock and IG Common Stock - Sale, Lease or Exchange of Assets and Mergers."

OPTIONAL EXCHANGE. At any time after the later of (A) December 31, 1995 or (B) the date on which equity investments in Genzyme TR Division Stock by third party investors or the allocation of cash or cash equivalents from the General Division to the Tissue Repair Division, or any combination of such equity investments and allocations, equals an aggregate of at least $10 million, the Genzyme Board may determine to exchange all outstanding shares of Genzyme TR Division Stock for any combination of cash and/or Genzyme General Division Stock having a Fair Market Value equal to 130% of the Fair Market Value of Genzyme TR Division Stock as determined by the trading prices during a specified period prior to the first public announcement by Genzyme of such exchange.

    The foregoing provision allows Genzyme the flexibility to redeem all outstanding shares of Genzyme TR Division Stock and leave outstanding one class of common stock that would represent the residual equity interest in all of Genzyme's businesses. Subject to the limitations described above, the optional exchange could be exercised at any future time if the Genzyme Board determined that, under the facts and circumstances then existing, an equity structure consisting of two classes of common stock was no longer in the best interests of all of Genzyme's stockholders (including holders of Genzyme General Division Stock and holders of Genzyme TR Division Stock). Such exchange may be consummated, however, at a time that is disadvantageous to the holders of either Genzyme General Division Stock or the holders of Genzyme TR Division Stock. See "Risk Factors - Risks Related to Two Classes of Common Stock - No Rights or Additional Duties With Respect to the Divisions; Potential Conflicts."

MANDATORY EXCHANGE. In the event of the Disposition, in one transaction or a series of related transactions, by Genzyme of all or substantially all of the properties and assets allocated to the Tissue Repair Division (other than in connection with the Disposition by Genzyme of all or substantially all of its properties and assets in one transaction or a series of related transactions) to any person, entity or group (other than (A) any entity in which Genzyme, directly or indirectly, owns all of the equity interest or (B) certain entities formed in connection with obtaining financing for the programs or products of the Tissue Repair Division), Genzyme is required, on or prior to the first business day following the 90th day following the consummation of such Disposition, to exchange each outstanding share of Genzyme TR Division Stock for any combination of cash and/or Genzyme General Division Stock having a Fair Market Value equal to 130% of the Fair Market Value of Genzyme TR Division Stock as determined by the trading prices during a specified period prior to the first public announcement by Genzyme of such disposition. Consequently, holders of Genzyme TR Division Stock may receive a greater or lesser premium for their shares than any premium paid by a third party buyer of the assets of the Tissue Repair Division. In addition, any such exchange for shares of Genzyme General Division Stock could be made at a time when Genzyme TR Division Stock may be considered to be undervalued and the Genzyme General Division Stock is considered to be overvalued.

CERTAIN OTHER EXCHANGE TERMS. Genzyme's Charter contains definitions of "Disposition," "Fair Market Value" and "Substantially all of the properties and assets of the Tissue Repair Division," as well as certain provisions with regard to required notices of exchanges of Genzyme TR Division Stock, treatment of fractional shares, rights to dividends, surrender and exchange of stock certificates, payment of issue and transfer taxes and the treatment of Convertible Securities.

VOTING RIGHTS

    IG's Charter provides that holders of IG Common Stock have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, and each share of IG Common Stock is entitled to one vote. Genzyme's Charter provides that holders of shares of Genzyme General Division Stock and Genzyme TR Division Stock vote together as a single class on all matters as to which common stockholders generally are entitled to vote. On all such matters, each share of Genzyme General Division Stock would have one vote, and each share of Genzyme TR Division Stock would, through December 31, 1996, have .29 votes. Holders of outstanding Genzyme General Division Stock and Genzyme TR Division Stock currently have approximately 91% and 9%, respectively, of the total voting power of Genzyme. On January 1, 1997 and on January 1 every two years thereafter, the number of votes to which each share of Genzyme TR Division Stock will be entitled would be adjusted to equal the ratio of the Fair Market Value of one share of Genzyme TR Division Stock to the Fair Market Value of one share of Genzyme General Division Stock as of such date. The voting rights of Genzyme TR Division Stock would also be appropriately adjusted so as to avoid dilution in the aggregate voting rights of either class in the event the outstanding shares of either class are subdivided (by stock split, reclassification or otherwise) or combined (by reverse stock split, reclassification or otherwise), or in the event of the issuance of shares of either class as a dividend or a distribution to holders of shares of that class. If shares of only one class of common stock are outstanding, or if shares of any class of common stock are entitled to vote separately as a class, each share of that class would have one vote.

    The relative voting rights of Genzyme General Division Stock and Genzyme TR Division Stock are adjusted from time to time as described above so that a holder's voting rights may more closely reflect the market value of such holder's equity investment in Genzyme. Adjustments in the relative voting rights of Genzyme General Division Stock and Genzyme TR Division Stock may influence an investor interested in acquiring and maintaining a fixed percentage of Genzyme's voting power to acquire such percentage of both classes of common stock, and will limit the ability of investors in one class to acquire for the same consideration relatively greater or lesser voting power per share than investors in the other class. To the extent the relative market values of Genzyme General Division Stock and Genzyme TR Division Stock change prior to the first such adjustment or in between any adjustments, however, an investor in one class of common stock may acquire relatively more or less voting power for the same consideration when compared with investors in the other class of common stock.

    In addition to voting together as a single class of stock, Genzyme's Charter requires the approval by the holders of the affected class of common stock at a meeting at which a quorum is present and the votes cast in favor of the proposal exceed those cast against to:

         (1) allow any proceeds from the disposition of the properties or assets allocated to either Division to be used in the business of the other Division without fair compensation;

         (2) allow any properties or assets allocated to either Division to be used in the business of the other Division or for the declaration or payment of any dividend or distribution on any class of common stock not attributed to such Division without fair compensation;

         (3) issue shares of either class of common stock without allocating the proceeds of such issuance to the Division represented by such class of common stock (provided, however, that Genzyme may without such approval issue General Designated Shares and TR Designated Shares);

         (4) change the rights or preferences of any class of common stock so as to affect the class adversely; or

         (5) effect any merger or business combination involving Genzyme as a result of which (a) the holders of all classes of common stock of Genzyme shall no longer own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving corporation and (b) the holders of all classes of common stock of Genzyme do not receive the same form of consideration, distributed among such holders in proportion to the market capitalization of each class of common stock as of the date of the first public announcement of such merger or business combination.

    In addition to the voting rights provided in the Genzyme Charter, the approval of the holders of a majority of the outstanding shares of each class of common stock, voting separately as a class, is required under the current MBCL to approve any amendment to the Articles of Organization that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. The MBCL does not currently provide for any other separate voting rights for a class of common stock. Consequently, because most matters brought to a stockholder vote will only require the approval of a majority of all of Genzyme's outstanding capital stock entitled to vote on such matters (including both classes of common stock) voting together as a single class and because the holders of Genzyme General Division Stock will initially have more than the number of votes required to approve any such matter, such holders would be in a position to control the outcome of the vote on such a matter. See "Risk Factors - Risks Related to Two Classes of Common Stock - No Additional Separate Voting Rights."

LIQUIDATION RIGHTS

    IG's Charter provides that, in the event of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of IG, after IG has satisfied or made provision for its debts and obligations and for payment to the holders of shares of any class or series of capital stock having preferential rights to receive distributions of the net assets of IG, holders of IG Common Stock are entitled to receive the net assets, if any, of IG remaining for distribution to the common stockholders. Genzyme's Charter provides that holders of outstanding shares of Genzyme General Division Stock and Genzyme TR Division Stock would receive the assets, if any, remaining for distribution to common stockholders on a per share basis in proportion to the respective per share liquidation units of such class and will have no direct claim against any particular assets of Genzyme or any of its subsidiaries.
Each share of Genzyme General Division Stock will have one liquidation unit and each share of Genzyme TR Division Stock will have .29 liquidation units (equal to the number of votes to which each share of Genzyme TR Division Stock was entitled on December 16, 1994). The liquidation units of Genzyme TR Division Stock will be appropriately adjusted so as to avoid dilution in the aggregate liquidation rights of either class in the event the outstanding shares of either class are subdivided (by stock split, reclassification or otherwise) or combined (by reverse stock split, reclassification or otherwise), or in the event of the issuance of shares of either class as a dividend or a distribution to holders of shares of that class, but will not otherwise be adjusted.

    A merger or business combination involving Genzyme or a sale of all or substantially all of the assets of Genzyme will not be treated as a liquidation. However, Genzyme may not, without approval by the holders of Genzyme TR Division Stock at a meeting at which a quorum is present and the votes cast in favor of the action exceed those cast against, effect any merger or business combination involving Genzyme as a result of which (a) the holders of all classes of common stock of Genzyme shall no longer own, directly or indirectly, at least fifty percent of the voting power of the surviving corporation, and (b) the holders of all classes of common stock of Genzyme do not receive the same form of consideration, distributed among such holders in proportion to the market capitalization of each class of common stock as of the date of the first public announcement of such merger or business combination.

TR DESIGNATED SHARES AND GENERAL DESIGNATED SHARES

    The Genzyme Board determined that the initial pro forma equity interest in the Tissue Repair Division would be represented by 10 million shares of Genzyme TR Division Stock. This number of shares of Genzyme TR Division Stock was established based on the desired initial trading range of Genzyme TR Division Stock, prevailing market conditions, financial and operating information of the Tissue Repair Division and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Tissue Repair Division. Five million shares of Genzyme TR Division Stock, representing 50% of the initial pro forma equity interest in the Tissue Repair Division, were issued to holders of BioSurface Common Stock in connection with Genzyme's acquisition of BioSurface. The other 50% of the initial pro forma equity interest in the Tissue Repair
Division was represented by five million "TR Designated Shares."   TR
Designated Shares are authorized shares of Genzyme TR Division Stock which are not issued and outstanding, but which the Genzyme Board may from time to time issue, sell or otherwise distribute without allocating the proceeds or other benefits of such issuance, sale or distribution to the Tissue Repair Division. Genzyme issued approximately

3,300,000 of such TR Designated Shares as a stock dividend to holders of Genzyme General Division Stock of record on December 16, 1994, the date of the acquisition of BioSurface. The remaining initial TR Designated Shares were reserved for issuance upon the exercise of stock options and warrants and the conversion of convertible notes outstanding on December 16, 1994. The shares of Genzyme TR Division Stock that are issuable with respect to the TR Designated Shares are not outstanding shares of Genzyme TR Division Stock, are not eligible to receive dividends, and cannot be voted by Genzyme.

    The number of TR Designated Shares is subject to adjustment as provided in the next sentence. The number will be (A) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of Genzyme TR Division Stock and dividends or distributions of shares of Genzyme TR Division Stock to holders of Genzyme TR Division Stock and other reclassifications of Genzyme TR Division Stock, (B) decreased by (1) the number of shares of Genzyme TR Division Stock issued by Genzyme, the proceeds of which are allocated to the General Division, (2) the number of shares of Genzyme TR Division Stock issued upon the exercise or conversion of options, warrants and other securities attributed to the General Division, and
(3) the number of any shares of Genzyme TR Division Stock issued by Genzyme as a dividend or distribution or by reclassification, exchange or otherwise to holders of Genzyme General Division Stock (including the 3,300,000 shares of Genzyme TR Division Stock distributed to holders of Genzyme General Division Stock in December 1994 as described above), and (C) increased by (1) the number of any outstanding shares of Genzyme TR Division Stock repurchased by Genzyme, the consideration for which was allocated to the General Division, (2) one for each $10.00 reallocated from the General Division to the Tissue Repair Division from time to time in satisfaction of the Funding Commitment or the Purchase Option of the General Division, up to a maximum $30 million, and (3) the number equal to the fair value (as determined by the Genzyme Board) of assets or properties allocated to the General Division that are reallocated to the Tissue Repair Division (other than reallocations that represent sales at fair value between such Divisions or reallocations described in the foregoing clause
(C)(2)) divided by the Fair Market Value of one share of Genzyme TR Division Stock as of the date of the reallocation; Genzyme is prohibited by its Charter from taking any action which would have the effect of reducing the number of TR Designated Shares to a number which is less than zero.

    The Genzyme Charter also contains provisions for General Designated Shares. Currently, there are no General Designated Shares. However, General Designated Shares may be created if, for example, the Genzyme Board determines that programs or other assets reallocated from the Tissue Repair Division to the General Division will be accounted for as an increase in General Designated Shares rather than as a transfer of cash or other assets of the General Division having a fair value equal to the Tissue Repair Division assets reallocated. Notwithstanding the foregoing, Genzyme agreed with BioSurface to adopt a policy that no Key TR Program may be transferred out of the Tissue Repair Division without a class vote of the holders of Genzyme TR Division Stock except in certain limited circumstances, and no reallocation of other programs or assets of the Tissue Repair Division will be accounted for as an increase in General Designated Shares without a class vote of the holders of Genzyme TR Division Stock. Genzyme has also agreed that this policy will not be changed without a class vote of the holders of Genzyme TR Division Stock. Consequently, any decision by the Genzyme Board to account for a reallocation of any programs or assets of the Tissue Repair Division as an increase in General Designated Shares would require a class vote of the holders of Genzyme TR Division Stock.

    The number of General Designated Shares are subject to adjustment in a manner substantially similar to adjustments to the number of TR Designated Shares.

    Whenever additional shares of any class of common stock are issued and sold by Genzyme, Genzyme will identify (i) the number of such shares issued and sold for the account of the Division to which they relate, the proceeds of which will be allocated to and reflected in the financial statements of such Division and (ii) the number of such shares issued and sold from the TR Designated Shares or the General Designated Shares, which shall reduce the number of TR Designated Shares or General Designated Shares, as the case may be, and the proceeds of which may be used for any proper corporate purpose. In the event Genzyme repurchases outstanding shares of any class of common stock, it will identify the number of shares that are repurchased for consideration that was allocated to the General Division and the number of shares that are repurchased for consideration that was allocated to the Tissue Repair Division and the number of TR Designated Shares or General Designated Shares may increase accordingly.

MEETINGS OF STOCKHOLDERS

    Delaware law provides that special meetings of stockholders may be called only by the directors or by any other person as may be authorized by the corporation's certificate of incorporation or by-laws. The IG By-Laws authorize the president, the chairman or the directors to call special meetings. Massachusetts law provides that special meetings of stockholders of a corporation with a class of voting stock registered under the Securities Exchange Act of 1934, as amended (a "public company"), may be called by a corporation's president or directors, and, unless otherwise provided in the articles of organization or by-laws, must be called by its clerk or any other officer upon written application of the owners of at least 40% of the corporation's stock entitled to vote at such meeting. The Genzyme By-Laws provide for the call of a special meeting of stockholders by the president or directors of Genzyme, or upon written application of the owners of not less than 90% (or such lesser percentage as may be required by law) in interest of the corporation's stock entitled to vote at such meeting.

INSPECTION RIGHTS

    Inspection rights under the Delaware corporation statute are more extensive than under the Massachusetts statute. Under the Delaware statute, stockholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, stockholder list, and other books and records. Under the Massachusetts statute, a corporation's stockholders have the right for a proper purpose to inspect the corporation's articles of organization, by-laws, records of all meetings of incorporators and stockholders, and stock and transfer records, including the stockholder list. In addition, stockholders of a Massachusetts business corporation have a qualified common law right under certain circumstances to inspect other books and records of the corporation.

ACTION BY CONSENT OF STOCKHOLDERS

    Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice, and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted consent to the action in writing. The IG Charter does not provide otherwise. Under Massachusetts law, any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing, and a corporation may not provide otherwise in its articles of organization or by-laws. Because the Massachusetts law may change in the future, the Genzyme Charter and By-Laws contain a provision eliminating the right of stockholders to take action by written consent, except as otherwise required by law.

CUMULATIVE VOTING

    Under Delaware law, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in elections of directors (i.e., each stockholder casts as many votes for directors as he has shares of stock multiplied by the number of directors to be elected). The IG Charter does not provide for cumulative voting. Massachusetts has no cumulative voting provision.

DIVIDENDS AND REPURCHASES OF STOCK

    Under Delaware law, a corporation generally is permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year, provided that any dividends out of net profits will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets. Also under Delaware law, a corporation may generally redeem or repurchase shares of its stock if such redemption or repurchase will not impair the capital of the corporation. The directors of a Delaware corporation may be jointly and severally liable to the corporation for a willful or negligent violation of such provisions of Delaware law. Under Massachusetts law, the payment of dividends and the repurchase of the corporation's stock are generally permissible if such actions are not taken when the corporation is insolvent, do not render the corporation insolvent, and do not violate the corporation's articles of organization. The directors of a Massachusetts corporation may be jointly and severally liable to the corporation to the extent that a dividend authorized by the directors exceeds such permissible amounts and is not repaid to the corporation. See also "Comparison of Rights of Holders of Genzyme General Division Stock and IG Common Stock - Dividend Rights.".

CLASSIFICATION OF THE BOARD OF DIRECTORS

    Delaware law permits (but does not require) classification of a corporation's board of directors into one, two or three classes. IG has a classified board in which three classes of directors are elected for staggered three year terms. Massachusetts law permits classification of a corporation's board of directors, but in the case of a public company, Massachusetts law requires classification into three classes and imposes certain other requirements unless the directors of such public company elect by vote to be exempt from such requirements. The Genzyme Board has voted to exempt the corporation from such requirements because the Genzyme Charter contains its own classification scheme. The Genzyme Charter provides that Genzyme's Board of Directors is divided into three classes with the directors of each class being elected for staggered three year terms.

REMOVAL OF DIRECTORS

        Under Delaware law, although stockholders may remove directors with or without cause by a majority vote, stockholders may remove members of classified boards only for cause unless the charter provides otherwise. The IG Charter does not provide otherwise. Unlike Massachusetts law, Delaware law does not permit directors to remove other directors. Under Massachusetts law, except as otherwise provided in a corporation's articles of organization or by-laws, directors may be removed from office with or without cause by the holders of a majority of the shares entitled to vote in the election of directors and with cause by a majority of the directors then in office. The Genzyme Charter provides that the sole method of removal of directors is for cause by the holders of a majority of the shares entitled to vote in the election of directors.

VACANCIES ON THE BOARD OF DIRECTORS

    Under both Delaware and Massachusetts law, unless otherwise provided in the charter or by-laws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the remaining directors. Neither the IG nor Genzyme Charter provides otherwise.

EXCULPATION OF DIRECTORS

    Delaware law and Massachusetts law have substantially similar provisions relating to exculpation of directors. Each state's law permits, and the IG and Genzyme Charters provide, that no director will be personally liable to the corporation or its stockholders for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited. The circumstances under which such exculpation is prohibited are substantially similar, except that in Massachusetts, a director is not exculpated from liability under provisions of Massachusetts law relating to unauthorized distributions and loans to insiders, while in Delaware, a director is not exculpated from liability under provisions of Delaware law relating to unlawful payments of dividends and unlawful stock purchases or redemptions.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

    Both Delaware and Massachusetts law generally permit indemnification of directors and officers for expenses, judgments, fines and amounts paid in settlement incurred by them by reason of their position with the corporation, if the director or officer has acted in good faith and with the reasonable belief that his conduct was in the best interest of the corporation. However, Delaware law, unlike Massachusetts law, does not permit a corporation to indemnify persons against judgments or settlements in actions brought by or in the right of the corporation (although it does permit indemnification of expenses in such situations, but, if the person was adjudged liable, only if approved by the Delaware Court of Chancery). The Genzyme By-Laws provide for the indemnification of officers and directors to the maximum extent legally permissible, with substantially the same effect as the IG Charter as
supplemented by Delaware statutory provisions.   However, because Massachusetts
law does not prohibit indemnification for judgments in actions by or in the right of the corporation, the Genzyme By-Laws to this extent purports to afford Genzyme officers and directors greater rights to indemnification for judgments in derivative actions than would be available under Delaware law (but no Massachusetts court has approved such indemnification under such circumstances).

INTERESTED DIRECTOR TRANSACTIONS

    The Delaware corporate statute provides that no transaction between a corporation and one or more of its directors or officers or an entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director or officer is present at, participates in, or votes at the meeting of the board of directors or committee which authorizes the transaction. In order that such a transaction not be found void or voidable, it must, after disclosure of material facts, be approved by the disinterested directors, a committee of disinterested directors, or the stockholders, or the transaction must be fair as to the corporation. The Massachusetts statute has no comparable provision. However, the Genzyme Charter provides that no transaction by Genzyme will be invalidated by the fact that one or more of Genzyme's directors or officers is a party to the transaction or has a position or financial interest in a party to the transaction. The Genzyme Charter also provides that any such interested director may vote on the transaction, notwithstanding such interest.

SALE, LEASE OR EXCHANGE OF ASSETS AND MERGERS

    Delaware law requires the approval of the directors and the vote of the holders of a majority of the outstanding stock entitled to vote thereon for the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, although the certificate of incorporation may require a higher stockholder vote. The IG Charter does not require a higher vote. Massachusetts law provides that a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon is required to authorize the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, except that the articles of organization may provide that the vote of a greater or lesser proportion, but not less than a majority of the outstanding shares of each class, is required. Under Massachusetts law, the articles of organization or by-laws may provide that all outstanding classes of stock vote as a single class, but, in the case of a merger or consolidation, the separate vote of all classes of stock, the rights of which would be adversely affected by the transaction, is also required. The Genzyme Charter reduces the stockholder vote required to approve such transactions from two-thirds to a majority of each class outstanding and entitled to vote thereon, if the transaction is approved by the Board of Directors. See "Exchange of Genzyme TR Division Stock" above. See also "Comparison of Rights of Holders of Genzyme General Division Stock and IG Common Stock - Anti-Takeover Provisions."

AMENDMENTS TO CHARTER

    Under Delaware law, charter amendments require the approval of the directors and the vote of the holders of a majority of the outstanding stock and a majority of each class of stock outstanding and entitled to vote thereon as a class, unless the certificate of incorporation requires a greater proportion. The IG Charter does not require a greater proportion. In addition, Delaware law requires a class vote when, among other things, an amendment will alter or change the powers, preferences or special rights of a class of stock so as to affect them adversely. Under Massachusetts law, amendments to a corporation's articles of organization relating to certain changes in capital stock or in the corporate name require the vote of at least a majority of each class of stock outstanding and entitled to vote thereon. Amendments relating to other matters require a vote of at least two-thirds of each class outstanding and entitled to vote thereon or, if the articles of organization so provide, a greater or lesser proportion but not less than a majority of the outstanding shares of each class. Under Massachusetts law, the articles of organization or by-laws may provide that all outstanding classes of stock vote as a single class, but the separate vote of any class of stock the rights of which would be adversely affected by the amendment, is also required. The Genzyme Charter reduces the stockholder vote to approve such amendments from two-thirds to a majority of each class outstanding and entitled to vote thereon, if the amendment is approved by the Board of Directors.

APPRAISAL RIGHTS

    Dissenting stockholders have the right to obtain the fair value of their shares (so-called "appraisal rights") in more circumstances under Massachusetts law than under Delaware law. Under Delaware law, a stockholder is entitled to appraisal rights in the event of certain mergers or consolidations. In general, appraisal rights are not available in a merger under Delaware law with respect to shares of any corporation which on the record date of the vote to approve the merger are listed on a national securities exchange, quoted on the Nasdaq National Market or


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

held of record by more than 2,000 stockholders, unless the consideration to be received in the merger is other than shares of stock of the corporation surviving the merger or shares of stock of another corporation which, at the effective date of the merger, will be either listed on a national securities exchange, quoted on the Nasdaq National Market or held of record by more than 2,000 stockholders. Appraisal rights are not available under Delaware law in the event of the sale, lease, or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation's certificate of incorporation. The IG Charter does not grant such rights. Under Massachusetts law, a properly dissenting stockholder is entitled to receive the appraised value of his shares when the corporation votes (i) to sell, lease, or exchange all or substantially all of its property and assets, (ii) to adopt an amendment to its articles of organization which adversely affects the rights of the stockholder, or (iii) to merge or consolidate with another corporation.

"ANTI-TAKEOVER" PROVISIONS

CONTRACTUAL MEASURES. The Charter and By-laws of Genzyme contain provisions that could discourage potential takeover attempts and prevent stockholders from changing the Genzyme's management, including authorization of the Board of Directors to issue shares of preferred stock in series, enlarge the size of the Board of Directors and fill any vacancies on the Board of Directors, and restrictions on the ability of stockholders to call a special meeting of stockholders, bring business before an annual meeting and nominate candidates for election as directors. Genzyme also has agreements with certain officers containing change of control provisions.

    In addition, Genzyme has a stockholder rights plan. Under this plan, each outstanding share of Genzyme General Division Stock also represents a right that, under certain circumstances, may trade separately from the Genzyme General Division Stock. The rights, which are not currently exercisable, under certain circumstances will permit their holders (other than an acquiror) to purchase at a favorable price large amounts of Genzyme General Division Stock or securities of a successor to Genzyme with the result that an acquiror's interest in Genzyme would be substantially diluted. The description and terms of the rights are set forth in a Rights Agreement between Genzyme and American Stock Transfer and Trust Company as Rights Agent.

    IG has not adopted any comparable anti-takeover plan.

BUSINESS COMBINATION STATUTE. Delaware's "Business Combination" statute is substantially similar to Massachusetts' Business Combination statute. The Delaware statute provides that if a person acquires 15% or more of the stock of a Delaware corporation without the approval of its board of directors (an "interested stockholder"), such stockholder may not engage in certain transactions with the corporation for a period of three years; the Massachusetts statute, however, has lowered the 15% threshold to 5%. Both the Delaware and Massachusetts statutes include certain exceptions to this prohibition; for example, if the board of directors approves the acquisition of stock or the transaction prior to the time that the person became an interested stockholder, or if the interested stockholder acquires 85% (in the Delaware statute) or 90% (in the Massachusetts statute) of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder, the prohibition does not apply.

    IG currently is subject to the Delaware Business Combination statute. Genzyme is subject to the Massachusetts Business Combination statute unless it elects not to be governed by the statute in its articles of organization or by-laws. Genzyme has not made such election and does not currently intend to make such an election.

CONTROL SHARE ACQUISITION STATUTE. The Massachusetts Control Share Acquisition statute provides that a person (hereinafter, the "acquiror"), who makes a bona fide offer to acquire, or acquires, shares of stock of a corporation that, when combined with shares already owned, would increase the acquiror's ownership to at least 20%, 33 1/3% or a majority of the voting stock of the corporation, must obtain the approval of a majority in interest of the shares held by all stockholders, except the acquiror and the officers and inside directors of the corporation, in order to vote the shares acquired. The statute does not require the acquiror to consummate the purchase before the stockholder vote is taken.

    The Control Share Acquisition statute permits a Massachusetts corporation to elect not to be governed by these provisions by including such an election in its articles of organization or by-laws. The Genzyme By-Laws contain

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

a provision pursuant to which Genzyme elected not to be governed by the Massachusetts Control Share Acquisition statute. If at a future date the Board of Directors of Genzyme determines that it is in the best interests of Genzyme and its stockholders that Genzyme be governed by the statute, however, the Genzyme By-Laws may be amended to permit Genzyme to be governed by such statute. Any such amendment, however, would apply only to acquisitions crossing the thresholds which occur after the effective date of such amendment.

    Delaware does not have a control share acquisition statute.

                  MANAGEMENT AND ACCOUNTING POLICIES GOVERNING
                     THE RELATIONSHIP OF GENZYME DIVISIONS

    Genzyme currently has two classes of common stock outstanding: Genzyme General Division Stock and Genzyme TR Division Stock. Stockholders of IG will receive shares of Genzyme General Division Stock in the Merger. The Genzyme General Division Stock and the Genzyme TR Division Stock are intended to track the performance of the General Division and the Tissue Repair Division, respectively, of Genzyme.

    Genzyme has adopted the following policies to govern the management of the Tissue Repair Division and its relationship to the General Division. Except as otherwise stated below, the policies may be modified or rescinded in the sole discretion of the Genzyme Board without approval of Genzyme stockholders, subject only to the Genzyme Board's fiduciary duty to Genzyme's stockholders. The Genzyme Board may also adopt additional policies depending upon the circumstances. Any determination of the Genzyme Board to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of the two classes of common stock, would be governed by the principles of Massachusetts law discussed under "Risk Factors - No Rights or Additional Duties with Respect to the Divisions; Potential Conflicts." In addition, generally accepted accounting principles require that any change in policy be preferable (in accordance with such principles) to the previous policy.

PURPOSE OF THE TISSUE REPAIR DIVISION. The purpose of the Tissue Repair Division is to create a business with a comprehensive approach to the field of tissue repair by developing and commercializing a portfolio of novel products for the treatment and prevention of serious tissue injury (excluding products developed on behalf of Genzyme Development Partners, L.P.). In addition to the programs initially assigned to the Tissue Repair Division, it is expected that the Tissue Repair Division portfolio will expand through the addition of complementary products and programs developed either internally or externally to the Division, including acquiring or in-licensing from outside of Genzyme. Other than the method of financing, the Tissue Repair Division is operated and managed similarly to other Genzyme Divisions.

REVENUE ALLOCATION. Revenues from the sale of a Division's products are credited to that Division. The cost of research done by one Division for the benefit of another Division is charged to the Division for which the work is done in the manner described in the following paragraph. The Division performing the research does not recognize revenue as a result of such research.

EXPENSE ALLOCATION. All direct expenses are charged to the Division for the benefit of which they are incurred. Corporate and general and administrative expenses and other shared services or other indirect costs are allocated to each Division in a reasonable and consistent manner based on utilization by the Division of the services to which such costs relate. To the extent borrowings are deemed to occur between Divisions, inter-division accounts will be established with interest imputed at the rate then available to Genzyme for short-term borrowings.

TAX ALLOCATIONS. Income taxes are allocated to each Division based upon the financial statement income, taxable income, credits and other amounts properly allocable to such Division under generally accepted accounting principles as if each Division were a separate taxpayer; provided, however, that as of the end of any fiscal quarter of Genzyme, any projected tax benefit attributable to any Division that cannot be utilized by such Division to offset or reduce its current or deferred income tax expense may be allocated to any other Division without any compensating payment or allocation.

ACQUISITIONS OF PROGRAMS, PRODUCTS OR ASSETS. Upon the acquisition by Genzyme from a third party of any additional programs, products or assets (whether by acquisition of assets or stock, merger, consolidation or

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
otherwise), the aggregate cost of the acquisition and the programs, products or assets acquired will be allocated among the Divisions to which such programs, products or assets are assigned. Such assignment and allocation will be made by the Genzyme Board taking into account such matters as the Board and its financial advisors, if any, deem relevant. Any such determination by the Genzyme Board will be final and binding on all holders of all classes of common stock.

DISPOSITION OF PROGRAMS, PRODUCTS OR ASSETS. Upon any sale, transfer, assignment or other disposition by Genzyme of any product, program or asset not consisting of all or substantially all of the assets of a Division, all proceeds from such disposition will be allocated to the Division to which the program, product or asset had been allocated, and such proceeds will be used for the benefit of such Division. If a program, product or asset is allocated to more than one Division, the proceeds of the disposition will be allocated among such Divisions based on their respective interests in such program, product or asset. Such allocation will be made by the Genzyme Board taking into account such matters as the Genzyme Board and its financial advisors, if any, deem relevant. Any such determination by the Genzyme Board will be final and binding on all holders of all classes of common stock.

INTER-DIVISION ASSET TRANSFERS. The Genzyme Board may at any time and from time to time reallocate any program, product or other asset from one Division to any other Division. All such reallocations will be done at fair market value, determined by the Genzyme Board, taking into account, in the case of a program under development, the commercial potential of such program, the phase of clinical development of such program, the expenses associated with realizing any income from such program, the likelihood and timing of any such realization and other matters that the Genzyme Board and its financial advisors deem relevant. The consideration for such reallocation may be paid by one Division to another in cash or, in lieu of cash or other consideration, the Genzyme Board may elect to account for a reallocation of assets from the Tissue Repair Division to the General Division as an increase in the General Designated Shares (shares of Genzyme General Division Stock that Genzyme may issue without allocating any consideration to the General Division) and a reallocation of assets from the General Division to the Tissue Repair Division as either an increase in the TR Designated Shares (certain shares of Genzyme TR Division Stock that Genzyme may issue without allocating any consideration to the Tissue Repair Division) or a reduction in the General Designated Shares, if any, except that a reallocation of assets from the Tissue Repair Division to the General Division may not be accounted for as an increase in General Designated Shares without a class vote of the holders of the Genzyme TR Division Stock.

    Notwithstanding the foregoing, no Key TR Program, as defined below, may be transferred out of the Tissue Repair Division without a class vote of the holders of the Genzyme TR Division Stock unless the Genzyme Board determines that such Key TR Program has application outside of the field of tissue repair (in which case it may be transferred out only for the non-tissue repair applications). A "Key TR Program" is any of the following: (i) Vianain[REGISTERED] for debridement of necrotic or damaged tissue; (ii) TGF- #2 for all indications licensed from Celtrix Pharmaceuticals, Inc. as of December 16, 1994; (iii) Epicel(SM) cultured epithelial cell autografts for tissue replacement or repair; (iv) Acticel(SM) cultured epithelial cell allografts for tissue replacement or repair; (v) Carticel(SM) cultured chondrocyte auto- and allografts; and (vi) any additional tissue repair program or product being developed from time to time in the Tissue Repair Division which (a) constituted 20% or more of the research and development budget of the Tissue Repair Division in any of three most recently completed fiscal years or (b) has had a cumulative investment of $8 million or more in research and development expenses by the Tissue Repair Division.
    The foregoing policies regarding transfers of assets between Divisions may not be changed by the Genzyme Board without a class vote of the holders of the Genzyme TR Division Stock.

ACCESS TO TECHNOLOGY AND KNOW-HOW. The Tissue Repair Division and the General Division each have free access to all technology and know-how of Genzyme that may be useful in such Division's business, subject to any obligations or limitations applicable to Genzyme.

DISPOSITION OF TR DESIGNATED SHARES. The TR Designated Shares may be (i) issued upon the exercise of outstanding stock options and Division, (ii) subject to the restrictions set forth in the following paragraph, sold for any valid business purpose, or (iii) distributed as a dividend to the holders of shares of Genzyme General Division Stock, all as determined from time to time by the Genzyme Board in its sole discretion. Genzyme distributed approximately
3.3 million of the initial 5.0 million TR Designated Shares as a stock dividend to holders of Genzyme General Division Stock of record on December 16, 1994, and reserved the remaining initial TR Designated Shares for issuance upon the exercise or conversion of Genzyme General Division options, warrants and convertible notes outstanding as of December 16, 1994.
To the extent that any such remaining initial TR Designated Shares are not used for such purposes, the Genzyme Board may issue them for any other valid business purposes without crediting any proceeds to the Tissue Repair Division.

ISSUANCE OF ADDITIONAL SHARES OF ANY CLASS OF GENZYME COMMON STOCK. If additional shares of any class of common stock are issued and sold by Genzyme, Genzyme will identify (i) the number of such shares issued and sold for the account of the Division to which they relate, the proceeds of which will be allocated to and reflected in the financial statements of such Division and
(ii) the number of such shares issued and sold that will reduce the number of Designated Shares from such Division and the proceeds of which may be used for any valid business purpose. Notwithstanding the foregoing, Genzyme will not sell any shares of Genzyme TR Division Stock without allocating the proceeds to the Tissue Repair Division (except upon exercise or conversion of General Division options, warrants or convertible notes outstanding as of December 16,
1994) unless (i) the Genzyme Board of Directors determines that the Tissue Repair Division has cash sufficient to fund its operations for at least the next 12 months or (ii) shares of Genzyme TR Division Stock concurrently being sold for the account of the Tissue Repair Division will produce proceeds sufficient to fund the Tissue Repair Division's cash needs for the next 12 months.

RESERVATION OF SHARES OF GENZYME TR DIVISION STOCK. Genzyme has reserved approximately 2,000,000 shares of Genzyme TR Division Stock for issuance to Genzyme employees pursuant to grants made after December 16, 1994 under one or more employee incentive plans.

OPEN MARKET PURCHASES OF SHARES OF ANY CLASS. Genzyme may make open market purchases of any class of its common stock in accordance with applicable securities law requirements; provided, however, that such purchases of Genzyme TR Division Stock may not be made if as an immediate result thereof the number of TR Designated Shares would represent more than 60% of the number of TR Designated Shares plus the number of outstanding shares of Genzyme TR Division Stock. Such restriction is intended to prevent Genzyme from using open market purchases to effect a redemption of the Genzyme TR Division Stock without paying the 30% premium required for a complete redemption of Genzyme TR Division Stock under the terms of the Genzyme Charter. In addition, within 90 days of any open market purchase of any class of common stock, Genzyme may not exchange shares of such class for cash or shares of any other class of common stock. See "Comparison of Rights of Holders of Genzyme General Division Stock and IG Common Stock - Exchange of Genzyme TR Division Stock."

CLASS VOTING. In addition to any shareholder approval required by Massachusetts law, whenever the approval of the holders of a class of common stock is required to take any action pursuant to these policies or the Genzyme Charter, such requirement will be satisfied if a meeting of the holders of such class is held at which a quorum is present and the votes cast in favor of the proposed action exceed the votes cast against.

NON-COMPETE. Genzyme will not develop products outside of the Tissue Repair Division that compete or would compete in the market with products being developed or sold by the Tissue Repair Division.

                                 LEGAL OPINIONS

    The validity of the Genzyme General Division Stock to be issued in connection with the Merger will be passed upon for Genzyme by Palmer & Dodge, Boston, Massachusetts, counsel for Genzyme. Palmer & Dodge will also opine to IG upon certain of the federal income tax consequences of the Merger. Peter Wirth, a partner in Palmer & Dodge, is the Clerk of Genzyme and the Secretary of IG.

    Morris, James, Hitchens & Williams, Wilmington, Delaware, is acting as counsel for the Special Committee and IG in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                    EXPERTS

    The balance sheets of Genzyme, the General Division, the Tissue Repair Division and IG as of December 31, 1993 and 1994 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994 included in Genzyme's and IG's annual reports on Form 10-K for the year ended December 31, 1994, and the financial statement schedules appearing therein, that have been incorporated by reference into this Prospectus/Proxy Statement have been so incorporated in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. Representatives of Coopers & Lybrand, L.L.P. are expected to attend the Special Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire.

    The financial statements and financial statement schedules of BioSurface Technology, Inc. as of December 31, 1992 and 1993 and for each of the three years in the period ended December 31, 1993, appearing at pages III-19 to III-42 of Annex III to the Company's Registration Statement of Form S-4 (File No. 33-83346), that have been incorporated by reference into this Prospectus have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               FINANCIAL ADVISORS

    Alex. Brown acted as financial advisor to the Special Committee in connection with the Merger. Pursuant to the terms of the Engagement Letter, IG has agreed to pay Alex. Brown a transaction fee, upon consummation of the Merger, equal to $750,000. IG has also agreed to pay Alex. Brown a fee of $250,000, creditable against the transaction fee, for rendering its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the IG Public Stockholders. In addition, IG has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Alex. Brown and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement.

                           SOLICITATION COMPENSATION

    IG will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock in connection with the Special Meeting. In addition to the use of mails, proxies may be solicited by officers and employees of IG in person or by telephone. IG may retain a professional proxy solicitation firm to assist in the solicitation of proxies at a cost that IG estimates will not exceed $15,000.

                                 OTHER MATTERS

    IG knows of no other business that will be presented for action by the stockholders at the Special Meeting. If other business is properly presented for consideration at the Special Meeting, the enclosed proxy authorizes the person named therein to vote the shares in their discretion.

                             STOCKHOLDER PROPOSALS

    In order for a stockholder proposal to be considered for inclusion in IG's proxy materials for the 1996 annual meeting, it must be received by IG at One Kendall Square, Cambridge, Massachusetts 02139, Attention: David J. McLachlan, no later than December 27, 1995.

                                                                       EXHIBIT A

                     ===========================================



                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                              GENZYME CORPORATION

                                      AND

                             IG LABORATORIES, INC.



                         _____________________________

                           Dated as of June 10, 1995
                         _____________________________




                     ===========================================

                               TABLE OF CONTENTS
                                                                                      Page
SECTION 1 - THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-1
         1.1     The Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-1
         1.2     Effective Time.  . . . . . . . . . . . . . . . . . . . . . . . . .    A-1
         1.3     Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-1
         1.4     Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . .    A-1
         1.5     Articles of Organization and By-Laws.  . . . . . . . . . . . . . .    A-1
         1.6     Directors and Officers.  . . . . . . . . . . . . . . . . . . . . .    A-1
         1.7     Conversion of Stock  . . . . . . . . . . . . . . . . . . . . . . .    A-1
         1.8     Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . .    A-2
         1.9     Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-2
         1.10    Exchange of Certificates . . . . . . . . . . . . . . . . . . . . .    A-2
         1.11    No Fractional Shares.  . . . . . . . . . . . . . . . . . . . . . .    A-3
         1.12    Closing of IG Transfer Books . . . . . . . . . . . . . . . . . . .    A-3

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF IG  . . . . . . . . . . . . . . . . .    A-3
         2.1     Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . .    A-3
         2.2     Authority to Execute and Perform Agreement.  . . . . . . . . . . .    A-3
         2.3     Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . .    A-3
         2.4     Fairness Opinion.  . . . . . . . . . . . . . . . . . . . . . . . .    A-4
         2.5     SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-4
         2.6     Financial Statements . . . . . . . . . . . . . . . . . . . . . . .    A-4
         2.7     Absence of Undisclosed IG Liabilities  . . . . . . . . . . . . . .    A-4
         2.8     No Material Adverse Change . . . . . . . . . . . . . . . . . . . .    A-4
         2.9     Actions and Proceedings. . . . . . . . . . . . . . . . . . . . . .    A-5
         2.10    Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . .    A-5
         2.11    Proxy Statement and Registration Statement.  . . . . . . . . . . .    A-5
         2.12    Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-5

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF GENZYME . . . . . . . . . . . . . . .    A-5
         3.1     Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . .    A-5
         3.2     Authority to Execute and Perform Agreement.  . . . . . . . . . . .    A-5
         3.3     Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . .    A-6
         3.4     SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-6
         3.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . .    A-6
         3.6     Absence of Undisclosed Genzyme Liabilities . . . . . . . . . . . .    A-6
         3.7     No Material Adverse Change . . . . . . . . . . . . . . . . . . . .    A-7
         3.8     Actions and Proceedings. . . . . . . . . . . . . . . . . . . . . .    A-7
         3.9     Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . .    A-7
         3.10    Proxy Statement and Registration Statement.  . . . . . . . . . . .    A-7
         3.11    Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-7

SECTION 4 - COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . .    A-7
         4.1     Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . .    A-8
         4.2     Grant of Genzyme Stock Options . . . . . . . . . . . . . . . . . .    A-9
         4.3     Genzyme Stock Purchase Plan. . . . . . . . . . . . . . . . . . . .    A-9
         4.4     Corporate Examinations and Investigations. . . . . . . . . . . . .    A-9
         4.5     Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-9
         4.6     Authorization from Others. . . . . . . . . . . . . . . . . . . . .    A-9
         4.7     Consummation of Agreement. . . . . . . . . . . . . . . . . . . . .   A-10
         4.8     Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . .   A-10
         4.9     Proxy Statement; Registration Statement  . . . . . . . . . . . . .   A-10




                                      (i)

         4.10    Stockholder Meeting  . . . . . . . . . . . . . . . . . . . . . . .   A-10
         4.11    Agreement to Vote in Favor of Merger Agreement . . . . . . . . . .   A-10
         4.12    IG's Compliance with Exchange Act. . . . . . . . . . . . . . . . .   A-10
         4.13    Genzyme's Compliance with Exchange Act.  . . . . . . . . . . . . .   A-11
         4.14    Public Announcements and Confidentiality . . . . . . . . . . . . .   A-11
         4.15    Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . .   A-11
         4.16    Indemnification by Genzyme . . . . . . . . . . . . . . . . . . . .   A-11
         4.17    Purchases of Stock . . . . . . . . . . . . . . . . . . . . . . . .   A-11

SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                 OF EACH PARTY TO CONSUMMATE THE MERGER   . . . . . . . . . . . . .   A-11
         5.1     Consents and Approvals.  . . . . . . . . . . . . . . . . . . . . .   A-11
         5.2     Registration Statement.  . . . . . . . . . . . . . . . . . . . . .   A-11
         5.3     Absence of Order.  . . . . . . . . . . . . . . . . . . . . . . . .   A-11

SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                 GENZYME TO CONSUMMATE THE MERGER . . . . . . . . . . . . . . . . .   A-12
         6.1     Representations, Warranties and Covenants  . . . . . . . . . . . .   A-12
         6.2     Approval by IG Public Stockholders.  . . . . . . . . . . . . . . .   A-12
         6.3     Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . .   A-12
         6.4     Opinion of Counsel to IG . . . . . . . . . . . . . . . . . . . . .   A-12
         6.5     Merger Documents . . . . . . . . . . . . . . . . . . . . . . . . .   A-12
         6.6     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-12

SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
                 IG TO CONSUMMATE THE MERGER  . . . . . . . . . . . . . . . . . . .   A-12
         7.1     Representations, Warranties and Covenants  . . . . . . . . . . . .   A-12
         7.2     Approval by Stockholders . . . . . . . . . . . . . . . . . . . . .   A-12
         7.3     Opinion of Counsel to Genzyme  . . . . . . . . . . . . . . . . . .   A-13
         7.4     Merger Documents . . . . . . . . . . . . . . . . . . . . . . . . .   A-13
         7.5     Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-13
         7.6     Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . .   A-13
         7.7     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-13

SECTION 8 - TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . .   A-13
         8.1     Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-13
         8.2     Effect of Termination. . . . . . . . . . . . . . . . . . . . . . .   A-14
         8.3     Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-14
         8.4     Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-14

SECTION 9 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-14
         9.1     No Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-14
         9.2     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-14
         9.3     Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . .   A-15
         9.4     Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .   A-15
         9.5     No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . .   A-15
         9.6     Binding Effect; No Assignment. . . . . . . . . . . . . . . . . . .   A-15
         9.7     Variations in Pronouns.  . . . . . . . . . . . . . . . . . . . . .   A-15
         9.8     Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . .   A-15





                                      (ii)

                          AGREEMENT AND PLAN OF MERGER

                 THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 10, 1995 is between Genzyme Corporation, a Massachusetts corporation ("Genzyme"), and IG Laboratories, Inc., a Delaware corporation ("IG"). The parties wish to effect the acquisition of IG by Genzyme through a merger of IG with and into Genzyme on the terms and conditions set forth in this Agreement. This Agreement is intended to be a "plan of reorganization" with the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                 Accordingly, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:


                             SECTION 1 - THE MERGER

                 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, IG shall be merged with and into Genzyme (the "Merger") in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL") and the General Corporation Law of the State of Delaware (the "DGCL"). The Merger shall occur at the Effective Time (as defined in Section 1.2). Following the Merger, Genzyme shall be the surviving corporation (the "Surviving Corporation") and the separate corporate existence of IG shall cease.

                 1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties shall cause the Merger to be consummated by filing and recording articles of merger in accordance with Section 79 of the MBCL ("Articles of Merger") and a certificate of merger in accordance with Section 252(c) of the DGCL ("Certificate of Merger") and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Articles of Merger and the Certificate of Merger are duly filed with the Secretary of the Commonwealth of Massachusetts and the Secretary of State of Delaware in accordance with the MBCL and the DGCL, respectively, or at such later time as is specified in the Articles of Merger and the Certificate of Merger (the "Effective Time").

                 1.3 CLOSING. Immediately prior to the filing of the Articles of Merger and the Certificate of Merger, a closing (the "Closing") shall be held at the offices of Palmer & Dodge, One Beacon Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. The Closing shall take place not later than the first business day after the day this Agreement is approved by the stockholders of IG. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

                 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Sections 80 and 81 of the MBCL and Sections 259, 260 and 261 of the DGCL.

                 1.5 ARTICLES OF ORGANIZATION AND BY-LAWS. The articles of organization and by-laws of Genzyme, in each case as in effect immediately prior to the Effective Time, shall be the articles of organization and by-laws of the Surviving Corporation immediately after the Effective Time.

                 1.6 DIRECTORS AND OFFICERS. The directors and officers of Genzyme immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time.

                 1.7      CONVERSION OF STOCK.

                          (a)     At the Effective Time, by virtue of the
Merger and without any action on the part of Genzyme or IG:

                                  (i)      Each share of common stock, $0.01
par value per share, of IG ("IG Common Stock") outstanding immediately prior to the Effective Time, other than (A) shares held by IG as treasury stock or shares held by any subsidiary of IG and (B) shares held by Genzyme or any subsidiary of Genzyme, shall be converted into a fraction of a share of Genzyme General Division Common Stock, $0.01 par value ("Genzyme General Division Stock"), determined by dividing $7.00 by the Closing Price (as herein defined) of Genzyme General Division Stock and rounding to four decimal places. The quotient obtained by dividing $7.00 by the Closing Price of Genzyme General Division Stock and rounding to four decimal places is hereinafter referred to as the "Conversion Factor".

                                  (ii)     All shares of IG Common Stock held
at the Effective Time by IG as treasury stock or by a subsidiary of IG shall be canceled without any conversion thereof and no payment shall be made with respect thereto.

                                  (iii)    All shares of IG Common Stock held
at the Effective Time by Genzyme or any subsidiary of Genzyme shall be canceled without any conversion thereof and no payment shall be made with respect thereto.

                          (b)     For the purpose of this Agreement, the
"Closing Price" of Genzyme General Division Stock means the average of the closing prices reported by the Nasdaq National Market for Genzyme General Division Stock during the 10 trading days ending on the second trading day prior to the Closing Date.

                 1.8 STOCK OPTIONS. At the Effective Time, all outstanding options to acquire IG Common Stock, whether or not then exercisable, shall be terminated as provided Section 4.1(a)(v).

                 1.9 WARRANTS. At the Effective Time, all outstanding warrants to acquire IG Common Stock, whether or not then exercisable, shall be assumed by Genzyme subject to the amendments described in this Section 1.9.
The warrants so assumed by Genzyme shall continue to have, and be subject to, the same terms and conditions set forth in such warrants as in effect immediately prior to the Effective Time, except that (a) each such warrant shall be exercisable for that number of whole shares of Genzyme General Division Stock equal to the product of the number of shares of IG Common Stock into which such warrant was exercisable immediately prior to the Effective Time times the Conversion Factor and rounded to the nearest whole share of Genzyme General Division Stock, as required by the terms of such warrant, (b) the exercise price per share of Genzyme General Division Stock under such warrant shall be equal to the exercise price per share of IG Common Stock immediately prior to the Effective Time divided by the Conversion Factor and rounded to the nearest cent, and (c) all references to IG shall be deemed references to Genzyme. Genzyme shall reserve for issuance the number of shares of Genzyme General Division Stock issuable upon exercise of each such warrant as determined pursuant to this Section 1.9.

                 1.10 EXCHANGE OF CERTIFICATES. Prior to the Closing Date, Genzyme shall authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Genzyme shall cause the Exchange Agent to mail to all former holders of record of IG Common Stock instructions for surrendering their certificates representing IG Common Stock in exchange for a certificate or certificates representing Genzyme General Division Stock. Upon surrender of an IG Common Stock certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Genzyme, the holder of such certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Genzyme General Division Stock into which the shares of IG Common Stock theretofore represented by such certificate so surrendered shall have been converted pursuant to the provisions of this Agreement, and the certificate so surrendered shall forthwith be canceled. Until surrendered in accordance with the provisions of this Section 1.10, each IG Common Stock certificate (other than certificates for shares to be canceled in accordance with Sections 1.7.(a)(ii) and (iii)) shall represent for all purposes the right to receive shares of Genzyme General Division Stock and cash in lieu of fractional shares of Genzyme General Division Stock, if any, as provided in
Section 1.11. No dividends or other distributions that are declared after the Effective Time on Genzyme General Division Stock and payable to the holders of record thereof after the Effective Time will be paid to holders of certificates representing IG Common Stock until such holders surrender their certificates. Upon such surrender, there shall be paid to the record holder of the certificates representing shares of Genzyme General Division Stock issued upon such exchange, the amount of dividends or other distributions that become payable after the Effective Time and were not paid because of the failure to surrender certificates for exchange. In no event shall the persons entitled to receive such dividends or distributions be entitled to receive interest thereon. Genzyme General Division Stock into which IG Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. If any Genzyme General Division Stock certificates are to be issued in a name other than the name in which the IG Common Stock certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Genzyme General Division Stock in a name other than the name of the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                 1.11 NO FRACTIONAL SHARES. No certificates representing fractional shares of Genzyme General Division Stock shall be issued in the Merger. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, each holder of shares of IG Common Stock who would otherwise have been entitled to a fractional share of Genzyme General Division Stock will receive upon surrender of an IG Common Stock certificate an amount in cash (without interest) determined by multiplying such fraction by the Closing Price of Genzyme General Division Stock (determined in accordance with Section 1.7(b)). Genzyme shall not be liable to any holder of shares of IG Common Stock for any cash in lieu of fractional interests delivered to a public official pursuant to applicable escheat or abandoned property laws.

                 1.12 CLOSING OF IG TRANSFER BOOKS. No transfers of shares of IG Common Stock shall be made on the stock transfer books of IG after the Effective Time.


               SECTION 2 - REPRESENTATIONS AND WARRANTIES OF IG

                 Except as set forth on the disclosure schedule delivered to Genzyme on the date hereof (the "IG Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, IG hereby represents and warrants to Genzyme as follows:

                 2.1      ORGANIZATION.   Each of IG and its subsidiaries is a
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. The IG Disclosure Schedule sets forth all subsidiaries of IG and the jurisdiction in which each is incorporated. All subsidiary shares owned by IG are owned free and clear of any charges, liens, encumbrances, security interests or adverse claims.

                 2.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. IG has the corporate power and authority to enter into, execute and deliver this Agreement and, subject to the adoption of this Agreement by the stockholders of IG, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of IG and by the directors of IG who are not affiliated with Genzyme (the "Special Committee"). No other corporate action on the part of IG is necessary to consummate the transactions contemplated hereby other than adoption of this Agreement by the stockholders of IG and the filings of the Articles of Merger and Certificate of Merger.
This Agreement has been duly executed and delivered by IG and, subject to the foregoing, constitutes a valid and binding obligation of IG, enforceable in accordance with its terms.

                 2.3      CAPITALIZATION.

                          (a)     IG is authorized to issue 20,000,000 shares
of IG Common Stock, of which 9,519,766 shares were issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, $0.01 par value per share, issuable in series, none of which are outstanding. All of the issued and outstanding shares of IG Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of any preemptive rights.

                          (b)     (i) Options representing in the aggregate the
right to purchase 1,243,371 shares of IG Common Stock pursuant to the IG 1990 Equity Incentive Plan and the IG 1991 Director Stock Option Plan, and (ii) warrants representing in the aggregate the right to purchase 50,000 shares of IG Common Stock, are outstanding as of the date hereof.

                          (c)     450,000 shares of IG Common Stock are
reserved for issuance under the IG 1990 Employee Stock Purchase Plan. As of the date hereof, 158,617 shares have been issued under such plan.

                          (d)     Except as set forth in paragraphs (a), (b)
and (c) of this Section 2.3, or as a result of the exercise of outstanding options or rights set forth therein, there are not as of the date hereof, and as of the Effective Time there will not be, any other shares of IG capital stock authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating IG to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities of IG. To the knowledge of IG, there are no written shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of IG.

                 2.4 FAIRNESS OPINION. The Special Committee has received the opinion, dated as of the date hereof, of Alex. Brown & Sons Incorporated to the effect that the consideration to be received by the holders of IG Common Stock (other than Genzyme) in the Merger is fair to such holders from a financial point of view. Such opinion (a copy of which has been delivered to Genzyme) has not been withdrawn, revoked or modified.

                 2.5 SEC REPORTS. IG has previously delivered to Genzyme its (i) Annual Report on Form 10-K for the year ended December 31, 1994 (the "IG 10-K"), as filed with the Securities and Exchange Commission (the "SEC"),
(ii) all proxy statements relating to IG's meetings of stockholders held or currently scheduled to be held since December 31, 1994 and (iii) all other reports filed by IG with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1994. As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. IG has timely filed with the SEC all reports required to be filed under Section 13, 14 or 15(d) of the Exchange Act since December 31, 1994.

                 2.6 FINANCIAL STATEMENTS. The consolidated financial statements contained in the IG 10-K and in IG's quarterly report on Form 10-Q for the quarter ended March 31, 1995 (the "IG 10-Q") have been prepared from, and are in accordance with, the books and records of IG and present fairly, in all material respects, the consolidated financial condition and results of operations of IG and its subsidiaries as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein and subject (in the case of the unaudited financial statements included in the IG 10-Q) to normal year-end adjustments, which are not, in the aggregate, material.

                 2.7 ABSENCE OF UNDISCLOSED IG LIABILITIES. As at December 31, 1994, IG had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, (a) required to be reflected or disclosed on the consolidated balance sheet dated December 31, 1994 (or the notes thereto) included in the IG 10-K that were not adequately reflected or reserved against on such balance sheet or (b) for the payment of any dividends, or any other distribution, to the stockholders of IG. IG has no such liabilities, other than liabilities (i) adequately reflected or reserved against on such balance sheet, (ii) reflected in IG's unaudited consolidated balance sheets (or the notes thereto) included in the IG 10-Q, (iii) incurred since December 31, 1994 in the ordinary course of business, or (iv) that would not, in the aggregate, have a material adverse effect on IG and its subsidiaries taken as a whole.

                 2.8 NO MATERIAL ADVERSE CHANGE. Since December 31, 1994, there has not been (i) any material adverse change in the assets, properties, business, prospects, results of operations or financial condition of IG and its subsidiaries taken as a whole (the "Business of IG") or (ii) action by IG or its subsidiaries which, if taken on or after the date hereof, would require the consent or approval of Genzyme pursuant to Section 4.1.

                 2.9 ACTIONS AND PROCEEDINGS. Except as set forth in the IG 10-K or the IG 10-Q, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of IG, threatened against IG or any other corporation or legal entity of which IG owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote for the election of directors that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or the Business of IG. To the best knowledge of IG, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or the Business of IG.

                 2.10 CONSENTS AND APPROVALS. Except for (a) the filing of the Proxy Statement (as defined in Section 4.8) with the SEC pursuant to the Exchange Act and (b) the filing of the Articles of Merger and the Certificate of Merger with the Secretary of the Commonwealth of Massachusetts and the Secretary of State of Delaware, respectively, the execution, delivery and performance of this Agreement by IG will not (i) violate any provision of the certificate of incorporation or by-laws of IG; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which IG or any of its subsidiaries is party or to which any of them or any of their assets or properties is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to IG or by which any of IG's assets or properties is bound; (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body; or (v) result in the creation of any lien or other encumbrance on the assets or properties of IG, excluding from the foregoing clauses (ii), (iii), (iv) and (v) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not have a material adverse effect on the Business of IG or on the ability of IG to consummate the transactions contemplated hereby.

                 2.11 PROXY STATEMENT AND REGISTRATION STATEMENT. The information furnished by IG for inclusion in (a) the Proxy Statement at the time the Proxy Statement is mailed, at the time of the meeting of IG's stockholders to vote on this Agreement and at the Effective Time, and (b) the Registration Statement at the time the Registration Statement becomes effective and at the Effective Time, including in each case any amendments or supplements thereto, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject, if required, to a reasonable period of time for the parties hereto to take such action as may be necessary to amend or supplement the Proxy Statement or Registration Statement).

                 2.12 DISCLOSURE. The representations, warranties and statements made by IG in this Agreement and in the certificates delivered pursuant hereto do not contain any untrue statement of a material fact and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.


             SECTION 3 - REPRESENTATIONS AND WARRANTIES OF GENZYME

                 Except as set forth on the disclosure schedule delivered to IG on the date hereof (the "Genzyme Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Genzyme hereby represents and warrants to IG as follows:

                 3.1      ORGANIZATION.   Genzyme is a corporation duly
organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

                 3.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Genzyme has the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Genzyme. No other corporate action on the part of Genzyme is necessary to consummate the transactions contemplated hereby other than the filings of the Articles of Merger and Certificate of Merger. This Agreement has been duly executed and delivered by Genzyme and, subject to the foregoing, constitutes a valid and binding obligation of Genzyme, enforceable in accordance with its terms.

                 3.3 CAPITALIZATION. The authorized capital stock of Genzyme consists of 100,000,000 shares of Genzyme General Division Stock, of which 26,855,147 shares were issued and outstanding as of the date hereof, 40,000,000 shares of Tissue Repair Division Common Stock, $0.01 par value per share ("TR Stock"), of which 8,635,849 shares were issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, $0.01 par value per share ("Genzyme Preferred Stock"), issuable in series, none of which are outstanding. Of the Genzyme Preferred Stock, 1,000,000 and 400,000 shares have been designated as Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock, respectively, and reserved for issuance under Genzyme's shareholder rights plan. The shares of Genzyme General Division Stock to be issued in the Merger will be, when issued, duly and validly issued, fully paid and nonassessable, not subject to any preemptive rights and not subject to any restriction on transfer imposed by the articles of organization or by-laws of Genzyme. As of the date hereof, except for (a) an aggregate of 7,157,704 shares of Genzyme General Division Stock and an aggregate of 2,601,223 shares of TR Stock reserved for issuance under various stock option, stock purchase and savings plans of Genzyme, (b) an aggregate of 3,455,807* and 466,534 shares of Genzyme General Division Stock and TR Stock, respectively, reserved for issuance upon the exercise of outstanding warrants,
(c) an aggregate of 1,891,252 and 255,319 shares of Genzyme General Division Stock and TR Stock, respectively, reserved for issuance upon the conversion of Genzyme's 6 3/4% Convertible Subordinated Notes due 2001 and (d) the Series A and B Junior Participating Preferred Stock reserved for issuance under Genzyme's shareholder rights plan, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Genzyme any shares of the capital stock of Genzyme and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. All issued and outstanding shares of Genzyme General Division Stock and TR Stock are validly issued, fully paid, non-assessable and free of any preemptive rights.

                 3.4 SEC REPORTS. Genzyme has previously delivered to IG its (i) Annual Report on Form 10-K for the year ended December 31, 1994 (the "Genzyme 10-K"), as filed with the SEC, (ii) all proxy statements relating to Genzyme's meetings of stockholders held or currently scheduled to be held since December 31, 1994 and (iii) all other reports filed by Genzyme with the SEC under the Exchange Act since December 31, 1994. As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Genzyme has timely filed with the SEC all reports required to be filed under Section 13, 14 or 15(d) of the Exchange Act since December 31, 1994.

                 3.5 FINANCIAL STATEMENTS. The consolidated financial statements contained in the Genzyme 10-K and in Genzyme's quarterly report on Form 10-Q for the quarter ended March 31, 1995 (the "Genzyme 10-Q") have been prepared from, and are in accordance with, the books and records of Genzyme and present fairly, in all material respects, the consolidated financial condition and results of operations of Genzyme as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein and subject (in the case of the unaudited financial statements included in the Genzyme 10-Q) to normal year-end adjustments, which are not, in the aggregate, material.

                 3.6 ABSENCE OF UNDISCLOSED GENZYME LIABILITIES. As at December 31, 1994, Genzyme had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, (a) required to be reflected or disclosed on the consolidated balance sheet dated December 31, 1994 (or the notes thereto) included in the Genzyme 10-K that were not adequately reflected or reserved against on such balance sheet or (b) for the payment of any dividends, or any other distribution, to the stockholders of Genzyme. Genzyme has no such



----------------------------------

*  Does not include 2,415,000 callable warrants associated with Neozyme II.

liabilities, other than liabilities (i) adequately reflected or reserved against on such balance sheet, (ii) reflected in Genzyme's unaudited consolidated balance sheets (or the notes thereto) included in the Genzyme 10-Q, (iii) incurred since December 31, 1994 in the ordinary course of business, or (iv) that would not, in the aggregate, have a material adverse effect on Genzyme taken as a whole.

                 3.7 NO MATERIAL ADVERSE CHANGE. Since December 31, 1994, there has not been any material adverse change in the assets, properties, business, prospects, results of operations or financial condition of Genzyme taken as a whole (the "Business of Genzyme").

                 3.8 ACTIONS AND PROCEEDINGS. Except as set forth in the Genzyme 10-K or the Genzyme 10-Q, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Genzyme, threatened against Genzyme or any other corporation or legal entity of which Genzyme owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote for the election of directors (other than IG and its subsidiaries) that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or the Business of Genzyme. To the best knowledge of Genzyme, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or the Business of Genzyme.

                 3.9 CONSENTS AND APPROVALS. Except for (a) the filing of the Proxy Statement with the SEC pursuant to the Exchange Act, (b) the filing with the SEC of the Registration Statement referred to in Section 4.8 and filings with various blue sky authorities and (c) the filing of the Articles of Merger and the Certificate of Merger with the Secretary of the Commonwealth of Massachusetts and the Secretary of State of Delaware, respectively, the execution, delivery and performance of this Agreement by Genzyme will not (i) violate any provision of the articles of organization or by-laws of Genzyme;
(ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Genzyme is a party or to which it or any of its assets or properties is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Genzyme or by which any of Genzyme's assets or properties is bound; (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body; or (v) result in the creation of any lien or other encumbrance on the assets or properties of Genzyme, excluding from the foregoing clauses
(ii), (iii), (iv) and (v) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not have a material adverse effect on the Business of Genzyme or on the ability of Genzyme to consummate the transactions contemplated hereby.

                 3.10 PROXY STATEMENT AND REGISTRATION STATEMENT. The information furnished by Genzyme for inclusion in (a) the Proxy Statement at the time the Proxy Statement is mailed, at the time of the meeting of IG's stockholders to vote on this Agreement and at the Effective Time, and (b) the Registration Statement at the time the Registration Statement becomes effective and at the Effective Time, including in each case any amendments or supplements thereto, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject, if required, to a reasonable period of time for the parties hereto to take such action as may be necessary to amend or supplement the Proxy Statement or Registration Statement).

                 3.11 DISCLOSURE. The representations, warranties and statements made by Genzyme in this Agreement and in the certificates delivered pursuant hereto do not contain any untrue statement of a material fact and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

                      SECTION 4 - COVENANTS AND AGREEMENTS

                 4.1 CONDUCT OF BUSINESS. Except with the prior written consent of Genzyme, which will not be unreasonably withheld or delayed, and except as otherwise contemplated herein, during the period from the date hereof to the Effective Time, IG shall observe the following covenants:

                          (a)     AFFIRMATIVE COVENANTS PENDING CLOSING.  IG
shall:

                                  (i)      PRESERVATION OF PERSONNEL.  Use all
reasonable efforts to preserve intact and keep available the services of IG's present employees;

                                  (ii)     INSURANCE.  Use all reasonable
efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

                                  (iii)    PRESERVATION OF THE BUSINESS;
MAINTENANCE OF PROPERTIES. Use all reasonable efforts to preserve the business of IG, advertise, promote and market IG's services in accordance with past practices over the last twelve months, keep IG's properties intact, preserve IG's goodwill and maintain all physical properties in such operating condition as will permit the conduct of the business of IG on a basis consistent with past practice;

                                  (iv)     INTELLECTUAL PROPERTY RIGHTS.  Use
all reasonable efforts to preserve and protect all patents, trademarks, service marks, trade names, trade secrets, franchises, and copyrights, and all applications for any of the foregoing, and all technology, know-how and processes necessary for the conduct of the business of IG as now conducted or proposed to be conducted (collectively, the "IG Proprietary Rights");

                                  (v)      STOCK OPTIONS.  Take appropriate
action (which shall not include the making of any cash payment or the acceleration of vesting) to effect the termination of all outstanding stock options that are not exercised prior to the Effective Time;

                                  (vi)     STOCK PURCHASE PLAN.  Take
appropriate action to terminate the IG 1990 Employee Stock Purchase Plan as soon as practicable following the date hereof and prior to the commencement of any new offering period under such plan; and

                                  (vii)    ORDINARY COURSE OF BUSINESS.
Operate IG's business solely in the ordinary course.

                          (b)     NEGATIVE COVENANTS PENDING CLOSING.  IG will
not:

                                  (i)      DISPOSITION OF ASSETS.  Sell or
transfer, or mortgage, pledge or create or permit to be created any security interest on, any of its assets other than in the ordinary course of business;

                                  (ii)     LIABILITIES.  Other than
indebtedness or obligations to Genzyme (A) incur any obligation or liability other than in the ordinary course of business, (B) incur any indebtedness for borrowed money in excess of $100,000 or (C) enter into any contracts or commitments involving payments by IG of $100,000 or more;

                                  (iii)    COMPENSATION.  Except as required by
applicable law or pursuant to Section 4.1(a)(v) or (vi) hereof or any existing employment or severance agreement, (A) manage the compensation and benefits of its officers, directors, employees and agents in a manner inconsistent with past practices, or (B) enter into or modify any agreement with any consultant, except for agreements terminable upon not more than one year's notice that are consistent with IG's past practices with respect to consulting agreements;

                                  (iv)     CAPITAL Stock.  Make any change in
the number of shares of its capital stock authorized, issued or outstanding or grant or accelerate the exercisability of, any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock, or declare or pay any dividend or other distribution with respect to any shares of its capital stock, or sell or transfer any shares of its capital stock, except upon the exercise of options outstanding on the date hereof or pursuant to any offering in progress as of the date hereof under the IG 1990 Employee Stock Purchase Plan or upon the exercise of outstanding warrants;

                                  (v)      CHARTER AND BY-LAWS.  Amend the
certificate of incorporation or by-laws of IG;

                                  (vi)     ACQUISITIONS.  Make any material
acquisition of property other than in the ordinary course of business; or

                                  (vii)    LICENSE AGREEMENTS.  Enter into or
modify any license, technology development or technology transfer agreement with any other person or entity other than in the ordinary course of business.

                 4.2      GRANT OF GENZYME STOCK OPTIONS.

                          (a)     Genzyme shall take appropriate action to
issue to each full-time employee of IG at the Effective Time options to purchase shares of Genzyme General Division Stock according to a model approved by IG, Genzyme and the Compensation Committee of the Genzyme Board of Directors.

                          (b)     Genzyme shall take appropriate action to
grant each full-time employee of IG hired after the date hereof options to purchase shares of Genzyme General Division Stock in accordance with the Genzyme New Hire Matrix then in effect; provided, however, that each such grant of options shall be subject to the effectiveness of the Merger.

                          (c)     Genzyme shall take appropriate action to
treat all employees of Vivigen, Inc. consistent with the provisions of subsections (a) and (b) of this Section 4.2.

                 4.3 GENZYME STOCK PURCHASE PLAN. Subject to the approval of the Compensation Committee of the Genzyme Board of Directors, Genzyme shall take appropriate action to allow all eligible IG employees to participate in the Genzyme 1990 Employee Stock Purchase Plan on the same terms and conditions as employees of Genzyme effective upon commencement of the first offering after the date hereof.

                 4.4 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Effective Time, Genzyme and IG shall each be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of the other, as is reasonably necessary or appropriate in connection with its investigation of the other with respect to the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of either party's business and each party shall cooperate fully therein. No investigation by Genzyme or IG shall diminish or obviate any of the representations, warranties, covenants or agreements of the other contained in this Agreement. In order that each party may have full opportunity to make such investigation, Genzyme and IG shall each furnish the representatives of the other during such period with all such information and copies of such documents concerning its affairs as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

                 4.5 EXPENSES. Genzyme and IG shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

                 4.6 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, the parties shall use their reasonable commercial efforts to obtain all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement.

                 4.7 CONSUMMATION OF AGREEMENT. Each party shall use its respective reasonable commercial efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of the respective representations, warranties and agreements hereunder occurs or exists on or prior to the Effective Time, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

                 4.8 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. As to any agreements between the parties or their affiliates in effect as of the Effective Time that may by their terms require consent to any of the transactions contemplated in this Agreement, such consent shall be given, or the parties shall cause such consent to be given, prior to the Effective Time.

                 4.9 PROXY STATEMENT; REGISTRATION STATEMENT. The parties shall cooperate in the preparation and filing with the SEC as soon as practicable after the date hereof of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Genzyme General Division Stock to be issued in the Merger, and will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and promptly thereafter will mail the Proxy Statement and the prospectus included in the Registration Statement to the stockholders of IG. The prospectus in the Registration Statement will also constitute a proxy statement (the "Proxy Statement") of IG for its stockholder meeting referred to in
Section 4.9. Prior to the Effective Time, Genzyme shall use its reasonable efforts to qualify the shares of Genzyme General Division Stock to be issued in the Merger under the securities or "blue sky" laws of every state of the United States; provided, however, that Genzyme shall not be obligated to qualify such shares in any state with respect to which counsel for Genzyme has determined that such qualification is not required under the securities or "blue sky" laws of such state and, in no event, shall Genzyme be obligated to qualify as a foreign corporation or to execute a general consent to service of process in any state in which it has not previously so qualified or has not previously so consented.

                 4.10 STOCKHOLDER MEETING. IG shall, in accordance with applicable law and its certificate of incorporation and by-laws:

                                  (i)      duly hold a meeting of its
stockholders as soon as practicable after the effective date of the Registration Statement for the purpose of considering and acting on this Agreement;

                                  (ii)     subject to their fiduciary duties
under applicable law as advised by independent counsel, include in the Proxy Statement the recommendation of its Board of Directors and the Special Committee that stockholders of IG vote in favor of the adoption of this Agreement; and

                                  (iii)    use reasonable efforts (A) to obtain
and furnish the information required to be included by it in the Proxy Statement and, after consultation with Genzyme, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof, (B) to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the effective date of the Registration Statement and (C) to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby.

                 4.11 AGREEMENT TO VOTE IN FAVOR OF MERGER AGREEMENT. Genzyme hereby covenants and agrees to vote its shares of IG Common Stock in the same proportion as the votes cast by the stockholders of IG other than Genzyme at the IG stockholder meeting referred to in Section 4.9.

                 4.12 IG'S COMPLIANCE WITH EXCHANGE ACT. All filings made by IG after the date hereof pursuant to the Exchange Act will be made in a timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                 4.13 GENZYME'S COMPLIANCE WITH EXCHANGE ACT. All filings made by Genzyme after the date hereof pursuant to the Exchange Act will be made in a timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                 4.14 PUBLIC ANNOUNCEMENTS AND CONFIDENTIALITY. Any press release or other information provided to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of Genzyme and IG, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law. Each party shall keep confidential and shall not use in any manner any information or documents obtained from the other concerning its assets, properties, business and operations, unless readily ascertainable from public information, already known or subsequently developed by such party independently, received from a third party not under an obligation to keep such information confidential or otherwise required by law.

                 4.15 AFFILIATE LETTERS. Prior to the Closing Date, IG shall identify to Genzyme all persons who, at the time of the IG stockholder meeting referred to in Section 4.9, IG believes may be "affiliates" of IG within the meaning of Rule 145 under the Securities Act. IG shall provide Genzyme with such information as Genzyme may reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of IG. IG shall use all reasonable efforts to deliver to Genzyme prior to the Closing Date a letter from each of such affiliates identified by IG and Genzyme in substantially the form previously agreed to by the parties (the "Affiliate Letters").

                 4.16 INDEMNIFICATION BY GENZYME. After the Effective Time, Genzyme shall indemnify and hold harmless each former officer and director of IG with respect to actions taken or omitted to be taken prior to the Effective Time, to the extent such person is entitled to indemnification under the certificate of incorporation and by-laws of IG as in effect on the date hereof, to the fullest extent permitted by Delaware law.

                 4.17 PURCHASES OF STOCK. During the period from the date two days prior to the date of the Proxy Statement to the date of the Effective Time, Genzyme shall not, and shall cause its subsidiaries not to, purchase any shares of Genzyme General Division Stock.


              SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF EACH PARTY TO CONSUMMATE THE MERGER

                 The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

                 5.1 CONSENTS AND APPROVALS. All required approvals of the stockholders of IG and all consents and waivers referred to in Sections
2.10 and 3.9 of this Agreement or in the corresponding sections of each party's Disclosure Schedule shall have been obtained; provided, however, that if Genzyme waives the obtaining of any consent set forth in Section 2.9 or the IG Disclosure Schedule, such consent shall not be a condition of IG's obligation to consummate the Merger.

                 5.2 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and shall remain effective and shall not be subject to a stop order at the Effective Time.

                 5.3 ABSENCE OF ORDER. No restraining order or injunction of any court which prevents consummation of the Merger shall be in effect.


             SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                        GENZYME TO CONSUMMATE THE MERGER

                 The obligation of Genzyme to consummate the Merger is subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

                 6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of IG contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the Business of IG (including the termination of employment or threatened termination of employment of such IG personnel which Genzyme, in its discretion, deems to be a material adverse change in the Business of IG). IG shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. IG shall have delivered to Genzyme a certificate, dated the Closing Date, to the foregoing effect.

                 6.2 APPROVAL BY IG PUBLIC STOCKHOLDERS. This Agreement shall have been approved by the affirmative vote of a majority of the votes cast by the stockholders of IG other than Genzyme at the meeting of the IG stockholders referred to in Section 4.9.

                 6.3 AFFILIATE LETTERS. Genzyme shall have received the Affiliate Letters referred to in Section 4.14.

                 6.4 OPINION OF COUNSEL TO IG. Genzyme shall have received the opinion of Morris, James, Hitchens & Williams, counsel to IG, dated the Closing Date and in form and substance reasonably acceptable to Genzyme.

                 6.5 MERGER DOCUMENTS. IG shall have executed and delivered the Articles of Merger and the Certificate of Merger referred to in
Section 1.2.

                 6.6 CERTIFICATES. IG shall have furnished Genzyme with such certificates of public officials and of IG officers as may be reasonably requested by Genzyme.


             SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
                          IG TO CONSUMMATE THE MERGER

                 The obligation of IG to consummate the Merger is subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

                 7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Genzyme contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement). Genzyme shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Genzyme shall have delivered to IG a certificate, dated the Closing Date, to the foregoing effect.

                 7.2 APPROVAL BY STOCKHOLDERS. This Agreement shall have been adopted by the holders of a majority of the outstanding shares of IG Common Stock and approved by the affirmative vote of a majority of the votes cast by the stockholders of IG other than Genzyme at the meeting of the IG stockholders referred to in Section 4.9.

                 7.3 OPINION OF COUNSEL TO GENZYME. IG shall have received the opinion of Palmer & Dodge, counsel to Genzyme, dated the Closing Date and in form and substance reasonably satisfactory to IG.

                 7.4 MERGER DOCUMENTS. Genzyme have executed and delivered the Articles of Merger and the Certificate of Merger referred to in
Section 1.2.

                 7.5 TAX OPINION. IG shall have received an opinion of Palmer & Dodge, counsel to Genzyme, addressed to IG and its stockholders and dated the Closing Date, substantially to the effect that, on the basis of facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by IG or its stockholders by reason of the receipt of the shares of Genzyme General Division Stock in the Merger (it being understood that such opinion will not extend to cash payments in lieu of fractional share interests and may not extend to shares of Genzyme General Division Stock received by IG stockholders who receive their IG shares pursuant to stock options or otherwise as compensation).

                 7.6 FAIRNESS OPINION. In the event the Special Committee elects to bring down such opinion to the date of mailing of the Proxy Statement, IG shall have received an opinion from Alex. Brown & Sons Incorporated, dated the date on which the Proxy Statement is mailed, in form and substance satisfactory to the Special Committee, stating that the terms of the Merger are fair to the stockholders of IG (other than Genzyme) from a financial point of view.

                 7.7 CERTIFICATES. Genzyme shall have furnished IG with such certificates of public officials and of Genzyme officers as may be reasonably requested by IG.


                 SECTION 8 - TERMINATION, AMENDMENT AND WAIVER

                 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by IG's stockholders, as follows:

                          (a)     by the Special Committee or Genzyme upon
written notice to the other party, if, without fault of the terminating party, the Effective Time shall not have occurred on or before November 30, 1995, which date may be extended by mutual consent of the Special Committee and Genzyme;

                          (b)     by the Special Committee upon written notice
to Genzyme if Genzyme has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten
(10) business days of receipt of written notice from the Special Committee;

                          (c)     by the Special Committee in the event it
shall determine, in good faith and on the written advice of independent counsel to the Special Committee, that it is required to do so in the exercise of its fiduciary duties under applicable law;

                          (d)     by the Board of Directors of Genzyme upon
written notice to IG if IG has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from Genzyme;

                          (e)     by either party if any court of competent
jurisdiction or United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable;

                          (f)     by Genzyme if the vote described in Section
6.2 is not obtained or by IG if the vote described in Section 7.2 is not obtained; or

                          (g)     at any time with the written consent of
Genzyme and the Special Committee.

                 8.2 EFFECT OF TERMINATION. If this Agreement is terminated as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 8.2, Section 4.4 relating to expenses, and Section 4.13 relating to publicity and confidentiality to the extent provided therein. Nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

                 8.3 AMENDMENT. This Agreement may not be amended except by an instrument signed by each of the parties hereto; provided, however, that after adoption of this Agreement by the stockholders of IG, without the further approval of the stockholders of IG, no amendment may be made that (a) alters or changes the amount or kind of consideration to be received as provided in
Section 1.7 or (b) alters or changes any of the terms and conditions of this Agreement if such alteration or change would materially adversely affect the stockholders of IG.

                 8.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.


                           SECTION 9 - MISCELLANEOUS

                 9.1 NO SURVIVAL. None of the representations, warranties, covenants and agreements of any party in this Agreement or in any certificate delivered by any party pursuant hereto shall survive the Merger, except the covenant of Genzyme contained in Section 4.15 hereto.

                 9.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

                                  (i)      if to Genzyme, to:

                                           Genzyme Corporation
                                           One Kendall Square
                                           Cambridge, Massachusetts  02139
                                           Attention:  President
                                           Tel: (617) 252-7500
                                           FAX: (617) 252-7600

                 with a copy to:

                                           Palmer & Dodge
                                           One Beacon Street
                                           Boston, Massachusetts  02108
                                           Attention:  Peter Wirth, Esq.
                                           Tel: (617) 573-0304
                                           FAX: (617) 227-4420

                                  (ii)     if to IG, to:

                                           IG Laboratories, Inc.
                                           One Mountain Road
                                           Framingham, Massachusetts  01701
                                           Attention:  President
                                           Tel: (508) 872-8400
                                           FAX: (508) 872-9080

                 with a copy to:

                                  Morris, James, Hitchens & Williams
                                  222 Delaware Avenue
                                  Wilmington, Delaware  19899
                                  Attention:  Henry N. Herndon, Jr., Esq.
                                  Tel: (302) 888-6800
                                  FAX: (302) 571-1750

Any party may by notice given in accordance with this Section 9.2 to the other party designate another address or person for receipt of notices hereunder.

                 9.3 ENTIRE AGREEMENT. This Agreement, including the Disclosure Schedules, contains the entire agreement among the parties with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

                 9.4 GOVERNING LAW. This Agreement is governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions, except to the extent that the corporate laws of the State of Delaware apply to the Merger and the rights of IG and its stockholders relative to the Merger.

                 9.5 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

                 9.6 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto.

                 9.7 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                 9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.



                                     GENZYME CORPORATION


                                     By:     /s/ Henri A. Termeer
                                             -----------------------------------
                                             Henri A. Termeer, President



                                     IG LABORATORIES, INC.


                                     By:     /s/ Elliott D. Hillback, Jr.
                                             -----------------------------------
                                             Elliott D. Hillback, Jr., President

                                                                       EXHIBIT B


                  [Alex. Brown & Sons Incorporated Letterhead]



                                 June 10, 1995



Special Committee of the Board of Directors
IG Laboratories, Inc.
Five Mountain Road
Framingham, MA  01701-9322

Dear Sirs:

         IG Laboratories, Inc. ("IG") and Genzyme Corporation ("Genzyme") have entered into an Agreement and Plan of Merger dated as of June 10, 1995 (the "Agreement"). Pursuant to the Agreement, IG will merge with and into Genzyme (the "Merger") and each share of common stock, par value $.01 per share, of IG ("IG Common Stock"), other than (A) shares held by IG as treasury stock or shares held by any subsidiary of IG and (B) shares held by Genzyme or any subsidiary of Genzyme, shall be converted into a fraction of a share of Genzyme General Division Common Stock, as defined in the Agreement, par value $.01 per share, determined by dividing $7.00 by the average of the closing prices for Genzyme General Division Common Stock during the 10 trading days ending on the second trading day prior to the Merger closing and rounding to four decimal places (the "Exchange Ratio"). You have requested our opinion regarding the fairness, from a financial point of view, of the Exchange Ratio to the stockholders of IG other than Genzyme or its affiliates.

         Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have served as financial advisor to the Special Committee of the Board of Directors of IG in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. We regularly publish research reports regarding the health care industry and the businesses and securities of publicly owned companies in that industry.

         In connection with our opinion, we have reviewed the Agreement and certain publicly available financial information concerning IG and Genzyme. We have reviewed certain internal financial analyses and other information regarding IG and Genzyme made available to us by their respective managements and have held discussions with members of the senior management of IG and Genzyme regarding the business and prospects of their respective companies and the joint prospects of a combined company. In addition, we have (i) reviewed the reported price and trading activity for IG Common Stock and Genzyme General Division Common Stock, (ii) compared certain financial and stock market information for IG with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part and
(iv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

         We have assumed and relied upon, without independent verification, the accuracy and completeness of the information furnished to or otherwise reviewed by or discussed with us for purposes of this opinion. With respect to the financial projections used in our analyses, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of IG as to the likely future financial performance of the Company. We have not made an independent evaluation

Special Committee of the Board of Directors
IG Laboratories, Inc.
June 10, 1995
Page 2


or appraisal of the assets of IG or Genzyme, nor have we been furnished with any such evaluation or appraisal. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter. Our opinion does not imply any conclusion as to the likely trading range of the Genzyme General Division Common Stock following consummation of the Merger.

         Our advisory services were undertaken and this letter is given in connection with the Special Committee's deliberations with respect to the Merger. This letter does not constitute a recommendation by us to any stockholder of IG as to how such stockholder should vote with respect to the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy or registration statement distributed in connection with the Merger. This letter may not be used for any other purpose without our prior written consent.

         Based upon and subject to the foregoing, it is our opinion that as of the date of this letter, the Exchange Ratio pursuant to the Agreement is fair, from a financial point of view, to the stockholders of IG other than Genzyme or its affiliates.

                                             Very truly yours,

                                             /s/ Alex. Brown & Sons Incorporated

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants Genzyme the power to indemnify any director, officer, employee or agent to whatever extent permitted by Genzyme's Articles of Organization, By-Laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

         Article VI of Genzyme's By-Laws provides that Genzyme shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct). Such indemnification shall include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under
Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

         Genzyme also has in place agreements with certain officers and directors which affirm Genzyme's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's By-Laws.

         Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate the directors' personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders and (iv) transactions from which the director derived an improper personal benefit.
Section VI.C.5. of Genzyme's Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.





                                  Part II - 1

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (A)     EXHIBITS.

                 See Exhibit Index immediately following signature page.

         (B)     FINANCIAL STATEMENT SCHEDULES.

                 (1) The following Financial Statement Schedule of Genzyme is incorporated by reference to Item 14 of Genzyme's Annual Report on Form 10-K for its fiscal year ended December 31, 1994:

                 Schedule II - Valuation and Qualifying Accounts.

                 (2) The following Financial Statement Schedule of IG Laboratories, Inc. is incorporated by reference to Item 14 of IG's Annual Report on Form 10-K for its fiscal year ended December 31, 1994:

                 Schedule II - Valuation and Qualifying Accounts

All other schedules are omitted since the required information is inapplicable or has been presented in the financial statements and related notes.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding)





                                  Part II - 2
is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (f) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (g) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (f) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





                                  Part II - 3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on August 7, 1995.

                                                 GENZYME CORPORATION


                                                 By: /s/ Henri A. Termeer
                                                     ---------------------------
                                                     Henri A. Termeer, President

                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, David J. McLachlan, Mark A. Hofer, Evan M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                          TITLE                                DATE
---------                                          -----                                ----
 /s/ Henri A. Termeer                              Director and Principal               August 7, 1995
---------------------------------                  Executive Officer
Henri A. Termeer

 /s/ David J. McLachlan                            Principal Financial and              August 7, 1995
---------------------------------                  Accounting Officer
David J. McLachlan

 /s/ Constantine E. Anagnostopoulos                Director                             August 1, 1995
---------------------------------
Constantine E. Anagnostopoulos

                                                   Director                             ________, 1995
---------------------------------
Douglas A. Berthiaume

 /s/ Henry E. Blair                                Director                             August 7, 1995
---------------------------------
Henry E. Blair

 /s/ Robert J. Carpenter                           Director                             August 7, 1995
---------------------------------
Robert J. Carpenter

/s/ Charles L. Cooney                              Director                             August 7, 1995
---------------------------------
Charles L. Cooney

 /s/ Henry R. Lewis                                Director                             August 1, 1995
---------------------------------
Henry R. Lewis





                                  Part II - 4

                                 EXHIBIT INDEX

  EXHIBIT                                                                                           SEQUENTIAL
    NO.                               DESCRIPTION                                                    PAGE NO.
  -------                             -----------                                                   ----------
     2           Composite conformed copy of Agreement and Plan of Merger dated as of June 10, 1995, as amended, between Genzyme and IG.
                 Filed herewith as Exhibit A to the Prospectus/Proxy Statement.
                 Pursuant to Item 601(b)(2) of Regulation S-K, the schedules referred to in the Agreement and Plan of Merger are omitted.
                 The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to the Commission upon request.

     3.1         Articles of Organization, as amended, of Genzyme.  Filed as
                 Exhibit 3.1 to Genzyme's Form 10-K for the year ended December
                 31, 1994 (File No. 0-14680), and incorporated herein by reference.

     3.2         By-laws of Genzyme.  Filed as Exhibit 3.2 to Genzyme's Form
                 8-K dated December 31, 1991 (File No. 0-14680), and incorporated herein by reference.

     4           Amended and Restated Rights Agreement dated as of October 13,
                 1994 between Genzyme and American Stock Transfer and Trust
                 Company.  Filed as Exhibit 4 to Genzyme's Form 8-K dated
                 December 29, 1994 (File No. 0-14680), and incorporated herein by reference.

     5           Opinion of Palmer & Dodge.  Filed herewith.

     8 Opinion of Palmer & Dodge with respect to certain federal income tax matters. Filed herewith.

    11 Computation of weighted average shares used in computing per share amounts. Filed as Exhibit 11 to Genzyme's Form 10-K for
                 1994 and as Exhibit 11 to Genzyme's Form 10-Q for March 31,
                 1995 (File No. 0-14680), and incorporated herein by reference.

    21           Subsidiaries of Genzyme.  Filed as Exhibit 21 to Genzyme's
                 Form 10-K for the year ended December 31, 1994 (File No.
                 0-14680), and incorporated herein by reference.

    23.1 Consent of Coopers & Lybrand, L.L.P., independent accountants to Genzyme Corporation. Filed herewith.

    23.2 Consent of Coopers & Lybrand, L.L.P., independent accountants to IG Laboratories, Inc. Filed herewith.

    23.3         Consent of Price Waterhouse LLP, independent accountants to
                 BioSurface Technology, Inc.  Filed herewith.

    23.4         Consents of Palmer & Dodge (contained in Exhibits 5 and 8).

    24.1         Power of Attorney (included in the signature page hereto).

    99 Fairness Opinion of Alex Brown & Sons Incorporated. Filed herewith as Exhibit B to the Prospectus/Proxy Statement.
